EXHIBIT (14)(a)(ii)

                             LUTHERAN BROTHERHOOD

                        DEFINED BENEFIT PLAN AND TRUST
                                 DOCUMENT #02



                                 INTRODUCTION


Lutheran Brotherhood is the Sponsor of this Plan which an Employer may adopt by executing an Adoption Agreement as provided hereunder. This Plan together with the Trust established by the Adoption Agreement of the Employer shall constitute a Plan and Trust. It is intended that this Plan and Trust shall qualify under the Employee Retirement Income Security Act of 1974 (ERISA), as amended, the Internal Revenue Code of 1986, as amended, and other applicable Federal statutes for the purpose of providing retirement benefits and other related benefits to participating employees and, in case of any ambiguity, shall be interpreted to accomplish such result.


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                             TABLE OF CONTENTS
                             -----------------


ARTICLE I: ESTABLISHMENT, PURPOSE AND ADOPTION OF PLAN AND TRUST

1.1      Purpose

1.2      Adoption

1.3      Intent to Qualify

1.4      Exclusive Benefit

1.5      Right of Employer to Delegate and Allocate Duties


ARTICLE II: DEFINITIONS

2.1      Accrued Benefit

2.2      Actuarial(ly) Equivalent (Actuarial Equivalence)

2.3      Administrative Committee

2.4      Age

2.5      Anniversary Date

2.6      Annual Addition

2.7      Average Annual Compensation

2.8      Beneficiary

2.9      Break in Service

2.10     Compensation

2.11     Contract

2.12     Disability

2.13     Earned Income

2.14     Eligibility Computation Period

2.15     Employee

2.16     Employer

2.17     Fiduciary

2.18     Forfeiture

2.19     Hours of Service

2.20     Individual Account

2.21     Insurer

2.22     Investment Manager

2.23     Leased Employee

2.24     Limitation Year

2.25     Non-Transferable Contract

2.26     Normal Retirement Age

2.27     Normal Retirement Date

2.28     Owner-Employee

2.29     Participant

2.30     Plan Administrator

2.31     Plan Sponsor

2.32     Plan Year

2.33     Predecessor Plan

2.34     Projected Normal Retirement Benefit

2.35     Qualified Joint and Survivor Annuity

2.36     Self-Employed Individual

2.37     Spouse (Surviving Spouse)

2.38     Theoretical contributions

2.39     Top-Heavy Plan

2.40     Trustees

2.41     Trust Fund or Fund

2.42     Valuation Date

2.43     Vested Interest

2.44     Vesting Computation Period

2.45     Year of Participation

2.46     Year of Service


ARTICLE III: ELIGIBILITY AND PARTICIPATION

3.1      Eligibility -- Amendment and Restatement

3.2      Eligibility - Initial Adoption of Plan

3.3      Manner of Becoming a Participant

3.4      Determination of Eligibility

3.5      Leave of Absence

3.6      Reinstatement or Rehire Following Termination of Employment

3.7      Transfer to Eligible Class or Reinstatement of Ineligible
            Participant

3.8      Service with Predecessor Employer

3.9      Application of Plan Provisions


ARTICLE IV: METHOD OF PROVIDING BENEFITS

4.1      Manner of Funding Benefits

4.2      Purchase of Life Insurance Contract

4.3      Signatures of Trustees

4.4      Borrowing to Pay Premiums

4.5      Continuance of Insurance in Certain Circumstances

4.6      Special Provision for Distribution of Life Insurance Contract

4.7      Dividends

4.8      Special Endorsements Required on Certain Distributions

4.9      Conflict with Insurance Contracts

4.10     Failure to Purchase Insurance Contract


ARTICLE V: CONTRIBUTIONS

5.1      Employer Contributions

5.2      Control of Trades or Businesses by Owner-Employees

5.3      Funding Standard Account

5.4      Increase in Estimated Monthly Retirement Income

5.5      Decreases in Estimated Monthly Retirement Income

5.6      Limitation on Benefits

5.7      Voluntary Employee Contributions


ARTICLE VI: DEATH BENEFITS

6.1      Beneficiary Designation

6.2      Amount of Death Benefits

6.3      Time for Payment of Death Benefits

6.4      Payment to Minors, Etc.

6.5      Failure of Beneficiary

6.6      Proof of Death


ARTICLE VII: DISTRIBUTION OF RETIREMENT BENEFITS

7.1      Definitions Applicable to Article VII

7.2      General Distribution Rules

7.3      Commencement of Retirement Benefits

7.4      Amount of Normal Monthly Retirement Income

7.5      Normal Annuity Form

7.6      Optional Form of Benefits

7.7      Deferred Retirement

7.8      Minimum Annual Distributions

7.9      Transitional Distribution Rule

7.10     Limitation on Adjustments Related to Social Security

7.11     Disposition of Amount of Benefits in Excess of Limitations

7.12     Early Retirement

7.13     Disability Retirement


Article VIII: Joint and Survivor and
              Preretirement Survivor Annuity Requirements

8.1      Application of this Article

8.2      Qualified Joint and Survivor Annuity

8.3      Qualified Preretirement Survivor Annuity

8.4      Definitions

8.5      Notice Requirements

8.6      Transitional Rules


ARTICLE IX: BENEFITS UPON TERMINATION - VESTING

9.1      Termination of Participation

9.2      Application of Forfeitures

9.3      Vesting

9.4      Time and Manner of Payment of Vested Benefits

9.5      Cash Out Procedure

9.6      Restrictions on Immediate Distribution; Consent

9.7      Effect on Vesting of a Break in Service

9.8      Plan Repayment Provision

9.9      Ineligible Participant

9.10     Plan Amendments Affecting Vested and/or Accrued Benefit

9.11     Amendment of Vesting Schedule

9.12     Benefits Protected on Merger, Consolidation or Transfer

9.13     Vesting Upon Termination of Plan

9.14     Vesting of Participant's Voluntary, Rollover and Predecessor
            Plan Contributions

9.15     Disability Retirement


ARTICLE X: LOANS TO PARTICIPANTS

10.1     General Rules

10.2     Spousal Consent

10.3     Collateral

10.4     Interest Rate

10.5     Limitations on Loans

10.6     Repayment of Loan

10.7     Default in Repayment

10.8     Effect of Loan on Death Benefit


ARTICLE XI: TOP HEAVY PLAN

11.1     Application of Provisions

11.2     Definitions Applicable to Top-Heavy Plans

11.3     Minimum Accrued Benefit

11.4     Adjustment for Benefit Form Other Than Life Annuity
            at Normal Retirement Age

11.5     Nonforfeitability of Minimum Accrued Benefit

11.6     Minimum Vesting Schedule


ARTICLE XII: CLAIMS PROCEDURE

12.1     Filing a Claim for Benefits

12.2     Denial of Claim

12.3     Remedies Available


ARTICLE XIII: THE PLAN ADMINISTRATOR

13.1     Designation and Acceptance

13.2     Resignation and Removal - Appointment of Successor

13.3     Allocation and Delegation of Responsibilities

13.4     Duty and Responsibility of Plan Administrator

13.5     Expenses and Compensation

13.6     Information From Employer

13.7     Administrative Committee -- Multiple Signatures

13.8     Notice of Change in Plan Administrator

13.9     Investment Manager


ARTICLE XIV: TRUST FUND AND ITS ADMINISTRATION - TRUSTEE'S POWERS
             AND RESPONSIBILITIES

14.1     Trust Fund

14.2     Valuation of Trust Fund

14.3     Investment Functions

14.4     Records and Reports

14.5     Annual Accounting

14.6     Compensation and Expenses

14.7     Eligibility of Trustee To Participate in the Plan

14.8     Meetings - Majority to Govern - Delegation

14.9     Not Obligated to Question Data

14.10    Liability for Application of Funds

14.11    Manner of Payment

14.12    Unclaimed Benefits

14.13    Certification as to Trustees

14.14    Denial of Liability by Insurer

14.15    Degree of Care - Limitations on Liability

14.16    Prohibited Transactions

14.17    Resignation or Removal of Trustee

14.18    Appointment of Successor Trustee


ARTICLE XV: AMENDMENT OF PLAN AND ADOPTION AGREEMENT

15.1     Right of Employer to Amend the Plan

15.2     Right of Lutheran Brotherhood (LB) to Amend the Plan

15.3     Limitations on Power to Amend


ARTICLE XVI: TERMINATION AND DISCONTINUANCE

16.1     Permanency

16.2     Termination of Plan by Employer

16.3     Involuntary Termination

16.4     Effect of Termination and Partial Termination

16.5     Form of Distribution

16.6     Limitation of Benefits on Early Plan Termination

16.7     Limitation of Benefits on Early Plan Termination for Plan Years
            Beginning on or After January 1, 1991


ARTICLE XVII: MISCELLANEOUS

17.1     Standard of Conduct - Co-Fiduciaries

17.2     Prohibition Against Diversion - Correction of Errors

17.3     General Undertaking of All Parties

17.4     Agreement Binds Heirs, Etc.

17.5     Inalienability of Benefits

17.6     Duration of Trust - Rule Against Perpetuities

17.7     Responsibility of Insurer Under this Plan

17.8     Indemnification

17.9     Overpayments, Recoupment

17.10    Invalidity of Certain Provisions

17.11    Disqualification From use of Prototype Plan

17.12    Savings Clause

17.13    Notification of Interested Parties

17.14    Headings

17.15    Gender, Construction

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                                  ARTICLE I

            ESTABLISHMENT, PURPOSE AND ADOPTION OF PLAN AND TRUST

1.1 - PURPOSE: The purpose of this Plan and Trust (hereinafter referred to as "the Plan") is to provide, in accordance with its provisions, a retirement plan providing benefits upon retirement and other related benefits for the Employees of the Employer who are eligible to participate.

1.2 - ADOPTION: The Employer has adopted this Plan by completing and signing the attached Adoption Agreement effective on the date indicated in the Agreement.

1.3 - INTENT TO QUALIFY: It is the intent of the Employer that this Plan shall qualify for approval under the Internal Revenue Code of 1986, as amended, hereinafter referred to as "the Code", the Employee Retirement Income Security Act of 1974 (ERISA), as amended, hereinafter referred to as "ERISA", and related Federal statutes, and, in case of any ambiguity, shall be interpreted to accomplish this result.

1.4 - EXCLUSIVE BENEFIT: It is the intent of the Employer that this Plan is created for the exclusive benefit of the Employees of the Employer and their Beneficiaries and shall be interpreted in a manner consistent with it being an Employees' Plan as defined in section 401(a) of the Code.

1.5 - RIGHT OF EMPLOYER TO DELEGATE AND ALLOCATE DUTIES: The Employer adopting this Plan has the overall right to appoint Fiduciaries and, to the extent permitted under current statutes, rules and regulations, to allocate powers, duties and responsibilities, including Fiduciary duties, among the respective Fiduciaries.


                                  ARTICLE II

                                 DEFINITIONS

2.1 - ACCRUED BENEFIT: A Participant's benefit on any given date will be an allocable portion of the benefit on the normal annuity form to which he or she will be entitled at Normal Retirement Date. The Accrued Benefit is determined as follows:

   A Participant's Accrued Benefit at any time equals the product of the normal retirement benefit multiplied by a fraction, the numerator of which is the number of years of credited service at such time, and the denominator of which is the greater of 25 or the number of years of credited service the Participant would have at Normal Retirement Age. When determining the Accrued Benefit, the normal retirement benefit is the annual benefit to which the Participant would be entitled if he or she continued to earn annually until the Normal Retirement Age the same rate of Compensation upon which his or her normal retirement benefit would be computed. This rate of Compensation is computed on the basis of Compensation taken into account under the Plan (but not to exceed the ten
   (10) years of service immediately preceding the determination).

   If this plan initially or upon plan amendment credits or increases benefits for service prior to the current year, the period for which such credit or increase is granted shall be limited to the five (5) years preceding the current year. Such credit or increase must be granted on a uniform basis to all current Employees under the Plan.

   A Participant's years of credited service shall mean (subject to any maximum limitation on the number of years of credited service specified in the Adoption Agreement) the sum of: (1) the Participant's Years of Participation pursuant to Section 2.45 of the Plan, and (2) other years with the Employer specified in the Adoption Agreement taken into account under the plan benefit formula.

   In accordance with the Code and regulations any Accrued Benefit to which the Participant is entitled shall be reduced by the amount of any termination distribution previously made to a Participant. The Participant shall have the opportunity to repay the full amount of the previous distribution with interest as specified in Section 9.8 of this Plan. Upon repayment, the Participant's Accrued Benefit shall be recomputed without regard to the previous distribution.

   All Participants who either complete more than five hundred (500) Hours of Service during the Plan Year or are employed on the last day of the Plan Year must accrue a benefit under the Plan.

   For Plan Years beginning before section 411 of the Code is applicable hereto, the Participant's Accrued Benefit shall be the greater of that provided by the Plan, or one-half (1/2) of the benefit which would have accrued had the provisions of this Section 2.1 been in effect. In the event the Accrued Benefit as of the effective date of section 411 of the Code is less than that provided by this Section such difference shall be accrued in accordance with this Section.

2.2 - ACTUARIAL(LY) EQUIVALENT (ACTUARIAL EQUIVALENCE): An equivalence in value between forms of benefit differing in time, period or manner of payment from a specific benefit provided under the Plan. Any benefit which, under the terms of the Plan, is the Actuarial Equivalent of a stated benefit shall have the same present value on the date payment commences as the stated benefit. For purposes of establishing Actuarial Equivalence, present value shall be determined by discounting all future payments on the basis of the mortality tables specified in the Adoption Agreement and either the interest rates specified in the Adoption Agreement or the interest rates in section 417 of the Code, whichever produces the greater benefit except to the extent this application would cause the Plan to fail to satisfy the requirements of Section 5.6

The Section 417 Interest Rates are as follows:

   (a) the "applicable interest rate" if the present value of the benefit (using these rate(s)) is not in excess of $25.000; or

   (b) 120 percent of the "applicable interest rate" if the present value of the benefit exceeds $25,000 (as determined under clause (a) above).
      In no event shall the present value determined under this clause (b) be less than $25,000.

The "applicable interest rate" is the interest rate(s) which would be used as of the distribution date by the Pension Benefit Guaranty Corporation
(PBGC) for determining the present value of that benefit upon termination of an insufficient trusteed single-employer plan. However, if the provisions of the Plan prior to this amendment and restatement so provided, the "applicable interest rate" shall be determined as of the first day of the Plan Year in which a distribution occurs rather than as of the date distribution commences. Notwithstanding the foregoing, the present value of Accrued Benefit for the determination of Top Heavy Plan status shall be made exclusively pursuant to the provisions of Article XI of the Plan.

The section 417 interest rate limitations shall apply to distributions in Plan Years beginning after December 31, 1984. Nothwithstanding the foregoing, the section 417 interest rate limitations shall not apply to distributions in the form of nondecreasing annuities, a Qualified Joint and Survivor Annuity or a qualified pre-retirement survivor annuity. These interest rates also shall not apply to any distributions commencing in Plan Years beginning before January 1, 1987, if those distributions were determined in accordance with the interest rate(s) as required by regulations section 1.417(e)-1T(e) (including the PBGC immediate interest rate).

The section 417 interest rate limitations shall not apply to annuity contracts distributed to or owned by a Participant prior to September 17, 1985, unless additional contributions are made under the plan by the Employer with respect to these contracts. In addition, the section 417 interest rate limitations shall not apply to annuity contracts owned by the Employer or distributed to or owned by a Participant prior to the first plan year after December 3, 1988, if the annuity contracts satisfied the requirements in sections 1.401(a)-11T and 1.417(e)-1T of the regulations. The preceding sentence shall not apply if additional contributions are made under the Plan by the Employer with respect to these contracts on or after the beginning of the first Plan year beginning after December 31, 1988.

2.3 - ADMINISTRATIVE COMMITTEE: A group designated by the Employer in the Adoption Agreement who signify their acceptance of this responsibility by joining in the execution of the documents creating or amending this Plan; or any successors appointed in accordance with Section 13.2 of this Plan who so signify their acceptance in writing. The appointment of an Administrative Committee is optional, but if so appointed, its members shall collectively have the duties of the Plan Administrator and all references to the Plan Administrator shall be deemed to apply to the Committee. The Committee may delegate among its members specific duties in the event assignments are not made by the Employer.

2.4 - AGE: The age at last birthday unless otherwise specified.

2.5 - ANNIVERSARY DATE: The first day of the Plan Year as specified in the Adoption Agreement. Monthly Anniversary Date means the same day of each month following the Anniversary Date.

2.6 - ANNUAL ADDITION: Annual Addition is defined in Section 5.6(d). Rollovers, contributions from an Individual Retirement Account or transfers of assets from other plans are not included in the Annual Addition computation.

2.7 - AVERAGE ANNUAL COMPENSATION: The annual Compensation of a Participant averaged over the period selected by the Employer in the Adoption Agreement. If the Participant has less than the specified period of participation, Compensation will be averaged on an annual basis over the Participant's entire period of service. Average Monthly Compensation shall mean one-twelfth of the total annual Compensation for the applicable year.

2.8 - BENEFICIARY: Any person, trust or other recipient named by a Participant to receive any benefits which may be due under this Plan after his or her death provided that person, trust or other recipient survives the Participant. Unless otherwise elected in the manner prescribed in Section 8.4(c), the Beneficiary shall be the Participant's Spouse. If there is no Spouse, or the designated Beneficiary has predeceased the Participant, the Participant's estate shall be the Beneficiary. Any Beneficiary designation by the Participant or election of a form of settlement must be approved by the Plan Administrator after determining that the designation complies with the Plan provisions. The designation must be in the form prescribed by the Plan Administrator and filed with the Trustee.

2.9 - BREAK IN SERVICE: A twelve (12) consecutive month period during which an Employee has not completed more than five hundred (500) Hours of Service with the Employer.

2.10 - COMPENSATION: Compensation will mean Compensation as that term is defined in Section 5.6(d)(3) of the Plan. For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the applicable period shall be the Plan Year.

Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

For years beginning after December 31, 1988, the annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000 this limitation shall be adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If a Plan determines Compensation on a period of time that contains fewer than twelve (12) calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

In determining the Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying these rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

If as a result of the application of these rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each individual's Compensation as determined under this Section prior to the application of this limitation.

If Compensation for any prior Plan Year is taken into account in determining an Employee's contributions or benefits for the current year, the Compensation for that prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

2.11 - CONTRACT: Any life insurance or annuity contract, either fixed or variable, or any combination thereof, including both group and individual contracts issued by Insurer.

2.12 - DISABILITY: The inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of the impairment shall be supported by medical evidence.

2.13 - EARNED INCOME: The net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to these items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under section 404 of the Code.

Net earnings shall be determined with regard to the deduction allowed to the taxpayer by section 164(f) of the Code for taxable years beginning after December 31, 1989.

2.14 - ELIGIBILITY COMPUTATION PERIOD: A Year of Service commencing on the date the Employee first performs an Hour of Service for the Employer and each anniversary thereof.

The succeeding 12-consecutive month periods commence with the first anniversary of the Employee's employment commencement date.

Years of Service and Breaks in Service will be measured on the same Eligibility Computation Period.

2.15 - EMPLOYEE: Any person who is currently employed by the Employer, and who is a covered Employee as specified in the Adoption Agreement; any Owner-Employee including any self-employed individual.

The term Employee shall also include any leased Employee deemed to be an Employee of any Employer described in Section 2.16 of the Plan as provided in sections 414(n) or (o) of the Code.

2.16 - EMPLOYER: The Employer or Employers specified in the Adoption Agreement and any successor by merger, purchase, consolidation or otherwise who assumes the obligations of this Plan.

The term Employer shall also include any other employer required to be aggregated with the Employer under sections 414(b), (c), (m) or (o) of the Code.

2.17 - FIDUCIARY: Any person who exercises any discretionary authority or discretionary control respecting the management of the Plan or exercises any authority or control respecting the management or disposition of Plan assets; who renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or discretionary responsibility to do so (unless and to the extent exempted under the provisions of the law); or who has any discretionary authority or discretionary responsibility in the administration of the Plan.

2.18 - FORFEITURE: The nonvested Accrued Benefit of any Participant who terminates in a Plan Year.

2.19 - HOURS OF SERVICE: Hour of Service means:

   (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

   (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred and one (501) Hours of Service will be credited under this paragraph for any single continuous period (whether or not this period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

   (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (a) or paragraph
      (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Hours of Service will be credited for employment with other members of an affiliated service group (under section 414(m) of the Code), a controlled group of corporations (under section 414(b) of the Code), or a group of trades or businesses under common control (under section 414(c) of the Code), of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under section 414(n) or section 414(o) of the Code.

Solely for purposes of determining whether a Break in Service as defined in
Section 2.9 for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to an individual but for the absence, or in any case in which hours cannot be determined, 8 hours of service per day of absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of a birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of a child by an individual, or for purposes of caring for a child for a period beginning immediately following the birth or placement. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period.

Hours of Service will be determined on the basis of the method selected in the Adoption Agreement.

2.20 - INDIVIDUAL ACCOUNT: The account established and maintained in accordance with the Plan for each Participant with respect to his or her interest in assets accumulated under the Plan from his or her own voluntary Employee contributions as described in Section 5.7, rollovers and Predecessor Plan assets, if any, including his or her proportionate share of the net gains less any amounts applied to purchase insurance and less his or her proportionate share of the net losses as determined in accordance with this Plan. The maintenance of an Individual Account is for accounting purposes only, and segregation of the assets of the Plan shall not be required.

2.21 - INSURER: Lutheran Brotherhood, Minneapolis, Minnesota, or any legal reserve life insurance company approved by Lutheran Brotherhood to issue an annuity or a life insurance contract under the Plan.

2.22 - INVESTMENT MANAGER: Any person so designated by the Plan
Administrator or Administrative Committee or the Employer to manage and invest designated Plan assets and who acknowledges his or her acceptance in writing.

2.23 - LEASED EMPLOYEE: Any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and a "leasing organization" has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the
Code) on a substantially full-time basis for a period of at least one (1) year, and these services are of a type historically performed by Employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient if:
(i) the Employee is covered by a money purchase pension plan providing: (1) a nonintegrated Employer contribution rate of at least ten percent (10%) of Compensation, as defined in Section 5.6(d)(3) of the Plan, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty percent (20%) of the recipient's nonhighly compensated workforce.

2.24 - LIMITATION YEAR: A calendar year, or the twelve (12) consecutive month period as elected by the Employer in the Adoption Agreement.

2.25 - NON-TRANSFERABLE CONTRACT: A Contract which shall, by its terms or by special endorsement, provide that it may not be assigned, sold, transferred discounted, or pledged for any purpose other than by the Trustee of the Contract.

2.26 - NORMAL RETIREMENT AGE: Age sixty-five (65) unless otherwise elected in the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

2.27 - NORMAL RETIREMENT DATE: The day on which the Participant attains age sixty-five (65) unless a different Normal Retirement Age is elected in the Adoption Agreement.

2.28 - OWNER-EMPLOYEE: An individual who is a sole proprietor, or who is a partner owning more than ten percent (10%) of either the capital or profits interest of the partnership.

2.29 - PARTICIPANT: Any Employee or former Employee of an Employer who has met the eligibility requirements of the Adoption Agreement and who is or may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any benefit. A sole proprietor or partner is eligible to become a Participant under this Plan.

2.30 - PLAN ADMINISTRATOR: The person designated in the Adoption Agreement whose duties shall be to administer the Plan and who signified acceptance of this responsibility by joining in the execution of the documents creating or amending this Plan; or any successor, appointed in accordance with Section
13.2 of this Plan who so signifies acceptance in writing. If no Plan Administrator is designated in the Adoption Agreement, then the Employer shall be deemed to be the designated Plan Administrator.

2.31 - PLAN SPONSOR: Lutheran Brotherhood, Minneapolis, Minnesota.

2.32 - PLAN YEAR: The twelve (12) consecutive month period designated by the Employer in the Adoption Agreement.

2.33 - PREDECESSOR PLAN: Any pension or profit-sharing plan previously established and maintained by the Employer.

2.34 - PROJECTED NORMAL RETIREMENT BENEFIT: The monthly pension commencing at Normal Retirement Date to which the Participant would be entitled under the Plan if he or she continued to earn the same rate of monthly
Compensation.

2.35 - QUALIFIED JOINT AND SURVIVOR ANNUITY: An immediate annuity payable for the life of the Participant with a survivor annuity for the life of the Participant's Spouse which is not less than one-half (1/2) of nor greater than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the Participant's Spouse. The Qualified Joint and Survivor Annuity shall always be the Actuarial Equivalent of the normal annuity form of benefit as specified in the Adoption Agreement or, if greater, any optional form of benefit. The percentage of the Qualified Joint and Survivor Annuity shall be as elected in the Adoption Agreement; however, if no election has been made, the percentage shall be fifty percent (50%).

2.36 - SELF-EMPLOYED INDIVIDUAL: An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

2.37 - SPOUSE (SURVIVING SPOUSE): The Spouse or Surviving Spouse of the Participant. However, a former Spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

2.38 - THEORETICAL CONTRIBUTIONS: The contribution that would be made on behalf of the Participant, using the individual level premium funding method from the age at which participation commenced to Normal Retirement Age, to fund the Participant's entire retirement benefit without regard to preretirement ancillary benefits. The entire retirement benefit for this purpose is based upon the normal form of annuity provided under the Plan and assumes continuation of current salary (no salary scale) and the current defined benefit fraction under section 415(e) of the Code.

2.39 - TOP-HEAVY PLAN: A plan described in Article XI.

2.40 - TRUSTEES: The individuals or the corporation named in the Adoption Agreement and any successors to the original Trustee.

2.41 - TRUST FUND OR FUND: All cash, securities, life insurance, annuity Contracts (individual or group), real estate and any other property held by the Trustee pursuant to the terms of this Plan, together with income therefrom.

2.42 - VALUATION DATE: The date the Individual Accounts and Trust Fund are valued under the terms of the Plan. Other Valuation Dates shall be as required by the provisions of the Plan or Plan Administrator.

2.43 - VESTED INTEREST: A nonforfeitable right to all or a portion of the Accrued Benefit from Employer contributions to the Plan. The Employee's contributions are always nonforfeitable.

2.44 - VESTING COMPUTATION PERIOD: A Year of Service commencing on the date the Employee first performs an Hour of Service for the Employer and each twelve (12) consecutive month period commencing on the anniversary of that date. For purposes of computing an Employee's right to his or her Accrued Benefit, Years of Service and Breaks in Service shall be measured on the same computation period.

2.45 - YEAR OF PARTICIPATION: A Plan Year during which a Participant either completes more than five hundred (500) Hours of Service during the Plan Year or is employed on the last day of the Plan Year.

2.46 - YEAR OF SERVICE: A twelve (12) consecutive month period during which an Employee completes at least one thousand (1,000) Hours of Service.


                                 ARTICLE III

                       ELIGIBILITY AND PARTICIPATION

3.1 - ELIGIBILITY -- AMENDMENT AND RESTATEMENT: In those cases in which this constitutes an amendment and restatement of an existing plan, any Employee who was a Participant in the Plan immediately prior to the effective date of the amendment and who is an Employee of the Employer on the effective date of the amendment shall continue to be a Participant under this Plan. Any Employee who is not a Participant immediately prior to the effective date of this amendment and any future Employee shall be eligible to become a Participant on the next entry date coincident with or next following his or her satisfaction of the eligibility requirements established in the Adoption Agreement.

3.2- ELIGIBILITY - INITIAL ADOPTION OF PLAN: If the Adoption Agreement constitutes the initial adoption of a Plan by the Employer, an Employee shall be eligible to become a Participant upon satisfying the eligibility requirements established in the Adoption Agreement.

3.3 - MANNER OF BECOMING A PARTICIPANT: The Plan Administrator shall notify each Employee who becomes eligible to participate under this Plan and shall furnish him or her with any application forms, enrollment forms, or other documents which are required of Participants. The eligible Employee shall execute any forms or documents and make available information as required for the administration of the Plan. Eligible Employees must perform all acts required within thirty (30) days of the date on which they are notified of eligibility. Failure to comply with the requirements will result in being excluded from the Plan.

3.4 - DETERMINATION OF ELIGIBILITY: The Plan Administrator or, if applicable, the Administrative Committee, shall determine the eligibility of each Employee for participation in the Plan in accordance with the Plan's minimum age and service requirements. The determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

3.5 - LEAVE OF ABSENCE: An Employee on an authorized leave of absence shall not be deemed to have incurred a Break in Service provided he or she resumes employment with the Employer within the period specified in the leave. A "leave of absence" means an absence authorized by the Employer under its standard personnel practices as applied in a uniform and nondiscriminatory manner to all persons similarly situated or a leave such as military service during which the Employee's re-employment rights are guaranteed by law.

3.6 - REINSTATEMENT OR REHIRE FOLLOWING TERMINATION OF EMPLOYMENT: If a Participant terminates employment other than by reason of retirement, death or disability, the former Participant shall again participate in this Plan in accordance with the following:

   (a) PARTICIPANTS WHO HAD A VESTED INTEREST AT TERMINATION DATE: A former Participant who has sustained a Break in Service and who had a vested nonforfeitable interest in all or a portion of his or her Accrued Benefit which was derived from Employer contributions at the time of termination shall become a Participant immediately upon returning to the employ of the Employer.

   (b) PARTICIPANTS WHO HAD NO VESTED INTEREST AT TERMINATION DATE: A former Participant who has sustained a Break in Service and who had no vested nonforfeitable interest in his or her Accrued Benefit which was derived from Employer contributions at the time of termination shall be considered a new Employee, for eligibility purposes, if the number of consecutive one (1) year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service before the break the aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service. The computation period for Years of Service for eligibility purposes shall be made with reference to the first date on which the Employee completes an Hour of Service following his or her termination. If the former Participant's Years of Service before the termination exceeds the number of consecutive one year Breaks in Service after the termination, the Participant shall participate immediately.

3.7 - TRANSFER TO ELIGIBLE CLASS OR REINSTATEMENT OF INELIGIBLE PARTICIPANT:
If a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, but has not incurred a Break in Service, that Employee shall participate immediately upon returning to an eligible class of Employees. If the Participant incurs a Break in Service, eligibility to participate shall be determined pursuant to the provisions of Section 3.6(a) or (b).

If an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, the Employee shall participate immediately if the Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been in the eligible class.

3.8 - SERVICE WITH PREDECESSOR EMPLOYER: If the Employer maintains the plan of a predecessor Employer, service for that predecessor shall be treated as service for the Employer.

3.9 - APPLICATION OF PLAN PROVISIONS: All Participants shall be bound by the terms of the Plan, including all amendments made in the manner authorized herein. Participants shall also be entitled to all of the rights and privileges afforded under the Plan, including those specifically granted by the Code and ERISA.


                                ARTICLE IV

                       METHOD OF PROVIDING BENEFITS

4.1 - MANNER OF FUNDING BENEFITS: The benefits to be provided by this Plan shall be funded either by means of a Contract as defined in Section 2.11, a combination of these Contracts, subject to the limitations in Section 4.2, and/or contributions to the Trust Fund. (See Section 14.3(b) for allowable investments.)

4.2 - PURCHASE OF LIFE INSURANCE CONTRACT: If a Participant is insurable at a standard rate by the Insurer, the Trustee may purchase a Contract to provide a death benefit prior to Normal Retirement Date of an amount up to one hundred (100) times the monthly pension to which he or she is entitled, but in no event shall the premium exceed 66% of the Theoretical Contribution. However, each Participant shall have the right to have less than the maximum amount of insurance that can be purchased on his or her behalf. If the Participant is insurable only at a substandard premium rate, the Contract shall provide a reduced death benefit prior to Normal Retirement Date, using the same premium as would be required if the Participant were a standard risk, the amount of the death benefit being determined in accordance with the amount of the rating, unless the Participant or the Employer for all Participants agrees to pay the cost of the rating, in which case the Contract shall provide the regular death benefit. If insurance is not available, the Contract shall provide a death benefit prior to Normal Retirement Date equal to the sum of premiums paid or cash value of the Contract, if greater, or, alternatively, these benefits shall be funded exclusively through the Trust Fund.

If this Plan substitutes for a previous plan which was nontrusteed, any life insurance or annuity contract which was purchased under the previously existing plan may be kept in force under this Plan even though it is owned by the Participant and not the Trustee. Each contract shall be nontransferrable. Any loan, partial surrender or assignment privilege exercised by the owner shall be subject to the Joint and Survivor Annuity requirements of Article VIII of the Plan.

4.3 - SIGNATURES OF TRUSTEES: Any and all forms or other documents required by the Insurer may be executed and signed by any one Trustee. When so executed, any document, form, or written direction shall be accepted by the Insurer as conclusive evidence as to any matter mentioned in this Plan, and the Insurer shall be fully protected in taking any action on the basis of this document, form, or information and shall incur no liability or responsibility for doing so.

4.4 - BORROWING TO PAY PREMIUMS: If, for any reason, there are insufficient contributions to pay premiums on a Participant's Contract, the Trustee, acting upon the request of the Participant communicated to the Plan Administrator, shall borrow the amount necessary to pay premiums, using the cash value of the Contract as security. This borrowing shall be repaid by application of earnings, contributions or forfeitures.

4.5 - DISCONTINUANCE OF INSURANCE IN CERTAIN CIRCUMSTANCES: If payment of premiums on a Contract on behalf of any Participant is not permitted because of the limitations contained in Section 4.2, the Contract shall be put on a paid-up basis or, if it has no cash value, cancelled.

4.6 - SPECIAL PROVISION FOR DISTRIBUTION OF LIFE INSURANCE CONTRACT: Subject to the Joint and Survivor Annuity requirements of Article VIII, the Trustee shall either surrender the Contract for its cash surrender value or convert it to an annuity to provide a periodic income or distribute the Contract to the Participant. In no event shall the Contract provide life insurance protection under the plan beyond the date the Participant terminates his or her employment, unless the Contract is distributed to the Participant at that time. If the Participant becomes entitled to benefits prior to the Normal Retirement Date and the Contract on his or her life has a cash value, the Trustee shall, upon the direction of the Plan Administrator, borrow the cash value on the security of the Contract, distribute the Contract to the Participant, and the cash obtained shall be added to the Participant's Account(s) in the Plan.

4.7 - DIVIDENDS: Dividends, experience rating credits, or surrender or cancellation credits, if any, shall first be applied while the Contract is in a premium paying status to the reduction of the premium due from the Employer to maintain the Contract. If no premium is due within the taxable year of the Employer in which the dividend is received or within the next taxable year, the dividend shall be applied in reduction of the Employer's contributions under the Plan. Any other dividend payable when, under the terms of the Contract or under the terms of the Plan, there is no longer any premium due, shall be used to increase the proceeds of the Contract.

4.8 - SPECIAL ENDORSEMENTS REQUIRED ON CERTAIN DISTRIBUTIONS: Prior to making a distribution of any annuity Contract providing monthly income commencing on the date of distribution or at some future date in accordance with the terms of this Plan, the Trustee shall direct the Insurer to endorse the Contract in substantially the following form:

      "Except when this Contract is owned by the Trustee of an Employee Trust or the custodial account treated as a Trust, either of which is qualified under Section 401(a) of the Internal Revenue Code, this Contract may not be assigned, sold, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than the issuing company."

In addition, the words "Nontransferable" shall be placed on the face of the Contract.

4.9 - CONFLICT WITH INSURANCE CONTRACTS: In the event of any conflict between the terms of this Plan and the terms of any insurance Contracts issued hereunder, the Plan provisions shall control.

4.10 - FAILURE TO PURCHASE INSURANCE CONTRACT: If an eligible Employee dies after having complied with all the requirements for participation but before a Contract is purchased or is effective covering the initial amount or an increase in compensation, the death benefit payable with respect to the Contract shall be only the amount of the premium for the initial Contract or for the Contract covering the increase in Compensation.


                                ARTICLE V

                              CONTRIBUTIONS

5.1 - EMPLOYER CONTRIBUTIONS:

   (a) OBLIGATION TO CONTRIBUTE - The Employer shall contribute each taxable year that amount, which, together with the Employees' contributions, if any, is deemed necessary by actuarial valuation to fund the Plan under the normal form of retirement benefit selected in the Adoption Agreement.

      If the combination of Contracts and a Trust Fund has been selected as the method of funding, the contribution to the Trust Fund shall be an amount determined in accordance with the actuarial valuation which is needed in order that sufficient funds will be available to convert or exchange the Contracts at the Participant's Normal Retirement Date, or otherwise as provided by the Plan, to provide the benefits provided hereunder. All determinations shall be in accordance with actuarial methods and assumptions that will reasonably reflect the cost of the benefits. The Plan assets are to be valued on the basis of any reasonable method of valuation that takes into account fair market value pursuant to regulations prescribed by the Secretary of the Treasury.

   (b) TIMING OF CONTRIBUTIONS - The employer's contributions for any Plan Year shall be due not later than the final date for filing its federal income tax return, including any extensions of time for filing. Participant contributions shall be paid to the Trustee prior to each Plan Anniversary Date.

5.2 - CONTROL OF TRADES OR BUSINESSES BY OWNER-EMPLOYEES: If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy section 401(a) and (d) for the Employees of this and the other trades or businesses.

If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies section 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trade or business which are controlled must be as favorable as those provided under the most favorable plan of the trade or business which is not controlled.

For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

   (1) own the entire interest in an unincorporated trade or business; or

   (2) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which the Owner-Employee, or two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

5.3 - FUNDING STANDARD ACCOUNT: The Plan Administrator shall establish and maintain a funding standard account in accordance with the regulations, rulings, or procedures established by any governmental agency. Each Plan Year the funding standard account shall be charged or credited, as appropriate, with amounts which shall include, but shall not be limited to, the normal cost of the Plan for the Plan Year, actuarial assumption changes, net experience gains and losses, approved funding deficiencies, amortization cost for past service liabilities, and any other charges or credits as required by law or regulation.

5.4 - INCREASE IN ESTIMATED MONTHLY RETIREMENT INCOME: Subject to the limitations contained in this Plan, if on any Anniversary Date the Compensation of a Participant is increased over the base used to compute the Projected Normal Retirement Benefit, the formula elected in the Adoption Agreement shall be applied. If the result is ten dollars ($10) or more than the last determined Projected Normal Retirement Benefit, contributions shall be increased in an amount sufficient to fund the revised pension benefits. If the increase is sufficient to allow the purchase of additional Contracts as required, these Contracts may be purchased and where applicable, contributions to the Trust Fund shall be increased in accordance with the funding policy of the Plan and minimum funding standards of ERISA in order to convert or exchange the new Contract or the addition to the Contract(s) on that Participant's life at Normal Retirement Date.

5.5 - DECREASES IN ESTIMATED MONTHLY RETIREMENT INCOME: Subject to the limitations contained in this Plan, if on any Anniversary Date the Compensation of a Participant is reduced from that last used to compute the Projected Normal Retirement Benefit, the formula elected in the Adoption Agreement shall be applied. If the result is ten dollars ($10) or more less than the last determined Projected Normal Retirement Benefit, steps shall be taken to make the adjustments resulting from this computation; provided, however, that the adjustment shall not be applied to reduce a Participant's Normal Retirement Benefit until the condition requiring the reduction has existed for two (2) years.

5.6 - LIMITATION ON BENEFITS:

   (a) LIMITATION APPLICABLE TO ALL PARTICIPANTS: This Section, except for subsection (3) below, applies regardless of whether any Participant is or has ever been a Participant in another qualified plan maintained by the adopting Employer. If any Participant is or has ever been a Participant in another qualified plan maintained by the Employer, or a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer, or an individual medical account as defined in section 415(l)(2) of the Code, which provides an Annual Addition as defined in Section 5.6(d)(1), Subsection (b) is also applicable to that Participant's benefits.

      (1) The annual benefit otherwise payable to a Participant at any time will not exceed the maximum permissible amount. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an annual benefit in excess of the maximum permissible amount, the rate of accrual will be reduced so that the annual benefit will equal the maximum permissible amount.

      (2) If a Participant has made Voluntary Employee Contributions under the terms of this Plan, the amount of these contributions is treated as an Annual Addition to a qualified defined contribution plan, for purposes of Sections 5.6(a)(1) and 5.6(b)(1).

      (3) The limitation in Section 5.6(a)(1) is deemed satisfied if the annual benefit payable to a Participant is not more than one thousand dollars ($1,000) multiplied by the Participant's number of Years of Service or parts thereof (not to exceed ten (10)) with the Employer, and the Employer has not at any time maintained a defined contribution plan, a welfare benefit plan as defined in section 419(e) of the Code, or an individual medical account as defined in section 415(l)(2) of the Code in which the Participant participated.

   (b) LIMITATION APPLICABLE FOR PARTICIPANT COVERED BY ANOTHER PLAN: This Section applies if any Participant is covered, or has ever been covered, by another plan maintained by the Employer, including a qualified plan, or a welfare benefit fund as defined in section 419(e) of the Code, or an individual medical account, as defined in section 415(l)(2) of the Code, which provides an Annual Addition described in
      Section 5.6(d)(1).

      (1) If a Participant is, or has ever been, covered under more than one defined benefit plan maintained by the Employer, the sum of the Participant's annual benefits from all of these plans may not exceed the maximum permissible amount. The Employer will choose in the Adoption Agreement the method by which the plans will meet this limitation.

      (2) If the Employer maintains, or at any time maintained, one or more qualified defined contribution plans covering any Participant in this Plan, a welfare benefit fund, as defined in section 419(e) of the Code, or an individual medical account as defined in section 415(l)(2) of the Code, the sum of the Participant's defined contribution fraction and defined benefit fraction will not exceed one (1.0) in any Limitation Year, and the annual benefit otherwise payable to the Participant under this Plan will be limited in accordance with the Adoption Agreement.

   (c) In the case of an individual who was a Participant in one or more defined benefit plans of the Employer as of the first day of the first Limitation Year beginning after December 31, 1986, the application of the limitations of this Article shall not cause the maximum permissible amount for that individual under all of these defined benefit plans to be less than the individual's Accrued Benefit. The preceding sentence applies only if these defined benefit plans met the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

   (d) DEFINITIONS:

      (1) ANNUAL ADDITIONS: The sum of the following amounts credited to a Participant's account for the Limitation Year:

         (i) Employer contributions;

         (ii) Employee contributions;

         (iii) Forfeitures, and

         (iv) Amounts allocated to an individual medical account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

      (2) ANNUAL BENEFIT: A retirement benefit under the Plan which is payable annually in the form of a straight life annuity. Except as provided below, a benefit payable in a form other than a straight life annuity must be adjusted to an Actuarially Equivalent straight life annuity before applying the limitations of this Article. The interest rate assumption used to determine Actuarial Equivalence will be the greater of the interest rate specified in this Plan or five percent (5%). The annual benefit does not include any benefits attributable to Employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer. No actuarial adjustment to the benefit is required for (i) the value of a Qualified Joint and Survivor Annuity, (ii) the value of benefits that are not directly related to retirement benefits (such as the qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits), and (iii) the value of post-retirement cost-of-living increases made in accordance with section 415(d) of the Code and section 1.415-3(c)(2)(iii) of the Federal Income Tax Regulations.

      (3) COMPENSATION: As elected by the Employer in the Adoption Agreement, Compensation shall mean all of a Participant's:

         (i) Section 3121 wages: Wages as defined in section 3121(a), for purposes of calculating social security taxes, but determined without regard to the wage base limitation in section 3121(a)(1), the limitations on the exclusions from wages in section 3121(a)(5)(C) and (D) for elective contributions and payments by reason of salary reduction agreements, the special rules in section 3121(v), any rules that limit covered employment based on the type or location of an Employee's Employer, and any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in section 3121(b)(1) through (20)).

         (ii) Section 3401(a) wages: Wages as defined in section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)).

         (iii) 415 safe-harbor compensation. Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

            (A) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or Employer contributions under a Simplified Employee Pension plan to the extent the contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

            (B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

            (C) Amounts realized from the sale, exchange or other
               disposition of stock acquired under a qualified stock option; and

            (D) Other amounts which received special tax benefits, or
               contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

            For any Self-Employed Individual Compensation will mean Earned
            Income.

         For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article, Compensation for any Limitation Year is the Compensation actually paid or includible in gross income during such year.

      (4) CURRENT ACCRUED BENEFIT: A Participant's Accrued Benefit under the Plan, determined as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987, when expressed as an annual benefit within the meaning of 415(b)(2) of the Code. In determining the amount of a Participant's current Accrued Benefit, the following shall be disregarded:

         (i) any change in the terms and conditions of the Plan after May 5, 1986; and

         (ii) any cost of living adjustments occurring after May 5, 1986.

      (5) DEFINED BENEFIT DOLLAR LIMITATION: Ninety thousand dollars ($90,000). Effective on January 1, 1988, and each
         January thereafter, the $90,000 limitation will be automatically adjusted by multiplying this limit by the cost of living adjustment factor prescribed by the Secretary of the Treasury under section 415(d) of the Code in the manner as the Secretary shall prescribe.

         The new limitation will apply to Limitation Years ending within the calendar year of the date of the adjustment.

      (6) DEFINED BENEFIT FRACTION: A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code and in accordance with section 5.6(d)(11)(b) below or one hundred forty percent (140%) of the highest average Compensation including any adjustments under section 415(b) of the Code.

         Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under these Plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 for all Limitation Years beginning before January 1, 1987.

      (7) DEFINED CONTRIBUTION FRACTION: A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Individual Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible Employee contributions to this and all other defined benefit plans (whether or not terminated) maintained by the Employer and the Annual Additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, or individual medical accounts, as defined in section 415(l)(2) of the Code maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer).

         The maximum aggregate amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under sections 415(b) and (d) of the Code in effect under section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for that year.

         If the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed one (1.0) under the terms of this Plan. Under the adjustment, an amount equal to the product of
         (i) the excess of the sum of the fractions over one (1.0) times
         (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

         The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

      (8) EMPLOYER: For purposes of Section 5.6, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code, as modified by section 415(h)), all commonly controlled trades or businesses (as defined in section 414(c) as modified by section 415(h)), or affiliated service groups (as defined in section 414(m)) of which the adopting Employer is a part and any other entity required to be aggregated with the employer pursuant to regulations under section 414(o) of the Code.

      (9) HIGHEST AVERAGE COMPENSATION: The average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the Plan Year unless otherwise elected in the Adoption Agreement.

      (10) LIMITATION YEAR: A calendar year, or the twelve (12) consecutive month period as elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

      (11) MAXIMUM PERMISSIBLE AMOUNT:

         (a) The lesser of the defined benefit dollar limitation or 100 percent of the Participant's highest average Compensation.

         (b) If the Participant has less than ten (10) years of participation with the Employer, the defined benefit dollar limitation is reduced by one-tenth for each year of participation, (or part thereof) less than ten. To the extent provided in regulations or in other guidance issued by the Internal Revenue Service, the preceding sentence shall be applied separately with respect to each change in the benefit structure of the Plan. If the Participant has less than ten (10) Years of Service with the Employer, the Compensation limitation is reduced by one-tenth for each Year of Service (or part thereof) less than ten. The adjustments of this Subsection (b) shall be applied in the denominator of the defined benefit fraction based upon Years of Service. Years of Service shall include future years occurring before the Participant's Normal Retirement Age. Future years shall include the year which contains the date the Participant reaches Normal Retirement Age, only if it can be reasonably anticipated that the Participant will receive a Year of Service for that year.

         (c) If the annual benefit of the Participant commences before the Participant's social security retirement age, but on or after age 62, the defined benefit plan dollar limitation as reduced above, if necessary, shall be determined as follows:

            (i) If a Participant's social security retirement age is 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of one percent for each month by which benefits commence before the month in which the Participant attains age 65.

            (ii) If a Participant's social security retirement age is
               greater than 65, the dollar limitation for benefits commencing on or after age 62 is determined by reducing the defined benefit dollar limitation by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefits commence before the month of the Participant's social security retirement age.

         (d) If the annual benefit of a Participant commences prior to age 62, the defined benefit dollar limitation shall be the Actuarial Equivalent of an annual benefit beginning at age 62, as determined above, reduced for each month by which benefits commence before the month in which the Participant attains age 62. To determine Actuarial Equivalence, the interest rate assumption is the greater of the rate specified in the Plan or five percent (5%). Any decrease in the defined benefit dollar limitation determined in accordance with this provision (d) shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

         (e) If the annual benefit of a Participant commences after the Participant's social security retirement age, the defined benefit dollar limitation as reduced in (b) above, if necessary, shall be reduced so that it is the Actuarial Equivalent of an annual benefit of that dollar limitation beginning at the Participant's social security retirement age. To determine Actuarial Equivalence, the interest rate assumption used is the lesser of the rate specified in the Plan or five percent (5%).

      (12) PROJECTED ANNUAL BENEFIT: The annual benefit as defined in Subsection (2) of this section, to which the Participant would be entitled under the terms of the Plan assuming:

         (a) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

         (b) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

      (13) SOCIAL SECURITY RETIREMENT AGE: Age 65 in the case of a Participant attaining age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 for a Participant attaining age 62 after December 31, 1999, and before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age 67 for a Participant attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954).

      (14) YEAR OF PARTICIPATION: The Participant shall be credited with a year of participation (computed to fractional parts of a year) for each accrual computation period for which the following conditions are met: (1) The Participant is credited with at least the number of Hours of Service for benefit accrual purposes required under the terms of the Plan in order to accrue a benefit for the accrual computation period, and (2) the Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a year of participation credited to the Participant shall equal the amount of benefit accrual service credited to the Participant for that accrual computation period. A Participant who is permanently and totally disabled within the meaning of section 415(c)(3)(C)(i) of the Code for an accrual computation period shall receive a year of participation with respect to that period. In addition, for a Participant to receive a year of participation (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of that accrual computation period. In no event will more than one year of participation be credited for any 12-month period.

5.7 - VOLUNTARY EMPLOYEE CONTRIBUTIONS:

   (a) This Plan will not accept Voluntary Employee Contributions or matching contributions which are allocated to a separate account for Plan Years beginning after December 31, 1986. Employee contributions for Plan Years beginning after December 31, 1986, together with any matching contributions as defined in section 401(m) of the Code, will be limited so as to meet the nondiscrimination test of section 401(m).

   (b) INVESTMENT OF VOLUNTARY CONTRIBUTIONS: For Voluntary Employee Contributions made prior to Plan Years beginning on or before December 31, 1986, the Trustee shall credit these contributions to the Participant's Individual Account and maintain a separate account for them. Voluntary contributions shall be invested in the same type of assets as the Employer contributions unless otherwise directed by the Plan Administrator.

   (c) ANNUAL VALUATION: At least once each year the Trustee shall value the Participant's Individual Accounts at their fair market value on the Valuation Date specified in Section 2.42. On that date, the earnings and losses attributable to the accumulated Voluntary Employee Contributions will be allocated to each Participant's Individual Account in the ratio that each account balance bears to all account balances.

   (d) WITHDRAWAL OF VOLUNTARY CONTRIBUTIONS:

      (1) The Plan Administrator, or if applicable, the Administrative Committee, may prescribe rules under which the Trustee shall pay withdrawals of Voluntary Contributions to Participants. All rules regarding withdrawals shall be administered on a uniform and nondiscriminatory basis.

      (2) Subject to the Joint and Survivor Annuity requirements of
         Article VIII, a Participant may withdraw part or all of the values attributable to Voluntary Contributions, without earnings, on any anniversary date upon giving the Trustee thirty (30) days notice.

      (3) If the Participant requests withdrawal on account of undue hardship, the Plan Administrator or Administrative Committee may permit the withdrawal of earnings on the Participant's Voluntary Contributions. Undue hardship includes medical expenditures for the Participant or Participant's dependents, acquisition of or major investments in the Participant's home, education of the Participant's dependents or financial emergency.

      (4) If a Participant has a nonforfeitable right to at least fifty percent (50%) of his or her Employer-derived Accrued Benefit, then no Forfeitures will occur solely as a result of an Employee's withdrawal of Employee contributions. Regardless of a Participant's nonforfeitable percentage, a withdrawal of Employee contributions will not result in a Forfeiture of the minimum benefit, if any, provided under Section 11.3.


                                  ARTICLE VI

                                DEATH BENEFITS

6.1 - BENEFICIARY DESIGNATION: Unless the Participant's Spouse has elected otherwise in writing pursuant to a Qualified Election under Section 8.4(c), the Beneficiary of the death benefit shall be the Participant's Spouse. If the Participant is unmarried at the time of his or her death, or if the Surviving Spouse has consented to a designated Beneficiary in the manner prescribed in Section 8.4(c), then the Participant may designate a Beneficiary other than the Spouse.

The Participant may at any time change the Beneficiary designation by filing a written notice of the change in a form satisfactory to the Plan
Administrator. The Participant's Spouse must consent in writing to any change in Beneficiary unless the Spouse has expressly permitted the designation of a Beneficiary by the Participant without the requirement of any further consent by the Spouse.

The term designated Beneficiary means the individual who is designated as the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the proposed regulations thereunder.

6.2 - AMOUNT OF DEATH BENEFITS: The present value and actuarial value of any benefit under the Plan shall be based on the same interest rate assumption and mortality table used to compute the Actuarial Equivalence of optional forms of benefits under the Plan.

   (a) DEATH PRIOR TO NORMAL RETIREMENT: The amount of the death benefit payable on behalf of a Participant who dies prior to the Normal Retirement Date and while still employed shall be the amount specified in the Adoption Agreement.

   (b) DEATH AFTER NORMAL RETIREMENT DATE BUT PRIOR TO ACTUAL RETIREMENT: A survivor annuity shall be payable at the death of a Participant who continues active employment beyond Normal Retirement Date but who dies before actual retirement unless the Participant has otherwise elected in writing with the consent of the Spouse. The benefit payable under this annuity shall be that which can be purchased with the entire value of the Participant's Accrued Benefit as of the date of death.

   (c) DEATH AFTER ACTUAL RETIREMENT: The amount of the death benefit, if any, payable on behalf of a Participant who dies after actual retirement will be that amount available under the particular benefit form selected at the time of actual retirement and which is in effect on the Participant's date of death.

   (d) DEATH AFTER TERMINATION AND PRIOR TO NORMAL RETIREMENT DATE: If no death benefit is selected under the Adoption Agreement, then no death benefit or vested benefits attributable to the Employer's contributions will be payable on a terminated Participant's death prior to the Normal Retirement Date other than as required under the Joint and Survivor Annuity requirements of Article VIII.

6.3 - TIME FOR PAYMENT OF DEATH BENEFITS:

   (a) DISTRIBUTION BEGINNING BEFORE DEATH: If the Participant dies after distribution of his or her interest has begun, the remaining portion of this interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

   (b) DISTRIBUTION BEGINNING AFTER DEATH: If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

      (1) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

      (2) If the designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (1)
         December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

      If the participant has not made an election pursuant to this
      Section 6.3(b) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

   (c) For purposes of section 6.3(b) above, if the Surviving Spouse dies after the Participant, but before payments to the Spouse begin, the provisions of Section 6.3(b), with the exception of paragraph (2) therein, shall be applied as if the Surviving Spouse were the Participant.

   (d) PAYMENTS TO CHILD OF PARTICIPANT: For the purposes of this
      Section 6.3, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

   (e) COMMENCEMENT OF DISTRIBUTION: For the purposes of this Section 6.3, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 6.3(c) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to Section 6.3(b) above). If distribution in the form of an annuity described in Section 7.8 irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences. Required beginning date is defined in
      Section 7.1(d).

6.4 - PAYMENT TO MINORS, ETC.: In making any distribution to or for the benefit of any minor or any person who is judged incompetent the Trustee shall make the distribution to a legal guardian, conservator or other person legally charged with the care of the estate or person of the minor or incompetent person. The recipient shall have full authority and discretion to expend the distribution for the use and benefit of the minor or incompetent person. Any payment made pursuant to this Section shall fully discharge the Trustee, the Plan Administrator, the Employer and the Insurer from further liability on account thereof. Any actions taken by the Plan Administrator and Trustee under this Section shall be completed in accordance with applicable state law.

6.5 - FAILURE OF BENEFICIARY: If the Participant fails to designate a Beneficiary or if the Participant is predeceased by all designated primary and contingent Beneficiaries, any death benefit shall be payable to the Participant's Surviving Spouse or, if the Participant is not survived by a Spouse, to any living issue in equal shares, per stirpes, or, in default of issue, to the estate.

6.6 - PROOF OF DEATH: The Plan Administrator may require proof of death and evidence of the right of any person to receive all or part of the death benefits of a deceased Participant. Except with respect to payments due from an Insurer, the Plan Administrator's determination of the Participant's death and the right of any person to receive payment as a result thereof shall be binding upon the legal representative of the Participant and all persons having or claiming any right in the Trust on account of the deceased Participant. The right to payments due directly or indirectly from an Insurer shall be governed by the terms of the Contract under which payable.


                                  ARTICLE VII

                       DISTRIBUTION OF RETIREMENT BENEFITS

7.1 - DEFINITIONS APPLICABLE TO ARTICLE VII:

   (a) DESIGNATED BENEFICIARY: The individual who is designated as the Beneficiary under the Plan in accordance with section 401(a)(9) of the Code and the proposed regulations thereunder.

   (b) DISTRIBUTION CALENDAR YEAR: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 6.3.

   (c) LIFE EXPECTANCY: The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year. The applicable calendar year shall be the first distribution calendar year. If annuity payments commence before the required beginning date, the applicable calendar year is the year these payments commence. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations.

   (d) REQUIRED BEGINNING DATE:

      (1) GENERAL RULE: The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

      (2) TRANSITIONAL RULE: The required beginning date of a Participant who attains age seventy and one-half (70 1/2) before January 1, 1988, shall be determined in accordance with (i) and (ii) below:

         (i) NON-5-PERCENT OWNERS: The required beginning date of a Participant who is not a "5-percent-owner" (as defined in Subsection (3) below) is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age seventy and one-half (70 1/2) occurs.

         (ii) 5-PERCENT OWNERS: The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

            (A) the calendar year in which the Participant attains age seventy and one-half (70 1/2), or

            (B) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

         The required beginning date of a Participant who is not a 5-percent owner who attains age seventy and one-half (70 1/2) during 1988 and who has not retired as of January 1. 1989, is April 1, 1990.

      (3) 5-PERCENT OWNER: A Participant is treated as a 5-percent owner for purposes of this Section if the Participant is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416(i) but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which the owner attains age sixty six and one-half (66 1/2) or any subsequent Plan Year.

      (4) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

7.2 - GENERAL DISTRIBUTION RULES

   (a) Subject to the Joint and Survivor Annuity requirements of
      Article VIII, the requirements of this Article shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984.

   (b) All distributions required under this Article shall be determined and made in accordance with the proposed Income Tax Regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

   (c) REQUIRED BEGINNING DATE: The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

   (d) LIMITS ON DISTRIBUTION PERIODS: As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

      (1) the life of the Participant,

      (2) the life of the Participant and a designated Beneficiary,

      (3) a period certain not extending beyond the life expectancy of the Participant, or

      (4) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

7.3 - COMMENCEMENT OF RETIREMENT BENEFITS: Monthly Retirement Benefits will commence at Normal Retirement Date as defined in Section 2.28. If a Participant continues employment after that date, the provisions of Section
7.7 will apply.

Unless the Participant elects otherwise in writing, distribution of benefits will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which

   (1) the Participant attains the earlier of age 65 or Normal
      Retirement Age;

   (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

   (3) the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 9.6 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

7.4 - AMOUNT OF NORMAL RETIREMENT INCOME: Subject to the limitations and conditions contained elsewhere in this Plan, each Participant shall be entitled to a retirement benefit in the normal annuity form commencing on his or her Normal Retirement Date. The normal retirement benefit of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon separation from service at or prior to Normal Retirement Age under the Plan exclusive of Social Security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the normal retirement benefit. For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments. In the case of a Top-Heavy Plan, the normal retirement benefit shall not be smaller than the minimum benefit to which the Employee is entitled under Section 11.3.

A Participant's right to his or her monthly retirement benefit shall be nonforfeitable upon reaching Normal Retirement Age.

In no event shall any eligible Employee who has not been credited with at least one Year of Service be entitled to any retirement benefit at any termination date.

7.5 - NORMAL ANNUITY FORM: The normal form of settlement is a Qualified Joint and Survivor Annuity for a married Participant and a life annuity for an unmarried Participant unless an optional form is selected as provided in
Section 7.6. The amount of the normal retirement benefit shall be paid to the Participant in accordance with the normal annuity form of settlement.

The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

7.6 - OPTIONAL FORM OF BENEFITS: Subject to the Joint and Survivor Annuity requirements of Article VIII, the selection of an optional method of payment of benefits with respect to any amounts which become payable under this Plan during the lifetime of the Participant shall be subject to and in accordance with the following:

   (a) METHOD OF ELECTING OPTIONAL PAYMENTS: If a Participant elects in the manner prescribed in Section 8.4(c) not to take the monthly retirement benefit in the form of a Qualified Joint and Survivor Annuity pursuant to a Qualified Election, the Participant shall have the right at any time prior to commencement of the distribution of benefits to request, in writing, the Plan Administrator to direct the Trustee to arrange to make the distribution in an optional form permitted in Subsection (d) below.

   (b) VALUE OF OPTIONAL FORM: All optional forms of payment, including any Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity, shall be the Actuarial Equivalent of each other and the Actuarial Equivalent of the normal annuity form. The optional form may provide more or may provide less monthly retirement amounts than the normal annuity form, depending on the option selected. In no event may the amount payable to a Beneficiary exceed that payable to the Participant.

   (c) Subject to the provisions of Section 8.4(c), distributions prior to Normal Retirement Date may be in the form of a lump sum settlement.

   (d) OPTIONAL FORMS PERMITTED: Whenever an optional form of payment is requested, whether under the Contract(s) or the election is made outside of the Contract(s), the optional form of payment shall be limited to one of the following or any combination thereof:

      (1) Lump sum,

      (2) Annuity for the life of the Participant,

      (3) Annuity for the life of the Participant and a designated
         Beneficiary,

      (4) Installments not extending beyond the life expectancy of the Participant, or

      (5) Installments not extending beyond the joint life and last survivor expectancy of the Participant and a designated Beneficiary.

   (e) INTEREST ONLY OPTION NOT AVAILABLE: The "Interest Only" option contained in the Contract(s) on the life of the Participant or any similar option outside the Contract(s) shall not be available as an optional method of payment.

7.7 - DEFERRED RETIREMENT: If a Participant remains in employment after the Normal Retirement Date, the Plan Administrator shall decide under rules uniformally applicable to all Participants in similar situations, whether the Participant's benefits shall be payable beginning at Normal Retirement Date or whether they shall be postponed to the earlier of actual retirement or the required beginning date.

When payment of benefits actually commences, the Participant shall receive a benefit that will be the Actuarial Equivalent of the benefit to which the Participant would have been entitled if benefits had commenced at Normal Retirement Age. However, if the benefit to which the Participant was entitled at Normal Retirement Date was segregated by the Plan Administrator, the Participant shall upon retirement receive a benefit Actuarially Equivalent in value to the then value of the segregated account to be adjusted for actual fund earnings and/or losses as of the valuation date.
In no event, however, shall the benefit received exceed the limitation on benefits expressed in Section 5.6.

7.8 - MINIMUM ANNUAL DISTRIBUTIONS: If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply:

   (a) If the Participant's interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

      (1) the annuity distributions must be paid in periodic payments made at intervals not longer than one (1) year;

      (2) the distribution period must be over a life (or lives) or over a period certain not longer than a life expectancy (or joint life and last survivor expectancy) described in section 401(a)(9)(A)(ii) or section 401(a)(9)(B)(iii) of the Code, whichever is applicable;

      (3) the life expectancy (or joint life and last survivor expectancy) for purposes of determining the period certain shall be determined without recalculation of life expectancy;

      (4) once payments have begun over a period certain, the period certain may not be lengthened even if the period certain is shorter than the maximum permitted;

      (5) payments must either be nonincreasing or increase only as follows:

         (i) with any percentage increase in a specified and generally recognized cost-of-living index;

         (ii) to the extent of the reduction to the amount of the Participant's payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Subsection 3 above dies and the payments continue otherwise in accordance with that Subsection over the life of the Participant;

         (iii) to provide cash refunds of Employee contributions upon the Participant's death; or

         (iv) because of an increase in benefits under the Plan.

      (6) If the annuity is a life annuity (or a life annuity with a period certain not exceeding twenty (20) years), the amount which must be distributed on or before the Participant's required beginning date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin pursuant to Article VI) shall be the payment which is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bimonthly, monthly, semi-annually, or annually.

         If the annuity is a period certain annuity without a life contingency (or is a life annuity with a period certain exceeding twenty (20) years) periodic payments for each distribution calendar year shall be combined and treated as an annual amount. The amount which must be distributed by the Participant's required beginning date (or, in the case of distributions after the death of the Participant, the date distributions are required to begin pursuant to Subsection 5 above) is the annual amount for the first distribution calendar year. The annual amount for other distribution calendar years, including the annual amount for the calendar year in which the Participant's required beginning date (or the date distributions are required to begin pursuant to Article VI) occurs, must be distributed on or before December 31 of the calendar year for which the distribution is required.

   (b) Annuities purchased after December 31, 1988, are subject to the following additional conditions:

      (1) Unless the Participant's Spouse is the designated Beneficiary, if the Participant's interest is being distributed in the form of a period certain annuity without a life contingency, the period certain as of the beginning of the first distribution calendar year may not exceed the applicable period determined using the table set forth in Q&A A-5 of section 1.401(a)(9)-2 of the proposed regulations.

      (2) If the Participant's interest is being distributed in the form of a Joint and Survivor Annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant's required beginning date to the designated Beneficiary at the Participant's death must not at any time exceed the applicable percentage of the annuity payment for the period that would have been payable to the Participant using the table set forth in Q&A A-6 of section 1.401(a)(9)-2 of the proposed regulations.

   (c) Transitional rule. If payments under an annuity which complies with Subsection (a) above begin prior to January 1, 1989, the minimum distribution requirements in effect as of July 27, 1987, shall apply to distributions from this Plan, regardless of whether the annuity form of payment is irrevocable. This transitional rule also applies to deferred annuity contracts distributed to or owned by the Employee prior to January 1, 1989, unless additional contributions are made under the Plan by the Employer with respect to that contract.

   (d) If the form of distribution is an annuity made in accordance with this Section 7.8, any additional benefits accruing to the Participant after his or her required beginning date shall be distributed as a separate and identifiable component of the annuity beginning with the first payment interval ending in the calendar year immediately following the calendar year in which that amount accrues.

   (e) Any part of the Participant's interest which is in the form of an individual account shall be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the regulations thereunder.

7.9 - TRANSITIONAL DISTRIBUTION RULE:

   (a) Notwithstanding the other requirements of this Article and subject to the Joint and Survivor Annuity requirements of Article VIII, distribution on behalf of any Employee, including a five percent (5%) owner, may be made in accordance with all of the following requirements (regardless of when distribution commences):

      (1) The distribution by the trust is one which would not have disqualified the trust under section 401(a)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

      (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of that Employee.

      (3) The designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

      (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.

      (5) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority. The method of distribution selected must assure that at least fifty (50) percent of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

   (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

   (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom that distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Subsections (a)(1) and
      (5) above.

   (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the proposed regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as the substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of section 1.401(a)(9)-l of the proposed regulations shall apply.

7.10 - LIMITATION ON ADJUSTMENTS RELATED TO SOCIAL SECURITY: Changes in the Social Security benefit level or wage base shall not reduce any retirement benefits under this Plan to the Participant or Beneficiary if the change occurs after payment of benefits under the Plan has commenced or after the date a Participant with vested benefits has separated from service. If a Participant separates from the service of the Employer and later returns to the service of the Employer and again participates in the Plan, future changes in social security benefits payable or in the social security wage base shall not reduce any benefits payable to the returned Participant below that which he or she would have received had he or she not returned to employment.

7.11 - DISPOSITION OF AMOUNT OF BENEFITS IN EXCESS OF LIMITATIONS: The values of any benefits which are not to be used for a Participant's benefit, because of the limitation of benefits imposed by this or any other Article, shall not be used to increase the benefits of any other Participants, but shall be used to reduce the Employer's cost of the Plan.

7.12 - EARLY RETIREMENT: If the Plan provides for early retirement as elected in Section VI of the Adoption Agreement, payment of benefits may commence on a date prior to a Participant's Normal Retirement Date. A Participant who terminates employment and has satisfied the eligibility requirements as set forth in Section VI.B. of the Adoption Agreement, shall be entitled to receive an early retirement benefit. The early retirement benefit shall be equal to the Participant's Accrued Benefit reduced for each year that the early retirement date precedes his or her Normal Retirement Date. The amount of the reduction in the Accrued Benefit shall be as specified in the Adoption Agreement.

A Participant who satisfied the service requirement for an early retirement benefit, but separated from service (with any nonforfeitable right to an Accrued Benefit) before satisfying the age requirement for early retirement, will be entitled to elect an early retirement benefit upon satisfaction of the age requirement.

7.13 - DISABILITY RETIREMENT: Disability retirement benefits under this Section are subject to the election in Section VI of the Adoption Agreement. If a Participant becomes disabled within the meaning of Section 2.12 and terminates employment prior to retirement or separation from service the disabled Participant shall be entitled to receive a benefit in accordance with the election in the Adoption Agreement. The Plan Administrator shall certify fact of the disability to the Trustee and distribution of the benefits payable may be made pursuant to Article VII and VIII of the Plan as though the Participant had retired.


                                ARTICLE VIII

                   JOINT AND SURVIVOR AND PRERETIREMENT
                       SURVIVOR ANNUITY REQUIREMENTS

8.1 - APPLICATION OF THIS ARTICLE: The provisions of this Article shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984, and other
Participants as provided in Section 8.6.

8.2 - QUALIFIED JOINT AND SURVIVOR ANNUITY: Unless an alternative form of benefit is selected pursuant to a qualified election within the ninety (90) day period ending on the annuity starting date, a married Participant's vested Accrued Benefit will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's vested Accrued Benefit will be paid in the normal form of an immediate life annuity. The Participant may elect to have the annuity distributed upon attainment of the earliest retirement age under the Plan.

8.3 - QUALIFIED PRERETIREMENT SURVIVOR ANNUITY:

   (a) DEATH OF PARTICIPANT AFTER EARLIEST RETIREMENT AGE: Unless an alternative form of benefit is selected within the election period pursuant to a qualified election, if a Participant dies after the earliest retirement age but before commencement of retirement benefits, the Participant's Surviving Spouse, if any, will receive the same benefit that would be payable if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before the Participant's date of death.

      The Surviving Spouse may elect to commence payment under the annuity within a reasonable period after the Participant's death. The actuarial value of benefits which commence later than the date on which payments would have been made to the Surviving Spouse under a Qualified Joint and Survivor Annuity in accordance with this provision shall be adjusted to reflect the delayed payment.

   (b) DEATH OF PARTICIPANT ON OR BEFORE EARLIEST RETIREMENT AGE: Unless an alternative form of benefit is selected within the election period pursuant to a qualified election, if a Participant dies on or before the earliest retirement age, the Participant's Surviving Spouse, if any, will receive the same benefit that would be payable if the Participant had:

      (i) separated from service on the date of death (or date of separation from service, if earlier),

      (ii) survived to the earliest retirement age,

      (iii) retired with an immediate Qualified Joint and Survivor Annuity at the earliest retirement age, and

      (iv) died on the day after the earliest retirement age.

      For purposes of this Subsection (b) and subject to the provisions of section 9.5 of the Plan, a Surviving Spouse will begin to receive payments at the earliest retirement age. Benefits commencing after the earliest retirement age will be the Actuarial Equivalent of the benefit to which the Surviving Spouse would have been entitled if benefits had commenced at the earliest retirement age under an immediate Qualified Joint and Survivor Annuity in accordance with this Subsection (b).

   (c) For the purposes of this Section 8.3, the benefit payable to the Surviving Spouse shall be attributable to Employee contributions in the same proportion as the total Accrued Benefit derived from Employee contributions is to the Accrued Benefit of the Participant.

8.4 - DEFINITIONS:

   (a) ELECTION PERIOD: The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to benefits accrued prior to separation, the election period shall begin on the date of separation.

      PRE-AGE THIRTY-FIVE (35) WAIVER: A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to waive the qualified pre-retirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). This election will not be valid unless the Participant receives a written explanation of the qualified pre-retirement survivor annuity in terms as are comparable to the explanation required under section 8.5(a). Qualified pre-retirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Article.

   (b) EARLIEST RETIREMENT AGE: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

   (c) QUALIFIED ELECTION: A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless:

      (1) the Participant's Spouse consents in writing to the election;

      (2) the election designates a specific alternate Beneficiary, including any class of Beneficiaries or any contingent
         Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

      (3) the Spouse's consent acknowledges the effect of the election; and

      (4) the Spouse's consent is witnessed by a plan representative or notary public.

      Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent). If it is established to the satisfaction of a plan representative that the written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a qualified election.

      Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to that Spouse. A consent that permits designations by the Participant without any requirement of further consent by the Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of these rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 8.5 below.

   (d) ANNUITY STARTING DATE: The first day of the first period for which an amount is paid as an annuity or any in other form.

      The annuity starting date for disability benefits shall be the date benefits commence if the disability benefit is not an auxiliary benefit. An auxiliary benefit is a disability benefit which does not reduce the benefit payable at Normal Retirement Age.

      If benefit payments in any form are suspended pursuant to Section 7.7 of the Plan for an Employee who continues in service without a separation and who does not receive a benefit payment, the recommencement of benefit payments shall be treated as a new annuity starting date.

   (e) VESTED ACCRUED BENEFIT: The value of the Participant's vested Accrued Benefit derived from Employer and Employee contributions (including rollovers). The provisions of this Article shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

8.5 - NOTICE REQUIREMENTS:

   (a) QUALIFIED JOINT AND SURVIVOR ANNUITY: In the case of a Qualified Joint and Survivor Annuity as described in Section 8.2, the Plan Administrator shall provide each Participant no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and (v) the relative values of the various optional forms of benefits under the Plan.

   (b) QUALIFIED PRERETIREMENT SURVIVOR ANNUITY: In the case of a Qualified Preretirement Survivor Annuity as described in Section 8.3 of this Article, the Plan Administrator shall provide each Participant within the applicable period for that Participant, a written explanation of the Qualified Preretirement Survivor Annuity in terms and in a manner as would be comparable to the explanation provided for meeting the requirements of Subsection (a) above applicable to a Qualified Joint and Survivor Annuity.

      The applicable period for a Participant is whichever of the following periods ends last: (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (2) a reasonable period ending after the individual becomes a Participant; (3) a reasonable period ending after Subsection (c) below ceases to apply to the Participant; (4) a reasonable period ending after this Article first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation of service in case of a Participant who separates from service before attaining age 35.

      For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described in (2), (3) and (4) is the end of the two (2) year period beginning one year prior to the date the applicable event occurs and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two year period beginning one year prior to separation and ending one year after separation. If that Participant thereafter returns to employment with the Employer, the applicable period for that Participant shall be redetermined.

   (c) Notwithstanding the other requirements of this Section 8.5 the respective notices prescribed by this Section need not be given to a Participant if

      (1) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and

      (2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a nonspouse Beneficiary.

      For purposes of this Subsection (c), a plan fully subsidizes the cost of a benefit if under the Plan no increase in cost or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit. Prior to the time the Plan allows the Participant to waive the Qualified Preretirement Survivor Annuity, the Plan may not charge the Participant for the cost of this benefit by reducing the Participant's benefits under the Plan or by any other method.

8.6 - TRANSITIONAL RULES:

   (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this Article must be given the opportunity to elect to have the prior sections of this Article apply if that Participant is credited with at least one Hour of Service under this Plan or a Predecessor Plan in a Plan Year beginning on or after January 1, 1976, and that Participant had at least 10 years of vesting service when he or she separated from service.

   (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a Predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 8.6(d).

   (c) The respective opportunities to elect (as described in Subsections
      (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

   (d) Any Participant who has elected pursuant to Subsection (b) above and any Participant who does not elect under Subsection (a) above or who meets the requirements of Subsection (a) except that that Participant does not have at least ten (10) years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with the following requirements if benefits would have been payable in the form of a life annuity:

      (1) AUTOMATIC JOINT AND SURVIVOR ANNUITY: If benefits in the form of a life annuity become payable to a married Participant who:

         (i) begins to receive payments under the Plan on or after Normal Retirement Age; or

         (ii) dies on or after Normal Retirement Age while still working for the Employer; or

         (iii) begins to receive payments on or after the qualified early retirement age; or

         (iv) separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan thereafter dies before beginning to receive these benefits;

      then these benefits will be received under this Plan in the form of a Qualified Joint and Survivor annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six (6) months before the Participant attains qualified early retirement age and end not more than ninety (90) days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

      (2) ELECTION OF EARLY SURVIVOR ANNUITY: A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under this annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the ninetieth (90th) day before the Participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

      (3) For purposes of this Subsection (d):

         (i) QUALIFIED EARLY RETIREMENT AGE is the latest of:

            (a) the earliest date, under the plan, on which the Participant may elect to receive retirement benefits,

            (b) the first day of the 120th month beginning before the
               Participant reaches Normal Retirement Age, or

            (c) the date the Participant begins participation.

         (ii) QUALIFIED JOINT AND SURVIVOR ANNUITY is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in Section 8.2 of this Article.


                                ARTICLE IX

                     BENEFITS UPON TERMINATION - VESTING

9.1 - TERMINATION OF PARTICIPATION: If a Participant ceases to be an Employee by reason of resignation or discharge, participation in the Plan shall terminate and his or her interest and rights under the Plan shall be limited to those contained in this Article. The Employer shall promptly notify the Plan Administrator of the termination. No further contributions shall be made or be due on behalf of the Participant after the date of termination of employment unless the Participant had more than 500 hours of service during the Plan Year or further contributions need to be made to fully fund the Participant's vested Accrued Benefits. All vested benefits, and their distribution, shall be subject to any limitations contained in the Plan, including those contained in Article VII, Distribution of Retirement Benefits, Article VIII, Joint and Survivor Annuity Requirements and Section 16.6, Limitation of Benefits on Early Plan Termination.

9.2 - APPLICATION OF FORFEITURES: Any and all money, Contracts or other assets forfeited by reason of termination of employment or under any other provisions of this Plan shall be used by the Trustee to reduce the amount of the Employer's premiums and Trust Fund contribution payments next coming due under this Plan. If more than one Employer has adopted this Plan as provided in the Adoption Agreement, those forfeitures resulting from contributions of one adopting Employer may not be reallocated for the benefit of any other adopting Employer. No forfeitures arising for any reason under this Plan shall be applied to increase the benefits any Participant would otherwise receive under this Plan at any time prior to its termination.

9.3 - VESTING: The vested interest of the Participant shall be determined in accordance with the schedule elected in the Adoption Agreement. The Participant's Accrued Benefit, including the values of any Contract(s), which is attributable to the Employer's contributions shall be multiplied by the percentage obtained from that schedule to determine the amount due to the Participant. On attainment of Normal Retirement Age, early retirement, if elected in the Adoption Agreement, or full or partial termination of the Plan (to the extent funded as of that date), the Participant shall be one hundred percent (100%) vested in his or her Accrued Benefit.

Any portion of the Participant's Accrued Benefit that is not vested shall be treated as a Forfeiture and applied as provided in Section 9.2.

Any portion of a Participant's Accrued Benefit, including any Contract values which are attributable to the Participant's contributions, shall at all times be nonforfeitable and one hundred percent (100%) vested in the Participant.

9.4 - TIME AND MANNER OF PAYMENT OF VESTED BENEFITS: Benefits will be paid only on death, disability, termination of employment, plan termination, or at Normal Retirement Age. Benefits from the Plan are payable to the Participant pursuant to the provisions of Article VII, Distribution of Retirement Benefits, Article VIII, Joint and Survivor Annuity Requirements and Section 16.6, Limitation of Benefits on Early Plan Termination.

9.5 - CASH OUT PROCEDURE: If an Employee terminates service, and the present value of the Employee's vested Accrued Benefit derived from Employer and Employee contributions is not greater than $3,500, the Employee will receive a distribution of the present value of the entire vested portion of the Accrued Benefit and the nonvested portion will be treated as a Forfeiture. For purposes of this Section, if the present value of an Employee's vested Accrued Benefit is zero, the Employee shall be deemed to have received a distribution of that vested Accrued Benefit.

If an Employee terminates service, and the present value of the Employee's vested Accrued Benefit derived from Employer and Employee contributions exceeds $3,500, the Employee may elect, in accordance with Section 9.6 of the Plan, to receive a distribution of the present value of the entire vested portion of the Accrued Benefit and the nonvested portion will be treated as a Forfeiture.

A Participant's vested Accrued Benefit shall not include accumulated deductible Employee contributions within the meaning of section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

For the purpose of the foregoing provisions, present value shall be calculated using the interest rate specified in the Adoption Agreement.

9.6 - RESTRICTIONS ON IMMEDIATE DISTRIBUTION; CONSENT:

   (a) If the present value of a Participant's vested Accrued Benefit derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the Accrued Benefit is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of the Accrued Benefit. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Accrued Benefit is no longer immediately distributable. Notification shall include a general description of the material features of the Plan, and an explanation of the relative values of the optional forms of benefit available under the Plan, in a manner that would satisfy the notice requirements of section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

      Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Accrued Benefit is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code.

      Present value shall be determined in accordance with the interest rate(s) specified in the Adoption Agreement.

      An Accrued Benefit is immediately distributable if any part of the Accrued Benefit could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

   (b) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan year beginning after December 31, 1988, the Participant's vested Accrued Benefit shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of section 72(o)(5)(B) of the Code.

9.7 - EFFECT ON VESTING OF A BREAK IN SERVICE:

   (a) NONVESTED EMPLOYEES: In the case of an Employee who has five (5) or more consecutive one (1) year Breaks in Service and who does not have any vested interest in his or her Accrued Benefit at the time of the Break in Service, all Years of Service prior to the break shall be taken into account in determining an Employee's vested percentage, provided he or she meets the following conditions:

      (1) He or she must complete a Year of Service after the Break and

      (2) The number of one (1) year Breaks in Service is less than the aggregate number of Years of Service before the break.

   (b) VESTED PARTICIPANTS: In the case of an Employee who has a vested interest in his or her Accrued Benefit at the time of the Break in Service subject to the following condition:

         The Participant must complete one (1) Year of Service after the Break in Service before the prior service will be counted in those cases where the prior Break extended for a period of one (1) or more years.

   (c) If a terminating Participant's Accrued Benefit was not distributed at the earlier termination of employment, the Participant upon reaching what would have been Normal Retirement Date shall receive his or her retirement benefits at that time based upon Compensation, Years of Service and Years of Participation to the date of termination of employment. The benefit shall be subject to all the limitations and conditions contained in this Plan. The settlement form shall be a Qualified Joint and Survivor Annuity in accordance with Article VIII, unless a different election is made. It shall be the responsibility of each Participant entitled to receive deferred benefits to keep the Plan Administrator informed as to his or her address.

9.8 - PLAN REPAYMENT PROVISION: If an Employee receives a distribution pursuant to Section 9.5 and the Employee resumes covered employment under the Plan, he or she shall have the right to restore his or her Employer-derived Accrued Benefit (including all optional forms of benefits and subsidies relating to these benefits) to the extent forfeited upon the repayment to the Plan of the full amount of the distribution plus interest, compounded annually from the date of distribution at the rate determined for purposes of Section 41l(c)(2)(C) of the Code. Repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five (5) consecutive 1-year Breaks in Service following the date of distribution.

If an Employee is deemed to receive a distribution pursuant to Section 9.5, and the Employee resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive 1-year Breaks in Service, upon the reemployment of this Employee, the Employer-derived Accrued Benefit will be restored to the amount of the Accrued Benefit on the date of the deemed distribution. If the Participant fails to make the repayment, his or her Accrued Benefit shall be reduced by the Amount of the Accrued Benefit represented by the prior distribution. It is the express intention that there shall be no duplication of benefits for any reason in connection with the Plan.

9.9 - INELIGIBLE PARTICIPANT: If a Participant ceases to meet the eligibility requirements of this Plan although still in the employment of the Employer, the Participant shall become an ineligible Participant. The Employer shall promptly notify the Plan Administrator and contributions on his or her behalf shall cease as of that date. The Trustee shall preserve the equities created in any life Contract(s) of the ineligible Participant. Any life or annuity Contract(s) and allocable portion of the Trust Fund, if any, shall be held for the benefit of the ineligible Participant until the satisfaction of the necessary condition(s) for a distribution to occur in accordance with the Plan's provisions.

If an ineligible Participant again meets the requirements for eligibility, the Employer shall promptly notify the Plan Administrator who shall notify the Trustee and the ineligible Participant shall again become a Participant under this Plan.

For purposes of determining Years of Service and Breaks in Service in order to compute an Employee's nonforfeitable right to his or her Accrued Benefit derived from Employer's contributions, Years of Service completed while an ineligible Participant shall be computed as though he or she were a Participant.

9.10 - PLAN AMENDMENTS AFFECTING VESTED AND/OR ACCRUED BENEFIT: No amendment to the Plan (including a change in the actuarial basis for determining optional or early retirement benefits) shall be effective to the extent that it decreases a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's Accrued Benefit may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (b) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing Accrued Benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, or a death benefit (including life insurance). Furthermore, if the vesting schedule of a plan is amended, in the case of an Employee who is a Participant as of the later of the date the amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of that date) of the Employee's Employer-derived Accrued Benefit will not be less than the percentage computed under the Plan without regard to the amendment.

9.11 - AMENDMENT OF VESTING SCHEDULE: If the Plan's vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Service with the Employer may elect within a reasonable period after the adoption of the amendment or change, to have his or her nonforfeitable percentage computed under the Plan without regard to the amendment or change. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Service" for "3 Years of Service" where that language appears.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

   (1) The date which is sixty (60) days after the date the amendment is adopted.

   (2) The date which is sixty (60) days after the date the Plan amendment became effective; or

   (3) The date which is sixty (60) days after the date the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

9.12 - BENEFITS PROTECTED ON MERGER, CONSOLIDATION OR TRANSFER: In the event of a merger or consolidation with, or transfer of assets to any other plan, each Participant will be entitled to a benefit immediately after the merger, etc. (if the Plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before the merger, etc. (if the Plan had terminated). A certification to this effect may be required by the Insurer from the successor, sponsor, or administrator prior to any merger, consolidation or transfer of assets.

9.13 - VESTING UPON TERMINATION OF PLAN: In the event of the termination or partial termination of this Plan, the rights of all affected employees to benefits accrued to the date of the termination or partial termination (to the extent funded as of that date) shall be nonforfeitable.

9.14 - VESTING OF PARTICIPANT'S VOLUNTARY, ROLLOVER AND PREDECESSOR PLAN
CONTRIBUTIONS: Each Participant shall at all times have a fully vested interest in any amounts attributable to his or her Voluntary Contributions, rollover Contributions and any predecessor plan assets which have been deposited into the current Plan Trust and in which he or she had a nonforfeitable right at the time of transfer. No part of the Accrued Benefit attributable to the Employee contributions shall be forfeited.

9.15 - DISABILITY RETIREMENT: A Participant whose employment is terminated at any time prior to his or her Normal Retirement Date because of Disability shall be considered a terminated Participant entitled to the present value of his or her Accrued Benefit as selected in the Adoption Agreement. Benefits shall be distributed in the manner set forth in Article VII.


                                  ARTICLE X

                            LOANS TO PARTICIPANTS

10.1 - GENERAL RULES: The Trustee may in the Trustee's sole discretion, make loans to Participants and Beneficiaries in a uniform and nondiscriminatory manner under the following circumstances:

   (a) Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis.

   (b) Loans shall not be made available to highly compensated Employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

   (c) Loans must be adequately secured and bear a reasonable interest rate.

   (d) No Participant loan shall exceed the present value of the Participant's vested Accrued Benefit.

10.2 - SPOUSAL CONSENT: A Participant must obtain the consent of his or her Spouse, if any, to use of the Accrued Benefit as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the ninety (90)-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. The consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Accrued Benefit is used for renegotiation, extension, renewal, or other revision of the loan.

10.3 - COLLATERAL: Each loan shall be secured by collateral. Collateral shall consist of the Participant's entire right, title and interest in and to (a) the present value of an amount not exceeding fifty percent (50%) of the nonforfeitable Accrued Benefit of the Participant under the Plan, and
(b) if necessary, other property, acceptable to the Trustee, of sufficient value to adequately secure the repayment of the loan.

10.4 - INTEREST RATE: The rate of interest on a promissory note must be reasonable and shall be comparable to the prevailing rate which is then being charged by institutional lenders. Every loan applicant shall receive a clear statement of the charges involved in each loan transaction including the dollar amount and the annual interest rate of the finance charge.

10.5 - LIMITATIONS ON LOANS:

   (a) AMOUNT OF LOAN: Loans made pursuant to this Article (when added to the outstanding balance of all other loans to the Participant or Beneficiary) may not exceed the lesser of:

      (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or

      (2) the greater of

         (i) one-half the present value of the nonforfeitable Accrued Benefit of the Participant, or

         (ii) the total Accrued Benefit up to $ 10,000.

      For the purpose of the above limitations, all loans from all plans of the Employer and other members of a group of Employers described in sections 414(b), 414(c), 414(m), and 414(o) of the Code are aggregated.

      An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, will be treated as a loan under this paragraph.

   (b) LOANS TO SHAREHOLDER-EMPLOYEES OR OWNER-EMPLOYEES: No loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an Employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the
      Code), on any day during the taxable year of the corporation, more than five percent (5%) of the outstanding stock of the corporation.

10.6 - REPAYMENT OF LOAN: Any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.

10.7 - DEFAULT IN REPAYMENT: In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

10.8 - EFFECT OF LOAN ON DEATH BENEFIT: If a valid spousal consent has been obtained in accordance with Section 10.2, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Accrued Benefit used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Accrued Benefit payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Accrued Benefit (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Accrued Benefit shall be adjusted by first reducing the vested Accrued Benefit by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.


                                 ARTICLE XI

                               TOP HEAVY PLAN

11.1 - APPLICATION OF PROVISIONS: If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provisions in the Plan or Adoption Agreement.

11.2 - DEFINITIONS APPLICABLE TO TOP-HEAVY PLANS:

   (a) KEY EMPLOYEE: Any Employee or former Employee (and the Beneficiaries of the Employee) who at any time during the determination period was:
      (1) an officer of the Employer if that individual's annual Compensation exceeds fifty percent (50%) of the dollar limitation under section 415(b)(1)(A) of the Code, (2) an owner (or considered an owner under section 318 of the Code) of one of the ten (10) largest interests in the Employer if that individual's Compensation exceeds one hundred percent (100%) of the dollar limitation under section 415(c)(1)(A) of the Code, (3) a five percent (5%) owner of the Employer, or (4) a one percent (1%) owner of the Employer who has an annual Compensation of more than one hundred fifty thousand dollars ($150,000). Annual Compensation means Compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the four (4) preceding Plan Years. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder.

   (b) TOP HEAVY PLAN: For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exist:

      (1) If the top-heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

      (2) If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds sixty percent (60%).

      (3) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

   (c) TOP HEAVY RATIO:

      (1) If the Employer maintains one or more defined benefit plans and the Employer has not maintained any defined contribution plans (including any Simplified Employee Pension Plan) which during the five (5) year period ending on the determination date(s) has or has had account balances, the top-heavy ratio for this plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the present values of Accrued Benefits of all key Employees as of the determination date(s) (including any part of any accrued benefit distributed in the five (5) year period ending on the determination date(s)), and the denominator of which is the sum of all Accrued Benefits (including any part of any Accrued Benefit distributed in the five
         (5) year period ending on the determination date(s)), determined in accordance with section 416 of the Code and the regulations thereunder.

      (2) If the Employer maintains one or more defined benefit plans and the Employer maintains or has maintained one or more defined contribution plans (including any Simplified Employee Pension Plan) which during the five (5) year period ending on the determination date(s) has or has had any account balances, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the present value of Accrued Benefits under the aggregate defined benefit plan or plans for all key Employees, determined in accordance with
         (1) above and the sum of the account balances under the aggregated defined contribution plan or plans for all key Employees as of the determination date(s), and the denominator of which is the sum of the present values of Accrued Benefits under the aggregated defined benefit plan or plans, determined in accordance with (1) above, for all Participants and the sum of the account balances under the aggregated defined contribution plan or plans for all Participants as of the determination date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The account balances under a defined contribution plan in both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an account balance made in the five (5) year period ending on the determination date.

      (3) For purposes of (1) and (2) above, the value of account balances and the present value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the determination date, except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and Accrued Benefits of a Participant
         (a) who is not a key Employee but who was a key Employee in a prior year or (b) who has not been credited with at least one (1) hour of service with any Employer maintaining the Plan at any time during the five (5) year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and Accrued Benefits will be calculated with reference to the determination dates that fall within the same calendar year.

      The Accrued Benefit of a Participant other than a key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

   (d) PERMISSIVE AGGREGATION GROUP: The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

   (e) REQUIRED AGGREGATION GROUP: (1) Each qualified plan of the Employer in which at least one key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated), and (2) any other qualified plan of the Employer which enables a plan to meet the requirements of sections 401(a)(4) or 410 of the Code.

   (f) DETERMINATION DATE: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first
      Plan Year of the Plan, the last day of that year.

   (g) VALUATION DATE: Plan Valuation Date.

   (h) PRESENT VALUE: Present value shall be based only on the current plan actuarial assumptions.

11.3 - MINIMUM ACCRUED BENEFIT:

   (a) Notwithstanding any other provision in this Plan except (c), (d), and
      (e) below, for any Plan Year in which this Plan is Top-Heavy, each Participant who is not a key Employee and has completed 1,000 Hours of Service will accrue a benefit (to be provided solely by Employer contributions and expressed as a life annuity commencing at Normal Retirement Age) of not less than two percent (2%) of his or her highest average Compensation for the five (5) consecutive years for which the Participant had the highest Compensation. The aggregate Compensation for the years during this five (5) year period in which the Participant was credited with a Year of Service will be divided by the number of such years in order to determine Average Annual Compensation. The minimum accrual is determined without regard to any Social Security contribution. The minimum accrual applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the year because (1) the non-key Employee fails to make mandatory contributions to the Plan, (2) the non-key Employee's Compensation is less than a stated amount, (3) the non-key Employee is not employed on the last day of the accrual computation period, or (4) the Plan is integrated with Social Security.

   (b) For purposes of computing the minimum Accrued Benefit, Compensation shall mean Compensation as defined in Section 5.6(d)(3) of the Plan.

   (c) No additional benefit accruals shall be provided pursuant to (a) above to the extent that the total accruals on behalf of the Participant attributable to Employer contributions will provide a benefit expressed as a life annuity commencing at Normal Retirement Age that equals or exceeds 20 percent (20%) of the Participant's highest average Compensation for the five (5) consecutive years for which the Participant had the highest Compensation.

   (d) The provisions in (a) above shall not apply to any Participant to the extent that the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to this Top-Heavy Plan will be met in the other plan or plans.

   (e) All accruals of Employer derived benefit, whether or not attributable to years for which the Plan is Top-Heavy, may be used in computing whether the minimum accrual requirements of paragraph (c) above are satisfied.

11.4 - ADJUSTMENT FOR BENEFIT FORM OTHER THAN LIFE ANNUITY AT NORMAL RETIREMENT AGE: If the form of benefit is other than a single life annuity, the Participant must receive an amount that is the Actuarial Equivalent of the minimum single life annuity benefit. If the benefit commences at a date other than at Normal Retirement Age, the Participant must receive at least an amount that is the Actuarial Equivalent of the minimum single life annuity benefit commencing at Normal Retirement Age.

11.5 - NONFORFEITABILITY OF MINIMUM ACCRUED BENEFIT: The minimum Accrued Benefit required (to the extent required to be nonforfeitable under section 416(b)) may not be suspended or forfeited under sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

11.6 - MINIMUM VESTING SCHEDULE: For any Plan Year in which this Plan is Top-Heavy, the minimum vesting schedule as set forth below will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Accrued Benefits of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and that Employee's Accrued Benefits attributable to Employer contributions and forfeitures will be determined without regard to this Section.

The nonforfeitable interest of each Employee in his or her Accrued Benefits attributable to Employer contributions shall be determined on the basis of the following minimum vesting schedule:

      Twenty percent (20%) vesting after two (2) years of service.

      Forty percent (40%) vesting after three (3) years of service.

      Sixty percent (60%) vesting after four (4) years of service.

      Eighty percent (80%) vesting after five (5) years of service.

      One hundred percent (100%) vesting after six (6) years of service.

If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's Top-Heavy status, that shift is an amendment to the vesting schedule and the election in section
9.11 of the Plan applies.


                                 ARTICLE XII

                              CLAIMS PROCEDURE

12.1 - FILING A CLAIM FOR BENEFITS: A Participant or Beneficiary or Employer acting on his or her behalf shall make a claim for Plan benefits by filing a written request with the Plan Administrator. The request shall set forth the basis of the claim and shall authorize the Plan Administrator to conduct any examinations necessary to determine the validity of the claim and to take any necessary steps to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

12.2 - DENIAL OF CLAIM: Whenever a claim for benefits by any Participant or Beneficiary has been wholly or partially denied, the Plan Administrator must furnish the Participant or Beneficiary a written notice of the denial within sixty (60) days of the date the original claim was filed. This notice shall set forth the specific reason for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional information needed to perfect the claim and an explanation of why it is necessary, and an explanation of the procedure for appeal.

12.3 - REMEDIES AVAILABLE: The Participant or Beneficiary shall have sixty
(60) days from receipt of the denial notice in which to make written application for review by the Plan Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the right to representation, to review pertinent documents, and to submit comments in writing.

The Plan Administrator shall issue a decision on the review within sixty
(60) days after receipt of an application for review as provided for in this Section. Upon a decision unfavorable to the Participant or Beneficiary, the Participant or Beneficiary shall be entitled to bring any necessary or appropriate actions in law or equity to protect or clarify his or her right to benefits under this Plan.


                               ARTICLE XIII

                          THE PLAN ADMINISTRATOR

13.1 - DESIGNATION AND ACCEPTANCE: The Employer shall designate the person to serve as Plan Administrator. The person so designated shall signify in writing his or her acceptance of this responsibility. If more than one (1) person is designated, these persons shall be known as the Administrative Committee and, where applicable, references in the Plan to the Plan Administrator shall be deemed to refer to the Administrative Committee. The original Plan Administrator shall be designated in the Adoption Agreement and shall continue to serve until resignation or discharge.

13.2 - RESIGNATION AND REMOVAL - APPOINTMENT OF SUCCESSOR: The Plan Administrator or members of the Administrative Committee may resign at any time by delivering to the Employer a written notice of resignation, to take effect at a specified date, which shall not be less than thirty (30) days after delivery thereof, unless the notice is waived.

The Plan Administrator or member(s) of the Administrative Committee may be removed with or without cause by the Employer. Removal shall be by delivery of a written notice of removal to take effect at a specified date which shall not be less than thirty (30) days after delivery thereof, unless the notice is waived.

The Employer, upon receipt of notice of resignation or upon giving notice of removal of the Plan Administrator or member(s) of the Administrative Committee, shall promptly designate a successor Plan Administrator or Administrative Committee member(s) who shall signify acceptance of this position in writing. In the event no successor is appointed, the Employer will function in that capacity until a new Plan Administrator or Committee member has been appointed and has accepted the appointment.

13.3 - ALLOCATION AND DELEGATION OF RESPONSIBILITIES: In the absence of an appointment of specific individuals by the Employer, the Plan Administrator may engage or consult with specialists such as legal counsel, actuaries, accountants and other persons to assist in the performance of the duties of this position.

The Plan Administrator or Administrative Committee may allocate fiduciary responsibilities, other than Trustee responsibilities, to named persons or parties provided the allocation or delegation is in writing.

In the absence of an appointment of a specific individual by the Employer, the Plan Administrator or Administrative Committee may appoint, in writing, an Investment Manager, to whom may be delegated the authority to manage, acquire, invest or dispose of all or any part of the trust assets. With regard to the assets entrusted to his or her care, the Investment Manager shall provide written instructions and directions to the Trustee who, in turn, shall be entitled to rely upon these written directions.

13.4 - DUTY AND RESPONSIBILITY OF PLAN ADMINISTRATOR: The primary responsibility of the Plan Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in accordance with the specific terms of the Plan. The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency deemed necessary or advisable to carry out the purpose of this Plan. Any interpretation or construction shall be done in a manner that is nondiscriminatory, consistent with the intent that the Plan shall continue to be a qualified plan under section 401(a) of the Code and in compliance with the terms of ERISA. Any construction or determination in good faith shall be conclusive and binding on all persons except as otherwise provided herein or by law. The Plan Administrator shall have all powers necessary or appropriate to accomplish his or her duties under this Plan.

The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

   a) To determine all questions of interpretation or policy in a manner not inconsistent with this Plan;

   b) To establish, subject to the limitations in the Plan, rules for the administration of the Plan and the transaction of its business;

   c) To accept as conclusive, the records of the Employer as certified to the Plan Administrator with respect to any and all factual matters about the employment of an Employee and/or Participant and all other information required to be furnished by the Employer;

   d) To determine all questions relating to an Employee's eligibility to participate in or remain a Participant in the Plan;

   e) To compute, certify and direct the Trustee with respect to the amount and kind of benefits to which a Participant is entitled;

   f) To authorize and direct the Trustee with respect to all disbursements under the Plan and, when requested by the Trustee, to furnish the Trustee with written instructions on matters pertaining to the Plan and Trust upon which the Trustee may rely and act;

   g) To maintain all necessary records needed for the administration of the Plan;

   h) To make and publish rules and regulations for Plan administration that are not inconsistent with the provisions of the Plan;

   i) To advise the Trustee regarding the short and long term liquidity needs of the Plan in order that the Trustee might direct investments accordingly and to advise, counsel and direct the Trustee with regard to investments and other matters involving the trust assets;

   j) To be responsible for preparing and filing disclosure and tax forms required by the Secretary of Labor or the Secretary of the Treasury;

   k) To furnish information and reports as required by law to each Employee, Participant, or Beneficiary;

   l) To request variances, deferrals, extensions or exemptions to make elections for the Plan as permitted under the law when determined to be in the best interests of the Plan and its Participants and/or Beneficiaries; and

   m) To secure the exact figures representing that portion of each insurance premium payment which is the value of the annual term insurance (term costs) for the preceding year for each insured Participant and to see that the term cost is properly reported to the individual Participant for personal income tax purposes.

13.5 - EXPENSES AND COMPENSATION: All expenses of administration, including but not limited to those involved in retaining necessary professional assistance, shall be borne by the Employer who shall reimburse the Plan for these expenditures. The Employer shall furnish the Plan Administrator with clerical and other assistance necessary for the performance of administrative duties. The Plan Administrator shall receive reasonable compensation for services rendered in administration of this Plan, unless the Plan Administrator is a full-time Employee of any Employer establishing this Plan.

13.6 - INFORMATION FROM EMPLOYER: To enable the Plan Administrator to perform his or her functions, the Employer shall supply full and timely information to the Plan Administrator (or designated agents) on all matters relating to the Compensation of all Participants, their regular employment, retirement, death, disability or termination of employment, and other pertinent facts as required by the Plan Administrator (or agents). The Plan Administrator (or agents) is entitled to rely on information supplied by the Employer and shall have no duty or responsibility to verify that information. The Plan Administrator shall advise the Trustees of facts pertinent to the Trustee's duties under the Plan.

13.7 - ADMINISTRATIVE COMMITTEE -- MULTIPLE SIGNATURES: If an Administrative Committee is established and its members have signified in writing their acceptance, the signature of any one Committee member may be accepted by any interested party as conclusive evidence that the Administrative Committee has duly authorized the action and that it represents the will of and is binding upon the whole Committee. Any person receiving documents or written instructions and acting in good faith and in reliance thereon shall not be obliged to ascertain the validity of action taken under the terms of this Plan. The Committee shall act by a majority of its members and action may be taken either by a vote at a meeting or in writing without a meeting.

13.8 - NOTICE OF CHANGE IN PLAN ADMINISTRATOR: If a new Plan Administrator is appointed in accordance with Section 13.2, any Insurer or any other party which has previously had dealings with the Plan Administrator shall be fully protected in relying on any action taken or signature presented which would have been proper in accordance with the information previously received until notice of the appointment is received. Notice shall be given at the home office of the Insurer or the principal office of any other party.

13.9 - INVESTMENT MANAGER: An Investment Manager appointed by either the Plan Administrator or Employer is required to acknowledge in writing that he or she has undertaken a fiduciary responsibility with respect to the Plan. If an Investment Manager is appointed to manage the Plan assets, the Trustee will not be liable for any act or omission of the Investment Manager within the Investment Manager's delegated authority, or be under any obligation to invest or otherwise manage any assets of the Trust Fund. In order to serve as an Investment Manager, a person must qualify under one (1) of the following categories:

   a) A registered investment advisor under the Investment Advisory Act of 1940, or

   b) A bank, as defined under the Investment Advisers Act of 1940, or

   c) An insurance company duly authorized to perform these services under the laws of more than one (1) state, or

   d) In any other manner determined by any regulation or ruling issued pursuant to authority granted by ERISA.


                                 ARTICLE XIV

                      TRUST FUND AND ITS ADMINISTRATION

                   --TRUSTEE'S POWER AND RESPONSIBILITIES--

14.1 - TRUST FUND: All contributions of money or property made by the Employer under the provisions of this Plan and all investments and reinvestments made with those contributions, and all income and profits less any losses thereon, shall constitute the Trust Fund. The Trustee shall not be responsible for the collection of any contributions to the Plan. The Trustee shall, however, hold all contributions and investments thereof pursuant to the terms of the Plan and Trust for the exclusive benefit of Participants and their Beneficiaries.

14.2 - VALUATION OF TRUST FUND: At least once each year on the Valuation Date specified in Section 2.42, and at any other times required by the Plan, the Trustee shall determine the value of the Trust Fund. Assets of the Trust Fund shall be valued at their fair market value at the close of business on the Valuation Date. If the Valuation Date falls on a Saturday, Sunday or legal holiday, the assets shall be valued on the first business day immediately preceding that date, or, in the absence of readily ascertainable market values, at the values that the Trustee shall determine, in accordance with methods consistently followed and uniformly applied. Any interest of the Plan Trust Fund invested in any common trust fund, combined investment trust, collective or commingled trust fund shall be valued on the basis of the valuation of the assets of that common, combined, collective or commingled trust fund that coincides with or most recently precedes the Valuation Date of this Trust.

On the basis of this valuation, each Participant's Individual Account shall be adjusted in the ratio that that Participant's Account Balance bears to all Account Balances to reflect the effect of income, realized and unrealized profits and losses, expenses and all other transactions of the preceding valuation period where applicable. These valuations and adjustments to the Participants' Individual Accounts shall be made so as to preserve for each Participant's Individual Account its beneficial interest in the Trust Fund determined on the basis of the contributions made by and on behalf of each Participant.

14.3 - INVESTMENT FUNCTIONS: Subject to any conditions or limitations contained in the Plan, the Trustee is authorized and empowered to invest and reinvest the Trust Fund. The Trustee shall have full power and authority to perform this function, in any manner he or she deems advisable and which is clearly not inconsistent with the funding contract(s) and method of the Plan. The Trustee shall not be bound as to the character of any investment by a statute or rule of law or custom governing the investment of Trust Funds except as provided in this Plan and the requirements of ERISA. The power and authorities of the Trustee include but are not limited to the following:

   (a) To hold, manage, invest and reinvest contributions to the Plan and resulting income without distinction between principal and income as a single Trust Fund, unless otherwise provided in the Plan;

   (b) To invest and reinvest all or part of the Trust Fund in common trust funds, combined investment trusts, collective or commingled funds of a corporate trustee maintained exclusively for qualified plans under section 401(a) of the Code, savings accounts in the savings department (including certificates of deposit and time certificates) of a corporate trustee, any type of security, including but not necessarily limited to common stocks or preferred stocks; open end or closed end mutual funds, corporate bonds, debentures, convertible debentures; commercial paper, U.S. Treasury bills, notes and bonds; improved or unimproved real estate located in the United States, loans to others (except as prohibited by ERISA or the provisions of the Plan), at a reasonable rate of interest and upon receipt of adequate security, including chattel mortgages, first and second loan deeds or mortgages; individual or group annuities, fixed or variable, including deposit administration or investment type Contracts, individual or group life insurance Contracts, or in other appropriate investments;

   (c) To hold in the form of cash for distribution or investment a portion of the Trust Fund that the Trustee deems prudent without liability to account for interest thereon;

   (d) To retain as the Trustee deems prudent any and all securities and other property, real or personal, which at any time become a part of the Trust Fund, as well as any property into which these securities or other property may be converted by reason of any reorganization, recapitalization, consolidation, merger, liquidation, exchange, or other transaction;

   (e) To sell, convert, assign, convey, exchange, transfer or otherwise dispose of, or grant options with respect to, any and all securities or other property, real or personal, constituting part of the Trust Fund, at public or private sale, for such consideration and upon the terms and conditions that the Trustee deems advisable, but without liability on the part of the purchaser to see to the application of the purchase money or to inquire into the validity or propriety of the sale; and to execute and deliver good and sufficient deeds for any real estate, conveying title free and clear of all defects;

   (f) To manage and operate all real estate held in the Trust; to lease all or any part of the real estate for the terms and rentals and upon the conditions that the Trustee deems advisable even though the terms of the lease may extend beyond the life of the Trust; to release, mortgage, partition, vacate or abandon real estate; to grant and acquire licenses and easements with respect to the real estate; to make improvements to or upon the real estate; to construct, demolish, alter, repair, maintain and rebuild buildings and other improvements; and to use other assets of the Trust Fund for any of these purposes;

   (g) To carry the securities and other property held by the Trust either in the name of the Trust, or in the name of the nominee or in bearer form;

   (h) To vote, in person or by proxy, all securities held by the Trust; to consent to or oppose the reorganization, recapitalization, consolidation, merger, liquidation or sale of corporations or properties; to exchange securities for other securities issued in connection with or resulting from any such transaction; to pay any assessment or expense which the Trustee deems advisable for the protection of the Trust Fund as holder of any securities; to deposit securities in any voting trust or with any protective or like committee or with a Trustee or depository; to exercise any options appurtenant to any securities for conversion into other securities; and to exercise or sell any rights issued upon terms that the Trustee deems prudent;

   (i) To prosecute, defend, compromise, arbitrate or otherwise adjust or settle claims in favor of or against the Trustee or the Trust Fund;

   (j) To foreclose any obligation by judicial proceedings or otherwise;

   (k) To borrow money, with or without giving security;

   (l) To exchange any Trust property for other property and to grant options to purchase or acquire any Trust property;

   (m) To engage in any litigation, either for the collection of monies or other properties due the Trust Fund, or in defense of any claim against the Trust Fund, provided, however, that the Trustee shall not be required to engage in or participate in any litigation unless the Trustee shall have been indemnified to his or her satisfaction against all expenses and liabilities to which the Trustee may become subject;

   (n) To purchase and pay premiums on Contracts as required by the Adoption Agreement and as directed by the Plan Administrator, provided funds for these payments are then available from the Trust;

   (o) To invest in and pay premiums on Contracts on the lives of key Employees of the Employer, payable on death to the Trustee as Beneficiary. These Contracts shall be vested exclusively in the Trustee for the benefit of the Trust as a whole and shall not be distributed in kind to a Participant in satisfaction of any interest he or she may have in the Trust Fund.

14.4 - RECORDS AND REPORTS: The Trustee shall maintain accurate records and detailed accounts of all investments, receipts, disbursements, and other transactions hereunder. These records shall be available at all reasonable times for inspection by the Plan Administrator, the Employer or any Fiduciary, Participant or Beneficiary or authorized representative of these persons. The Trustee shall submit or cause to be submitted in a timely manner to the Plan Administrator only information reasonably required by the Plan Administrator in connection with the preparation of the various reports required to be made to regulatory agencies and to Plan Participants and Beneficiaries.

14.5 - ANNUAL ACCOUNTING: Within sixty (60) days (or any other time mutually agreed upon) following the close of each Plan Year, the Trustee shall file with the Plan Administrator a written account setting forth a description of all property purchased and sold and all receipts, disbursements and other transactions effected by the Trustee during the Plan Year. The written account shall include a list of property held by the Trustee at the end of the period and the list shall include a valuation of each asset at its fair market value as determined at the end of the Plan Year. The Plan Administrator may approve the accounting by written notice of approval delivered to the Trustee or by failure to object in writing to the Trustee within sixty (60) days from the date upon which the account was delivered to the Plan Administrator. If the Plan Administrator approves the accounting either by written notice or by failure to object in writing within sixty
(60) days, the accounting by the Trustee shall be deemed approved. If the accounting is deemed approved, then to the extent permitted by law, the Trustee shall be released and discharged as to all items and matters set forth in the accounting as if the accounting had been settled and allowed by a decree of a court of competent jurisdiction. Nothing contained in this Section will be construed or interpreted to deny the Trustee the right to have his or her account judicially determined.

14.6 - COMPENSATION AND EXPENSES: The Trustee shall receive reasonable compensation as agreed upon by the Trustee and the Employer. However, any Trustee who is a full-time Employee of the Employer shall receive no compensation for services as Trustee under this Plan, but the Employer shall supply the Trustee with clerical help and assistance as deemed necessary in the performance of duties under the Plan. The Trustee shall be entitled to reimbursement by the Employer for all proper expenses incurred in carrying out duties under this Plan, including reasonable legal, accounting and actuarial expenses. The Trustee may charge the Trust Fund for these expenses until paid by the Employer. All taxes of any and all kinds that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof shall be paid from the Trust Fund.

14.7 - ELIGIBILITY OF TRUSTEE TO PARTICIPATE IN THE PLAN: No Trustee shall be precluded from becoming a Participant under this Plan provided the Trustee has satisfied the conditions for eligibility.

14.8 - MEETINGS - MAJORITY TO GOVERN - DELEGATION: If more than one Trustee is appointed, the acts and decisions of the Trustees shall be by majority vote. Any one of the Trustees may sign on behalf of all Trustees any applications for Contracts or any papers which may be required by the Insurer, stock exchange, mutual fund, banking institution, investment advisory service or any other papers or documents which may be required for the Trustees to carry out their duties under this Plan. The Trustees need not call or hold meetings to make any decision or to take any action, but any decision and any action may be taken by written documents signed by a majority of the Trustees.

When two or more persons are appointed as Trustees, they are specifically authorized, by written agreement between themselves, to allocate specific responsibilities, obligations or duties among themselves. An original written copy of the agreement is to be delivered to the Plan Administrator and retained with the other Plan documents.

14.9 - NOT OBLIGATED TO QUESTION DATA: Each Employer shall furnish the Trustee, Plan Administrator or Insurer with information necessary for the administration of the Plan, including but not limited to changes in a Participant's status, eligibility, mailing addresses and other data as required. The Trustee, Plan Administrator and Insurer shall be entitled to act on the information supplied them and shall have no duty or responsibility to further verify or question this information.

14.10 - LIABILITY FOR APPLICATION OF FUNDS: All persons dealing with the Trustee are released from inquiring into the decision or authority of the Trustee and from seeing to the application of any monies, securities or other property paid or delivered to the Trustee.

14.11 - MANNER OF PAYMENT: The Trustee may make any payment that he or she is required to make under the Plan, by mailing to the person or entity a check or delivering the annuity or other property directed to be distributed by the Plan Administrator, at the last known address furnished to the Trustee.

14.12 - UNCLAIMED BENEFITS: Any benefits payable to, or on behalf of, a Participant or former Participant which are not claimed shall not bear interest, but shall be deemed abandoned and relinquished only if the Beneficiary or Participant cannot be located after reasonable efforts at the time of termination of the Plan or an earlier time designated by the Plan Administrator as permitted under any applicable law, ruling or regulation. If a benefit is forfeited because the Participant or Beneficiary cannot be found, the benefit will be reinstated if a claim is made by the Participant or Beneficiary.

14.13 - CERTIFICATION AS TO TRUSTEES: A certificate signed by an officer of the Employer or the Plan Administrator certifying the name and signature of the Trustee on the date thereof shall be conclusive evidence for all purposes that the designated entity or person is the Trustee at the date of the certification and on any date thereafter until a new certificate is received.

14.14 - DENIAL OF LIABILITY BY INSURER: In the event of a denial by the Insurer of liability under its Contracts, the Trustee or Plan Administrator shall be under no duty to bring action unless they have been first indemnified to their satisfaction by the Participant or his or her Beneficiaries for all anticipated costs, expenses and attorney fees. Nor shall the Employer, Trustee, or Plan Administrator be responsible for the validity of any Contract, for the failure on the part of the Insurer to make any payments or provide any benefit under any Contract, for the action of any person or persons which may render any Contract invalid or unenforceable, for any delay or any act occasioned by any restriction or provision of any Contract imposed by the Insurer.

14.15 - DEGREE OF CARE - LIMITATIONS ON LIABILITY: The Trustee shall discharge his or her duties, obligations and responsibilities in conformance with the care, skill, prudence and diligence under the circumstances then prevailing, that a prudent person acting in a like capacity and familiar with like matters would use in the conduct of an enterprise of a like character with like aims.

If the Plan or any written rule or direction of the Plan Administrator or Employer shall, by agreement, allocate responsibilities among Co-Trustees, only the Trustee to whom the responsibilities are delegated will be responsible for any breach unless the other Trustee or Trustees knowingly participate therein.

In the event that an Investment Manager is appointed pursuant to Section 13.9, no Trustee shall be liable for the acts or omissions of the Investment Manager or be under any obligation to invest or manage the assets of the Plan which are subject to management by an Investment Manager.

The Trustee shall not be liable for any losses incurred by the Trust by any lawful direction to invest communicated by the Plan Administrator. The Trustee shall be under no liability for distributions made or other action taken or not taken at the written direction of the Plan Administrator, other than to the extent required of a prudent Co-Fiduciary under ERISA. It is specifically understood that the Trustee shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become a Participant or remain a Participant under the Plan, the amount of benefit to which the Participant or Beneficiary shall be entitled to receive from the Plan or the size and type of any Contract to be purchased from any Insurer for any Participant or similar matters; it being understood that all these responsibilities under the Plan are vested in the Plan Administrator. Nor shall the Trustee be responsible for the adequacy of the Trust to meet and discharge any and all payments and liabilities under the Plan.

Nothing contained in this Plan shall be deemed to enlarge the responsibilities or liabilities of any Trustee or Co-Trustee or any other Fiduciary with respect to the Plan beyond those imposed by ERISA and all rulings and regulations promulgated thereunder. However, nothing herein shall exculpate or relieve the Trustee from liability for any losses to the Plan incurred by negligence, bad faith or knowing participation in a breach of trust nor shall the Trustee be relieved from the duty to conduct a periodic review to assure that delegated duties and responsibilities are being properly carried out by all persons acting as Fiduciaries with respect to the Plan and by all persons to whom these duties and responsibilities have been delegated.

14.16 - PROHIBITED TRANSACTIONS: Notwithstanding any other provisions of this Plan to the contrary, neither the Trustee nor any other Fiduciary shall engage in a transaction known to be a "Prohibited Transaction" under ERISA at the time of the proposed transaction. If there is any uncertainty or dispute respecting the proposed transaction, neither the Trustee nor any other Fiduciary is required to act or be liable for failure to act, unless and until a final administrative or judicial determination is obtained by any person interested in the transaction or an exemption is obtained from the proper regulatory authorities and the information transmitted to the Trustee or other Fiduciary together with an opinion of counsel that it is lawful under the Plan and ERISA. Subject to any future changes in the law, rulings or regulations, the following constitute prohibited transactions:

   a. Sale or exchange or leasing of any property between the Plan and a party-in-interest;

   b. Lending of money or extension of credit between the Plan and a party-in-interest;

   c. Furnishing of goods, services or facilities between the Plan and a party-in-interest; or

   d. Transfer to, or use by or for the benefit of, a party-in-interest of any assets of the Plan.

14.17 - RESIGNATION OR REMOVAL OF TRUSTEE: The Trustee may resign at any time by giving thirty (30) days advance written notice to the Employer. The resignation shall become effective thirty (30) days after receipt of the notice unless a shorter period is agreed upon.

The Employer may remove any Trustee at any time by giving written notice to the Trustee and the removal shall be effective thirty (30) days after receipt of this notice unless a shorter period is agreed upon.

If the resigning or removed Trustee is the sole Trustee, he or she shall transfer all of the assets of the Trust then held by the Trustee as expeditiously as possible to the successor Trustee or Trustees after paying or reserving a reasonable amount as deemed necessary to provide for the expense in the settlement of the accounts and the amount of any compensation due him or her and any sums chargeable against the Trust for which he or she may be liable. If the reserved funds are not sufficient, then the Trustee shall be entitled to reimbursement from the successor Trustee out of the assets in the successor Trustee's hands under this Plan. If the amount reserved is in excess of the amount actually needed, the former Trustee shall return the excess to the successor Trustee.

Upon receipt of these assets, the successor Trustee shall thereupon succeed to all of the powers and duties given to the Trustee by this Plan.

The resigning or removed Trustee shall render an accounting to the Employer and unless objected to by the Employer, the accounting shall be deemed approved and the resigning or released Trustee shall be released and discharged as to all matters set forth in the accounting.

In the alternative, there may be a judicial settlement of the account instituted by either the Trustee or Employer in a Court of competent jurisdiction.

14.18 - APPOINTMENT OF SUCCESSOR TRUSTEE: The Employer shall have the power to appoint a successor or Co-Trustee to replace or join the named Trustee of the Plan. The appointment of a successor Trustee or Co-Trustee shall become effective upon acceptance in writing of the appointment. Successor or Co-Trustees may be individual or corporate and shall have no liability for acts or omissions of the former Trustee.


                                   ARTICLE XV

                    AMENDMENT OF PLAN AND ADOPTION AGREEMENT

15.1 - RIGHT OF EMPLOYER TO AMEND THE PLAN: The Employer reserves the right to amend this Plan in any and all respects without the consent of any Participant or Beneficiary as follows:

   (a) OPTIONAL PROVISIONS: The Employer may amend the Plan by

      (1) Changing the choice of options in the Adoption Agreement,

      (2) Adding overriding plan language to the Adoption Agreement where such language is necessary to satisfy section 415 of the Code or to avoid duplication of minimums under section 416 of the Code because of the required aggregation of multiple plans, and

      (3) Adding certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed.

   (b) NONOPTIONAL PROVISIONS: The Employer may amend any nonoptional portions of the text of both the Adoption Agreement and the Plan document. However, an Employer who amends any nonoptional portion of the Plan for any reason will no longer participate in this Prototype Plan. If changes of this nature are made and the Plan is adopted as changed, it shall become an individually designed Plan and shall be administered as an individually designed Plan.

      In all situations described under this Subsection (b), the Plan shall be submitted to the Internal Revenue Service as an individually designed Plan for qualification under Section 401(a) of the Code.

15.2 - RIGHT OF LUTHERAN BROTHERHOOD (LB) TO AMEND THE PLAN: Each Employer, by adopting this Plan, expressly delegates to Lutheran Brotherhood (LB) the authority, but not the duty, to amend this Plan, to comply with state or federal laws, rules or regulations relating to qualified plans without any further action or consent of the Employer. LB shall be under no obligation to take any action whatsoever and the Employer waives any rights or claims against LB for any actions taken or actions not taken by LB with respect to this power of amendment. If LB amends the Plan, the Employer is deemed to have consented to any amendments made by LB. Copies of any amendments shall be forwarded to any Employer who has adopted and maintained this Plan as a Prototype Plan. Any amendment made by LB under this paragraph shall be limited as provided in Section 15.3, below.

15.3 - LIMITATIONS ON POWER TO AMEND: No amendment by either the Employer or LB shall reduce or otherwise affect any rights or benefits of a Participant or Beneficiary acquired prior to an amendment, including the protection of any vested interests as set forth in Article IX, except as required to qualify the Plan under the Code; nor shall any amendment increase the duties or responsibilities of the Trustee or Plan Administrator without their consent, attempt to deprive the Insurer of any of its exemptions or immunities with respect to Contracts it has issued, provide for the use of Contracts or assets held under this Plan other than for the exclusive benefit of the Participants or their Beneficiaries, or permit any Contracts or assets of this Plan to revert to or be used by the Employer prior to the satisfaction of all liabilities under the Plan to the Participants or their Beneficiaries.

No amendment to the Plan (including a change in the actuarial basis for determining optional or early retirement benefits) shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's Accrued Benefit may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (b) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing Accrued Benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, or a death benefit (including life insurance).


                                ARTICLE XVI

                       TERMINATION AND DISCONTINUANCE

16.1 - PERMANENCY: The Employer adopting this Plan hopes and expects to continue this Plan and make the necessary contributions indefinitely, but continuance and payment are not assumed contractual obligations. Neither the Adoption Agreement, nor this Plan and Trust, nor any amendment or modification thereof, nor the making of contributions, nor the purchase of any Contract, nor the creation of any fund or account, nor the payment of any benefit shall be construed as giving any Participant or any person whomsoever any legal or equitable right against the Employer, the Trustee, the Plan Administrator, or the Trust Fund except as specifically provided herein, or as provided by law, nor as giving any Participant the right to be continued in the service of the Employer. All Participants shall remain subject to discharge to the same extent as if this Plan had never been adopted.

16.2 - TERMINATION OF PLAN BY EMPLOYER: The Plan may be terminated by the Employer at any time. Plan termination shall be effective on the date specified by the Employer. Upon termination the liability of the Employer to make contributions shall cease unless required by any applicable statutory requirement.

Notice of the termination and the effective date shall be given to the Trustee, Plan Administrator, Insurer, Participants, and their Beneficiaries, and the required filings must be made with the Internal Revenue Service and any other regulatory body as required by current rules and regulations.

16.3 - INVOLUNTARY TERMINATION: This Plan shall terminate if the Employer is dissolved, deemed bankrupt, insolvent, or merged or consolidated with another company, except that in the event of the dissolution, merger, or consolidation of the Employer, provisions may be made, subject to the condition set forth in Section 9.12, by a successor for the continuance of the Plan. The successor shall in that event be substituted for the present Employer by an instrument authorizing the substitution by the amendment of the name of the Employer in the Adoption Agreement.

16.4 - EFFECT OF TERMINATION AND PARTIAL TERMINATION:

   (a) VESTING: Upon termination of the Plan or upon a partial termination of the Plan as determined by ERISA or any other regulations that may be issued by the Secretary of the Treasury, a Participant shall be one hundred percent (100%) vested in his or her Accrued Benefit to the extent then funded.

   (b) PRELIMINARY PROCEDURES: The Plan Administrator shall give notice of termination and file any necessary applications in connection with the formal termination which are required under any law and/or rules and regulations which have been or may be issued in the future by the appropriate governmental regulatory agencies. The Trustee shall collect and preserve all Trust assets pending review and any releases or determinations which may be a part of the procedures of the applicable agency, including any notice of sufficiency that may be issued by the Pension Benefit Guaranty Corporation (PBGC).

   (c) ALLOCATION AND DISTRIBUTION: Upon approval by the PBGC that the Plan is sufficient for "benefit liabilities" or for "guaranteed liabilities" in the case of a distress termination, or a letter of noncompliance has not been issued within the sixty (60) day period (as extended) following the receipt by the PBGC of the follow-up notice in the case of a standard termination, the Plan Administrator shall allocate the assets of the Plan in accordance with Section 4044 of ERISA, or to any other applicable statute and any applicable rules or regulations issued by any regulatory body. The Plan Administrator shall then allocate the assets of the Plan, to the extent the assets are available, among those having an interest therein in accordance with the following order of categories:

      (1) The portion of the Participant's Accrued Benefit attributable to his or her Voluntary Contributions.

      (2) The Portion of the Participant's Accrued Benefit attributable to his or her mandatory contributions, if any.

      (3) Accrued Benefits which were paid as an annuity or which could have been paid at date of termination of the Plan as follows:

         (i) To each of the Participants or Beneficiaries who were receiving annuity payments as of the beginning of the three (3) year period ending on the termination date of the Plan, a benefit based on the provisions of the Plan (as in effect during the five (5) year period ending on that date) which would produce the smallest benefit.

         (ii) To each of those Participants or Beneficiaries who would have been receiving annuity payments (other than those described in subparagraph (c)(3)(i) immediately above) as of the beginning of the three (3) year period described in subparagraph (c)(3)(i) immediately above, had the Participant retired prior to the beginning of that three (3) year period and his or her benefits had commenced (in the Normal Annuity Form of settlement under the Plan) as of the beginning of that period and were based on the provisions of the Plan (as in effect during the five (5) year period ending on that date) which would produce the smallest benefit.

         For the purpose of subparagraph (c)(3)(i) above, the lowest benefits paid during a three (3) year period shall be considered the benefit payable for that period.

      (4) To each of those Participants or Beneficiaries who are entitled to any other benefits under the Plan which are guaranteed under the termination insurance provisions of ERISA.

      (5) To each of those Participants or Beneficiaries who are entitled to any other nonforfeitable benefits under the Plan.

      (6) To each of those Participants or Beneficiaries who are entitled to any other benefits under the Plan.

         If the assets available for allocation under any priority category (other than the fifth and sixth priority categories) above are insufficient to satisfy in full the benefits of all individuals entitled thereto, the assets shall be allocated prorata among those individuals on the basis of their Actuarial Equivalent value (as of the termination date) of their respective benefits.

         If any assets of the Plan attributable to Employee contributions remain after all liability of the Plan to Participants and their Beneficiaries have been satisfied, such assets shall be equitably distributed to the Employees who made those contributions (or their Beneficiaries) in accordance with their rate of contributions.

         Any residual assets of the Plan remaining after distribution in accordance with this subsection shall be allocated to the eligible Participants under a formula that neither causes the disqualification of the Plan nor is discriminatory.

      (7) To the extent that there are any residual assets of the Plan remaining after liabilities to Participant and their Beneficiaries have been allocated, the balance shall be returned to the Employer.

16.5 - FORM OF DISTRIBUTION: Distribution of the respective interests on termination of the Plan shall be in the form of a Nontransferable Annuity on the normal annuity form commencing on the Normal Retirement Date or the distribution may be made under one of the optional forms set forth in
Section 7.6 at the request of the Participant or Beneficiary and with the approval of the Plan Administrator. The Plan's obligation may also be satisfied to the extent of the cash values of any Contract(s) on the life of the Participant by the Trustee endorsing those Contracts so as to vest all the right, title and interest therein to the Participant in whose name the Contract was issued and delivering the Contract(s) to the Participant. No option can be made available to any Participant or Beneficiary unless it is made available to all Participants and Beneficiaries on a uniform and nondiscriminatory basis.

Any distribution under this Article shall also be subject to all applicable limitations, conditions, and requirements, including Article VII, Distribution of Retirement Benefits, Article VIII, Joint and Survivor Annuity Requirements, and Section 16.6, Limitations of Benefits on Early Plan Termination.

16.6 - LIMITATION OF BENEFITS ON EARLY PLAN TERMINATION FOR PLAN YEARS BEGINNING BEFORE JANUARY 1, 1991:

   (a) LIMITATION ON BENEFITS: If the Plan is (i) terminated within ten (10) years after its initial effective date or (ii) benefits become payable within that ten (10) year period or (iii) benefits become payable after that ten (10) year period but before the full current costs for the first ten (10) years have been met, then the amount of the Employer contributions which may be used for the benefit of any Employee, former Employee, retired Employee, or the Beneficiary of any Employee who was among the twenty five (25) highest paid Employees of the Employer at the time the Plan was established and whose anticipated annual benefit exceeds one thousand five hundred dollars ($1,500) shall not at any time within the above periods exceed the larger of the following:

      (1) Twenty thousand dollars ($20,000) or

      (2) Twenty percent (20%) of the first fifty thousand dollars ($50,000) of that Employee's annual average Compensation over the immediately preceding five (5) years (or the number of years since the initial effective date of the Plan, if less) multiplied by his or her number of years from the Plan's initial effective date to the earliest of (i) termination of the Plan, or (ii) the date that benefit of the Employee becomes payable, or (iii) the date of the failure to meet the full current costs of the Plan.

      Similar limitations are applicable to the current payment of disability income benefits, if any, provided in the Plan.

   (b) APPLICATION OF ABOVE RULE TO SPECIFIC SITUATIONS: The application of the above rule shall be governed by the following:

      (1) PAYMENT OF DEATH BENEFITS: The rule stated in Section 16.6(a) shall not restrict or limit the current payment of any death benefit called for by the Plan while the Plan is in full effect and its full current costs have been met.

      (2) PAYMENT OF RETIREMENT ANNUITY: The rule stated in Section 16.6(a) shall not restrict or limit the payment of the full basic retirement annuity payments to any retired Participant when due if the Plan is not terminated and the full current costs are met.

      (3) PAYMENT OF TERMINATION BENEFITS: If a Participant to whom Section 16.6(a) applies leaves the employment of the Employer or withdraws from participation under the Plan prior to his or her Normal Retirement Date when the full current costs have been met, the benefits which he or she may receive from the Employer's contributions shall not at any time, within the first ten (10) years after the Effective Date, exceed the benefits set forth in
         Section 16.6(a).

   (c) TREATMENT OF EXCESS RESERVES ON TERMINATION OF PLAN: Any excess reserves arising because of application of the foregoing provisions of this Section upon termination of the Plan shall be used and applied pro rata for the benefit of unrestricted Participants on the basis of their respective Accrued Benefits at the date of the termination of the Plan. After satisfaction of the Accrued Benefit liabilities to the unrestricted Participants, allocation of any remaining excess reserves shall be used and applied pro rata for the benefit of the restricted Participants not to exceed their Accrued Benefits at date of Plan termination. If there are any excess reserves still remaining, they will be disposed of as provided for in Section 16.4.

   (d) EFFECT OF PLAN AMENDMENT: In the event the Plan is hereafter amended so as to increase substantially the extent of possible discrimination as to contributions and as to benefits actually payable in the event of the subsequent termination of the Plan or the subsequent discontinuance of contributions thereunder, then the provisions of this Article shall be applicable to the additional benefits as if those benefits were provided under a new Plan established on the date of the amendment. The original group of twenty-five (25) employees (as described in Section 16.6(a) above) will continue to have the limitations therein stated apply as if the Plan had not been changed. The restrictions relating to the change of Plan should apply to benefits or funds for each of the twenty-five (25) highest paid Employees on the effective date of the change except that these restrictions need not apply with respect to any Employee in this group for whom the normal annual pension or annuity provided by Employer contributions prior to that date and during the ensuing ten (10) years, based on his or her rate of Compensation on that date, could not exceed $1,500.

      The Employer contributions which may be used for the benefit of the new group of twenty-five (25) Employees will be limited to the greater of:

      (1) The Employer contributions (or funds attributable thereto) which would have been applied to provide the benefits for the Employee if the previous plan had been continued without change;

      (2) $20,000; or

      (3) The sum of (i) the Employer contributions (or funds attributable thereto) which would have been applied to provide benefits for the Employee under the previous plan if it had been terminated the day before the effective date of change, and (ii) an amount computed by multiplying the number of years for which the current costs of the plan after that date are met by (A) 20 percent of his or her annual Compensation, or (B) $10,000, whichever is smaller.

   (e) ALTERNATIVE LIMITATION: Notwithstanding the above limitations, the following limitations will apply if they would result in a greater amount of Employer contributions to be used for the benefit of the restricted Employee:

      (1) In the case of a substantial owner (as defined in section 4022(b)(5) of ERISA), a dollar amount which equals the present value of the benefit guaranteed for that Employee under section 4022 of ERISA, or if the plan has not terminated, the present value of the benefit that would be guaranteed if the plan terminated on the date the benefit commences, determined in accordance with regulations of the Pension Benefit Guaranty Corporation (PBGC); and

      (2) In the case of the other restricted Employees, a dollar amount which equals the present value of the maximum benefit described in section 4022(b)(3)(B) of ERISA (determined on the earlier of the date the Plan terminates or the date benefits commence, and determined in accordance with regulations of PBGC) without regard to any other limitations in section 4022 of ERISA.

   (f) CASH DISTRIBUTIONS - ESCROW REQUIREMENT: The conditions of this Section shall not restrict the payment in one lump sum of the entire amount to which the retired Participant is entitled while the Plan is in full effect and while its full current costs have been met, provided the following conditions are met: The Participant described in this Section must enter into a written agreement with the Trustee, binding upon the Participant's estate, in which the Participant agrees to repay to the Trust, a sum equal to the Actuarial Equivalent of the amounts by which his or her monthly retirement benefits herein would have been decreased during his or her then remaining lifetime pursuant to the provisions set forth in Section 16.6(a) and Section 16.6(b) above, in the event the Plan is terminated within the first ten (10) years after its establishment, or in the event a default occurs in the payment of full current costs of the Plan for any year ending within the first ten (10) years after its establishment. The Participant must also guarantee payment of any amount required to be repaid under the agreement by delivering a suitable bond to the Trustee or by depositing with a depository acceptable to the Trustee, simultaneously with the lump sum payment, property having a fair market value equal to one hundred twenty-five percent (125%) of the amount repayable if the Plan had been terminated on the date of payment of the entire amount in one lump sum. This property is to be held by the depository until receipt of a certification from the Trustee that the Participant described in this Section (or the estate) is no longer obligated to repay any amount under the agreement. The Participant must further agree that if the market value of the property held by the depository falls below one hundred ten percent (110%) of the amount which would then be repayable if the Plan were to be terminated, he or she will deposit additional property necessary to bring the value of the property held by the depository up to one hundred twenty-five percent (125%) of that amount.

   (g) FUTURE REVOCATION OF ARTICLE XVI: In the event that Congress should provide by statute, or the Treasury Department or the Internal Revenue Service should provide by regulation or ruling, that the limitations provided for in this Section are no longer necessary in order to meet the requirements for a qualified pension plan under the Internal Revenue Code as then in effect, the limitations in this Section shall become void and shall no longer apply without the necessity of amendment to this Plan.

16.7 - LIMITATION OF BENEFITS ON EARLY PLAN TERMINATION FOR PLAN YEARS BEGINNING ON OR AFTER JANUARY 1. 1991:

      In the event of plan termination, the benefit of any highly compensated active or former Employee is limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code.

      For Plan Years beginning on or after January 1, 1991, benefits distributed to any of the twenty-five (25) most highly compensated active and former highly compensated Employees are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Employee under a single life annuity that is the actuarial equivalent of the sum of the Employee's Accrued Benefit and the Employee's other benefits under the Plan.

      The preceding paragraph shall not apply if: (a) after payment of the benefit to an Employee described in the preceding paragraph, the value of plan assets equals or exceeds 110% of the value of current liabilities, as defined in section 412(l)(7) of the Code, or (b) the value of the benefits for an Employee described above is less than one percent (1%) of the value of current liabilities.

      For purposes of this Section, benefit includes loans in excess of the amount set forth in section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee's life.


                                ARTICLE XVII

                                MISCELLANEOUS

17.1 - STANDARD OF CONDUCT - CO-FIDUCIARIES: For purposes of ERISA, all Fiduciaries, including the Employer, the Plan Administrator or Administrative Committee, the Trustee, and any others shall each discharge their respective duties under the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with like matters would use in the conduct of an enterprise of like character and with like aims. These duties include the appointment and retention of Fiduciaries and agents by those having appointive authority under the Plan.

All Fiduciaries by accepting appointment are responsible for carrying out their own duties in accordance with the standards required under ERISA and all regulations and rulings promulgated thereunder. All Fiduciaries shall be responsible (except in case there is an Investment Manager as provided for under Section 13.9) for the actions or failure to act of all other Fiduciaries with respect to the Plan if he or she participates, approves, acquiesces in or conceals a breach committed by another Fiduciary, or if the Fiduciary's failure to exercise reasonable care in the administration of his or her own duties enables the breach to be committed. Each Fiduciary is required to act prudently in the delegation or allocation of the responsibilities to other persons and to use reasonable care to prevent others from committing a breach.

If duties are properly delegated or allocated among Fiduciaries, only the Fiduciary to whom they are delegated shall be responsible for a breach unless other Fiduciaries knowingly participate in the breach or the other Fiduciaries fail to conduct a periodic review to assure that delegated duties and responsibilities are being carried out by all persons acting as Fiduciaries with respect to the Plan and by all persons to whom any of these duties and responsibilities have been delegated.

17.2 - PROHIBITION AGAINST DIVERSION - CORRECTION OF ERRORS: There shall be no diversion of any portion of the assets of the Plan other than for the exclusive benefit of the Participants and their Beneficiaries. No amount contributed shall revert to the Employer until all obligations of the Plan are satisfied, except for the following limited reasons:

   (a) Any contribution made to this Plan by the Employer because of a mistake of fact may be returned to that Employer within one (1) year of the contribution.

   (b) Any contribution made by the Employer which is conditioned on the deductibility of that contribution may be refunded to the Employer, to the extent the deduction is disallowed under section 404 of the Code, within one (1) year after the disallowance.

   (c) Any contribution made by the Employer prior to initial qualification of the Plan by the Internal Revenue Service as provided for in Section
      1.3 which does not receive a favorable letter of determination may be returned to the Employer within one (1) year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary or the Treasury may prescribe.

   (d) Upon a Plan termination where residual assets remain, those assets will be treated as provided for in the last paragraph of Section 16.4 of this Plan.

17.3 - GENERAL UNDERTAKING OF ALL PARTIES: All parties to this Plan and all persons claiming any interest whatsoever under the Plan agree to perform any and all acts and execute any and all documents which may be necessary or desirable for the carrying out of this Plan and Trust and any of its provisions.

17.4 - AGREEMENT BINDS HEIRS, ETC.: This Plan shall be binding upon all parties to the Plan, present and future, and upon their heirs, executors, administrators, successors and assigns.

17.5 - INALIENABILITY OF BENEFITS: No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The prohibition against assignment and alienation of benefits shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless the order is determined to be a qualified domestic relations order, as defined in section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

17.6 - DURATION OF TRUST - RULE AGAINST PERPETUITIES: If the indefinite continuance of this Plan would be in violation of any law, then this Plan shall continue for the maximum period permitted by law and shall then terminate, whereupon distribution of its assets shall be made as provided for in Article XVI.

17.7 - RESPONSIBILITY OF INSURER UNDER THIS PLAN:

   (a) The Insurer shall not be considered a party to this Plan or have any responsibility for the validity of this Plan and Trust or for any action taken by the Trustee. The Insurer shall be fully protected in dealing with the Trustee as sole owner of the Contracts held under this Plan and Trust and of the Trust Fund, if any. The Insurer shall be fully protected in accepting premium payments from the Trustee and in making payment of any amounts to the Trustee or in accordance with the Trustee's directions, or the directions of the Plan Administrator, without liability as to the application of these payments.

   (b) The Insurer shall be fully protected from any liability in dealing with the person who is the Trustee according to the latest notification received by the Insurer at its home office or in assuming that this document has not been amended or terminated until notice of any amendment or termination has been received at its home office.

   (c) The Insurer shall be entitled to assume that any person on whose life an application is made for a Contract is eligible under the terms of this Plan to have such a Contract issued, and in the form, benefits and amounts requested.

17.8 - INDEMNIFICATION: The Employer may agree to indemnify the Plan Administrator, or any other Employee, Fiduciary or agent, fully or partially, for any expenses, penalties, damages or other pecuniary loss the Employee, Fiduciary or agent may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan or Fiduciary activities actually performed in connection with the Plan. Indemnification may be paid in whole or in part by Fiduciary liability insurance paid for by the Employer, but in no event shall these items be paid out of Plan assets.

17.9 - OVERPAYMENTS, RECOUPMENT: If a Participant or Beneficiary receives an erroneous payment or payments to which the Participant or Beneficiary is not entitled under the terms and provisions of the Plan, repayment of the amount of the erroneous payment shall be made by the person receiving the payment. In the event the Participant or Beneficiary fails to return the overpayment, the Plan Administrator and/or Trustees shall exercise the care, skill and diligence that a prudent person acting in a like capacity in a similar enterprise would exercise in an attempt to collect money owed the Plan. If other efforts fail to recover the excess payments and if prudent under the circumstances, legal action may be instituted or payments to the Participant or Beneficiary may be offset against the money owed the Plan.

17.10 - INVALIDITY OF CERTAIN PROVISIONS: If any provision of this Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect any other provision of the Plan and this Plan and Trust shall be construed and enforced as if the provision had not been included.

17.11 - DISQUALIFICATION FROM USE OF PROTOTYPE PLAN: If the Employer's plan fails to attain or retain qualification, that plan will no longer participate in this prototype Plan and will be considered an individually designed plan.

17.12 - SAVINGS CLAUSE: If, upon the initial submission of the Plan as adopted by an Employer for approval under the Code, the Employer receives notice in writing from the Internal Revenue Service that its participation in the Plan does not qualify under the Code, its participation shall terminate. The assets allocable to the Employer's account, less any amounts required to pay taxes or administrative fees or other charges shall be returned to the Employer and by the Employer to the Participants to the extent those assets are attributable to the Employees' contribution. The Plan as to the Employer shall be considered to be void and of no force and effect and the Trustee shall be discharged from all obligations. Until the Internal Revenue Service determines that the Plan qualifies under section 401(a) of the Code, no Participant or Beneficiary shall have any right or claim to any asset of the Trust, except for proceeds payable under any Contracts on the life of any Participant as a result of death. Under no circumstances shall any values applicable to a prior Plan of an Employer revert to that Employer if the Internal Revenue Service fails to rule favorably upon this Plan.

17.13 - NOTIFICATION OF INTERESTED PARTIES: No person or entity shall bring an action under section 7476 of the Internal Revenue Code, as amended, until the Petitioner has given notice to the Secretary or his delegate and to interested parties, as defined by Internal Revenue Regulations now or hereafter issued, of the filing of the request for determination in the manner prescribed by regulations issued or to be issued by the Secretary or his delegate.

17.14 - HEADINGS: The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions of this Plan.

17.15 - GENDER, CONSTRUCTION: Whenever the context shall require, the masculine shall be read in the feminine, the singular shall be read in the plural and the plural shall be read in the singular, and these terms shall be used interchangeably.

              STANDARDIZED NONINTEGRATED DEFINED BENEFIT PLAN

                              ADOPTION AGREEMENT



The undersigned Employer and Trustees hereby establish the Pension Trust named below and the Employer hereby adopts this Prototype Defined Benefit Pension Plan and Trust, to be effective as of the date specified below, for the exclusive benefit of its Employees who qualify under the terms and conditions thereof. The Employer hereby selects the following specifications.

Instructions: Please complete every applicable item. Failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.


I. GENERAL INFORMATION


   A. NAME OF PLAN

      This Plan shall be known as the
                                     ---------------------------------------
      Employees' Defined Benefit Pension Plan and Trust.


   B. EMPLOYER(S) AND RELATED INFORMATION (If more than one, list separately.)


      1. Name, Address & Phone


         -------------------------------------------------------------------


         -------------------------------------------------------------------


         -------------------------------------------------------------------


         Predecessor Employer if prior service is to be counted
                                                               -------------


         -------------------------------------------------------------------


         -------------------------------------------------------------------


         -------------------------------------------------------------------


      2. Form of Business (check one):


            a.     Regular Corporation
              -----


            b.     S Corporation (electing Small Business Corporation)
              -----


            c.     Professional Corporation or Association
              -----


            d.     Partnership
              -----


            e.     Sole Proprietor
              -----


            f.     Non-Profit Corporation
              -----


      3. IRS Employer Identification Number:       --
                                             -- --    -- -- -- -- -- -- --


      4. Incorporation date or date business commenced:
                                                       ---------------------


         Date predecessor business commenced:
                                             -------------------------------


      5. Employer's Federal income tax year:              to
                                            -------------     --------------
                                              month/day          month/day


      6. Execution of this Adoption Agreement constitutes (Indicate appropriate paragraph):


            a.     A new plan (the initial adoption by the Employer).
              -----


            b.     An amendment and restatement
              -----
                   This amendment, restatement or substitution shall not reduce the nonforfeitable interest of any Participant determined as of the day preceding the effective date of this Adoption Agreement; but Participants who retired or who terminated their employment with the Employer prior to the effective date of this agreement shall look solely to the Plan as it existed prior to the adoption of this amendment for their benefit if any, provided under the Plan (except as provided in the Joint and Survivor Annuity requirements of Article VIII of this Plan).


                   1.     An amendment and restatement of an existing plan
                     -----
                          under this prototype to conform Plan to changes in the law.


                   2.     A substitution for or conversion of an existing
                     -----
                          plan.


                          Information about an existing plan:

                          Name of Plan
                                       -------------------------------------


                          Effective date of plan
                                                 ---------------------------


                          Letter serial no. of IRS
                          determination letter
                                               -----------------------------


                          Date of IRS determination
                          letter
                                 -------------------------------------------


                   3.     An amendment of this Adoption Agreement which was
                     -----
                          previously adopted by the Employer to make changes in optional provisions.


      7. The Effective Date of this Adoption Agreement or
         amendment shall be
                            ------------------------------------------------

         (The General Effective Date for an amendment and restatement after the Tax Reform Act of 1986, will be the first day of the Plan Year beginning in 1989.)


      8. The Plan Year, as defined in Section 2.32 of the Plan shall be:

         The twelve (12) consecutive month period (normally the twelve (12) month period corresponding to the Employer's business year for
         income tax purposes) ending on                     and each
                                        --------------------
         anniversary thereof.  The first Plan Year shall begin
         on                     , 19   .
           ---------------------    ---


      9. The Limitation Year as defined in Section 2.24 of the Plan shall be


         a.     the same as the Plan Year
           -----


         b.     the twelve (12) consecutive month period
           -----
                commencing on
                              ----------------------------------------------


   C. FIDUCIARIES: (Lutheran Brotherhood may not be named as a Plan Administrator, Trustee, Fiduciary or as an agent for service of legal process.)


      1. Employer appoints the following persons as Trustees (name two or more):


            ----------------------------------------------------------------
                                   (Name and Address)


            ----------------------------------------------------------------
                                   (Name and Address)


            ----------------------------------------------------------------
                                   (Name and Address)


      2. Plan Administrator (select one):


            a.     Employer, or
              -----


            b.     Administrator designated by Employer
              -----


                   i.     Individual
                     -----
                          Identification No.
                                             -------------------------------


                          --------------------------------------------------
                                   (Name and Address)


                   ii.    Administrative Committee
                      ----
                          Identification No.
                                             -------------------------------


                          --------------------------------------------------
                                    (Name and Address)


                          --------------------------------------------------
                                    (Name and Address)


                          --------------------------------------------------
                                    (Name and Address)


      3. Agent for Service of Legal Process


            a. Agent (select one):


                  i.     Employer
                    -----


                  ii.    Trustee
                     ----


                  iii.   Plan Administrator
                      ---


                  iv.    Other
                     ----      ---------------------------------------------
                                         (Name)


            b. Address


                  i.     use Employer's address
                    -----


                  ii.    use Address below:
                     ----


                         ---------------------------------------------------
                                    (street address)


                         ---------------------------------------------------
                                   (city, state, zip)


II. DEFINITIONS


   A. ACTUARIAL EQUIVALENT:

   Except as provided in Section 2.2 of the Plan, the Actuarial Equivalent to another benefit shall be determined on the basis of the mortality table and the interest rate(s) specified below:


      1. PRE-NORMAL RETIREMENT DATE MORTALITY:             mortality table.
                                              -------------


      2. POST-NORMAL RETIREMENT DATE MORTALITY:             mortality table.
                                               -------------


      3. PRE-NORMAL RETIREMENT DATE INTEREST:              % per annum.
                                             --------------


      4. POST-NORMAL RETIREMENT DATE INTEREST:             % per annum.
                                              -------------


      5. FACTORS AND ASSUMPTIONS: For purposes of determining certain Actuarial Equivalents as indicated below, the following factors and assumptions shall be used (describe the factors and assumptions and the benefits and benefit forms to which they are applicable below or on an exhibit referenced below:


         -------------------------------------------------------------------


         -------------------------------------------------------------------

         (Note: The assumptions or factors must be specified in a manner which precludes Employer discretion.):


   B. COMPENSATION:


      1. Compensation will mean all of each Participant's (select one):


            a.     Section 3121(a) wages (W-2 earnings - wages as defined
              -----
                   for purposes of calculating social security taxes)


            b.     Section 3401(a) wages (wages as defined for purposes of
              -----
                   income tax withholding)


            c.     Compensation as that term is defined in section
              -----
                   415 of the Code


      2. Which is actually paid to the Participant during (select one):


            a.     the Plan Year
              -----


            b.     the calendar year ending with or within the Plan Year
              -----


            c.     the Limitation Year ending with or within the Plan Year
              -----


            d.     other (please specify)
              -----                      -----------------------------------

                   (must be determined on the basis of any consecutive period ending within the Plan Year which is at least 12 months in duration and applied uniformly to all Employees in the Plan)


      3. Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Code (select one):


            a.     shall be included in Compensation
              -----


            b.     shall not be included in Compensation
              -----


   C. COVERED EMPLOYEES:

      The Plan is extended to all Employees of the Employer who meet the age and service requirement of Section III except (select none, one or both):


            1.     Union Employees who are included in a unit of employees
              -----
                   covered by a collective bargaining agreement between the Employer and the employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees of the Employer who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9(g) of the proposed regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.


            2.     Nonresident aliens who receive no earned income from the
              -----
                   Employer which constitutes income from sources within the United States.


   D. ENTRY DATE

      Entry Date shall mean (select one):


         1.     Dual Entry Date (the first day of the Plan Year and six (6)
           -----
                months later).


         2.     the first day of the Plan Year (select one):
           -----


            a.     Nearest to the date an Employee first meets the age and
              -----
                   service requirements in the Plan.


            b.     In which an Employee first meets age and service
              -----
                   requirements


            c.     After the Plan Year in which an Employee first meets the
              -----
                   age and service requirements in the Plan (eligibility must be age 20 1/2 and/or 6 months service or less without regard to the 1,000 Hours of Service requirement)


   E. HOURS OF SERVICE

      A Year of Service is ordinarily defined as 1000 Hours of Service. Hours of Service may be credited in a number of different ways. Select one of the methods listed below. The method selected will be applied to all Employees covered under the Plan.


            1.     On the basis of actual hours for which an Employee is
              -----
                   paid or entitled to be paid.


            2.     On the basis of days worked:
              -----
                   An Employee shall be credited with ten (10) Hours of Service if under Section 2.19 of the Plan the Employee would be credited with at least one (1) Hour of Service during the day.


            3.     On the basis of weeks worked:
              -----
                   An Employee shall be credited with forty-five (45) Hours of Service if under Section 2.19 of the Plan the Employee would be credited with at least one (1) Hour of Service during the week.


            4.     On the basis of semi-monthly payroll periods:
              -----
                   An Employee shall be credited with ninety-five (95) Hours of Service if under Section 2.19 of the Plan the Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.


            5.     On the basis of months worked:
              -----
                   An Employee shall be credited with one hundred ninety
                   (190) Hours of Service if under Section 2.19 of the Plan the Employee would be credited with at least one (1) Hour of Service during the month.


   F. SERVICE WITH A PREDECESSOR EMPLOYER

      Service for a predecessor employer, including service as a sole proprietor or partner (select one):


            1.     shall be taken into account for purposes of meeting the
              -----
                   Years of Service requirements. (Check this option if predecessor employer maintained a plan.)


            2.     shall not be taken into account for purposes of meeting
              -----
                   the Years of Service requirements.


   G. NORMAL RETIREMENT AGE

      Normal Retirement Age shall mean (select one):


         1.     age (not to exceed age 65).
           -----


         2.     the later of (a) the time the Participant attains
           -----
                age          (not to exceed 65) or (b) the completion of
                   ----------
                the            (5th or less) anniversary of the date upon
                   ------------
                which the Participant commenced participation in the Plan.


         3.     the later of (a) the time the Participant attains age
           -----                                                     -------
                (not to exceed 65), or (b) the completion of the
                                                                ------------
                (5th or less) anniversary of the date upon which the Participant commenced participation, but in no event later than the Participant's seventieth (70th) birthday.


      If, for Plan Years beginning before January 1, 1988, Normal Retirement Age was determined with reference to the anniversary of the participation commencement date (more than 5 but not to exceed
      10 years), the anniversary date for Participants who first commenced participation under the Plan before the first Plan Year beginning on or after January 1, 1988, shall be the earlier of (A) the tenth anniversary of the date the Participant commenced participation in the Plan (or such anniversary as had been elected by the Employer, if less than 10) or (B) the fifth anniversary of the first day of the first plan year beginning on or after January 1, 1988. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

      If a plan or the Employer sponsoring the Plan imposes a requirement that a Participant retire upon reaching a certain age, the Normal Retirement Age may not exceed the mandatory retirement age.


III. ELIGIBILITY AND PARTICIPATION

    Each Employee shall be eligible to participate upon meeting the following requirements:


   A. ATTAINED AGE ON ENTRY DATE (select one):


         1.     No age requirement (only service).
           -----


         2.     Minimum age     (Not more than 21; or if Entry Date in
           -----           -----
                Section II.D.2.c is selected, not more than 20.5.)


   B. LENGTH OF SERVICE ON ENTRY DATE (select one):


         1.     No Service requirement (only age).
           -----


         2.               years and         months of Service required.
           -----  --------         ---------
                 (Service cannot exceed one (1) year an zero (0) months if graded vesting is selected or two (2) years and zero (0) months if full and immediate vesting is selected. If Entry Date in Section II.D.2.c is selected, service cannot exceed six (6) months if graded vesting is selected or one (1) year and six (6) months if full and immediate vesting is selected.)


IV. NORMAL RETIREMENT BENEFIT


   A. The amount of monthly pension shall be:


                percent (%) of the Participant's Average
           -----
                Monthly Compensation.


   B. Credited Years of Service shall be (select one):


         1.     All of an Employee's Years of Service with the Employer.
           -----


         2.     Years of Service during which an Employee is a Participant
           -----
                in the Plan.


   C. Benefit Reduction (select one):


         l.     No reduction
           -----


         2.     Reduction for short service.  Reduce benefit by
           -----                                              --------------
                (e.g., 1/15) for each year of Service less than
                                                               -------------
                (e.g., 15). [Reduce benefit in proportion to Years of Service.]


   D. Normal form of Retirement Benefit (select one):


         1.     Monthly life income.
           -----


         2.     Monthly life income with 60 installments certain.
           -----


         3.     Monthly life income with 120 installments certain.
           -----


   E. Compensation shall be averaged over (select one):


         1.     Career average (average of all years of participation).
           -----


         2.     Average of highest         consecutive years of
           -----                  ---------
                participation prior to the date the benefit is determined (not less than three (3) nor more than ten (10)).


         3.     Average of highest         consecutive years of
           -----                  ---------
                participation (not less than three (3)) out of          year
                                                              ----------
                period prior to Normal Retirement Date (not less than three
                (3) nor more than ten (10)).


   F. PERIOD OF COMPENSATION (select one):

      For purposes of determining Average Annual Compensation, a Year of Participation shall be based on (select one):


         1.     The Plan Year.
           -----


         2.     The calendar year ending with or within the Plan Year.
           -----


         3.     The Employer's fiscal year.
           -----


         4.     Other
           -----     -------------------------------------------------------

                Options 3 and 4 must be determined on the basis of any consecutive period ending within the Plan Year which is at least twelve (12) months in duration and applied uniformly.


   G. The minimum monthly retirement benefit shall be $            (not less
                                                       ------------
      than ten dollars ($10)).


   H. In the event a Participant's monthly Compensation changes by an amount
      that would adjust the monthly pension by $             (not less than
                                                -------------
      ten dollars ($10)), the projected pension shall then be adjusted as provided in Sections 5.4 and 5.5 of the Plan.


   I. ADJUSTMENT FACTORS FOR DISTRIBUTION PRIOR TO NORMAL RETIREMENT

      Distribution of the Participant's Accrued Benefit may commence prior to the Normal Retirement Date; provided, however, that the benefits to be made available to the Participant terminating employment prior to his/her Normal Retirement Date shall in no event exceed the following:


         1. Maximum Where Distribution is Postponed to Normal Retirement
            Date:

            The benefits shall not exceed the amount of the Normal Retirement Benefit that could be provided on his or her Normal Retirement Date on the Normal Annuity Form multiplied by a fraction, the numerator of which is the actual number of Years of Service with the Employer at the date of termination of employment and the denominator is the total number of Years of service he or she would have had assuming that he or she had remained in service until the Normal Retirement Date.

            For the purpose of this calculation, it shall be assumed that the Participant's Compensation at date of termination continued to what would have been his or her Normal Retirement Date.


         2. Maximum Where Distribution Commences Prior to Normal Retirement Date and After Termination of Employment:

            If distribution is to commence prior to the Participant's Normal Retirement Date and after termination of employment, the maximums computed above shall be reduced by one-fifteenth (1/15th) for each of the first five (5) Years and one-thirtieth (1/30th) for each of the next five (5) years by which the starting date of the annuity precedes the Normal Retirement Date, and reduced actuarially for each additional year thereafter.


         3. In no event shall the distribution of benefits under this Section commence later than what would have been the Participant's Normal Retirement Date.


         4. Early Retirement Benefit for Certain Terminated Participants:

            If a Participant who satisfies the service requirements for Early Retirement terminates employment prior to satisfying the age requirements for Early Retirement, the Participant shall be entitled upon satisfying the age requirement, to receive his or her benefit in accordance with Plan provisions.


   J. MINIMUM ACCRUED BENEFIT FOR TOP HEAVY PLANS

      For purposes of minimum Top-Heavy accruals, each non-key Employee will
      accrue a minimum benefit of          % (not less than two percent
                                 ----------
      (2%)) of Compensation for each year the Plan is Top-Heavy.


   K. TRANSITIONAL RULE


         1. The following transitional rule shall apply to all Participants who have accrued a benefit under the Plan as of the close of the last Plan Year beginning before January 1, 1989 (freeze year), and who have at least one Hour of Service in a Plan Year beginning after the freeze year.

            Each Participant's Accrued Benefit under the Plan shall be equal to the sum of:


               a. the Participant's frozen Accrued Benefit, and


               b. the Participant's Accrued Benefit with respect to years of credited service for Plan Years beginning after the freeze year, determined in accordance with the provisions of the Plan, in effect for Plan Years beginning after the freeze year.


         2. Benefit Adjustments


               a. If, as of the close of the freeze year, and without regard to any plan amendments made after May 9, 1990 (or an earlier date selected by the Employer in the Adoption Agreement, but not before December 13, 1988), the Plan contained a benefit formula under which the Participant's frozen Accrued Benefit could be determined with reference to Compensation earned by the Participant in Plan Years beginning after the freeze year, then, with respect to each Participant who has at least one Hour of Service in any Plan Year beginning after the freeze year, the Participant's Accrued Benefit above shall be adjusted in accordance with the following method (select one):


                     i.     The Participant's frozen Accrued Benefit shall
                       -----
                            be multiplied by a fraction (not less than 1), the numerator of which is the Participant's Compensation, determined as of the current Plan Year, using the same definition and Compensation formula used in determining the Participant's frozen Accrued Benefit, and the denominator of which is the Participant's actual Compensation used in determining the Participant's frozen Accrued Benefit.


                    ii.    The Participant's frozen Accrued Benefit shall
                       -----
                            be multiplied by a fraction (not less than 1), the numerator of which is the Participant's Compensation, for the current year, and the denominator is the Participant's Compensation for the freeze year. For purposes of this paragraph, Compensation shall mean Compensation determined under the Compensation formula in
                            Section IV.E of the Adoption Agreement, using the definition of Compensation in effect under the Plan for the relevant year.


                   iii.     The participant's frozen Accrued Benefit
                       -----
                            shall be multiplied by a fraction (not less than 1), the numerator of which is the Participant's Compensation for the current year, determined under the Compensation formula in
                            Section IV.E of the Adoption Agreement, and the denominator is the Participant's reconstructed compensation for the freeze year.


         3. Definitions for purposes of this Section:


               a. FROZEN ACCRUED BENEFIT: A Participant's Accrued Benefit
                  determined as if the Participant terminated employment with the Employer at the end of the freeze year, without regard to any amendment made to the Plan after the freeze year.


               b. FREEZE YEAR: The last Plan Year beginning before
                  January 1, 1989.


               c. RECONSTRUCTED COMPENSATION: Shall be equal to the
                  Compensation for the Plan Year elected by the Employer in the Adoption Agreement (post-freeze year), using the definition of Compensation in effect under the Plan for the year selected, determined under the Compensation formula in Section IV.E of the Adoption Agreement, multiplied by a fraction, the numerator of which is the Participant's actual Compensation used in determining the Participant's frozen Accrued Benefit, and the denominator of which is the Participant's compensation for the post freeze year using the Compensation definition and Compensation formula used in the numerator.


                     For purposes of calculating a Participant's
                     "reconstructed Compensation", the post-freeze year shall be the Plan Year beginning in (select one):


                      i.     1989
                        -----


                     ii.     1990
                        -----


                    iii.     1991
                        -----


         4. Minimum Benefit Adjustment

            If a Participant's Accrued Benefit is adjusted in accordance with Section IV.J of the Adoption Agreement, then with respect to benefits accruing during Plan Years beginning after December 31, 1988, each Participant will accrue a benefit of not less than 25% of the Participant's total Compensation. If an Employee has less than 50 years of credited service under the Plan, then, such minimum percentage will be reduced by multiplying it by the following factor:


                      PARTICILPANT'S YEARS OF CREDITED SERVICE
                                      50


V. VESTING


   A. Subject to the provisions of Article IX of the Plan, the nonforfeitable percentage of a Participant's Accrued Benefits derived from Employer contributions prior to attainment of Normal Retirement Age shall be (select one):


         1.     100% immediate vesting
           -----


         2.     100% vesting after three (3) Years of Service (if entry date
           -----
                is before one (1) year and zero (0) months.)


         3.     100% vesting after rive (5) Years of Service.
           -----


         4.     Six-Year Graded Vesting
           -----


                YEARS OF SERVICE                       VESTED PERCENTAGE

                    1                                        0%
                    2                                       20%
                    3                                       40%
                    4                                       60%
                    5                                       80%
                    6                                      100%


         5.     Three to seven year graded vesting
           -----


                YEARS OF SERVICE                       VESTED PERCENTAGE

                    1                                        0%
                    2                                        0%
                    3                                       20%
                    4                                       50%
                    5                                       60%
                    6                                       80%
                    7                                      100%


VI. RETIREMENT BENEFITS


   A. JOINT AND SURVIVOR ANNUITY


      The percentage of the survivor annuity under Article VIII of the Plan
      shall be        % (not less than 50 nor greater than 100) of the
              --------
      amount of the annuity payable during the joint lives of the Participants and his/her spouse.


   B. EARLY RETIREMENT (select one):


         1.     Early Retirement not permitted.
           -----


         2.     A Participant may retire within the ten (10) year period
           -----
                immediately preceding his Normal Retirement Date, provided
                he has completed at least         Years of Service (not to
                                         ---------
                exceed ten (10) and         years of participation (not
                                   ---------
                to exceed ten (10)) in the Plan.


   C. DISABILITY RETIREMENT BENEFITS

      The disability retirement benefit shall be equal to (select one):


         1.     100% of the Participant's Accrued Benefit
           -----


         2.     The Participant's vested Accrued Benefit.
           -----


   D. DEFERRED RETIREMENT


         1. If a Participant remains in employment after his or her Normal Retirement Date, the Participant's Accrued Benefit shall be payable (select one):


               a.     At the Normal Retirement Date.
                 -----


               b.     On the first day of the month on or after the earlier
                 -----
                      of the actual retirement date or the required beginning date.


         2. A Participant's Deferred Retirement benefit payable at the Deferred Retirement Date shall be as follows (select one):


               a.     The Actuarial Equivalent of the benefit to which the
                 -----
                      Participant would have received at the Normal Retirement Date.


               b.     The Actuarial Equivalent of a separate fund
                 -----
                      established at the Participant's Normal Retirement
                      Date.


VII. PRE-RETIREMENT DEATH BENEFIT

    The pre-retirement death benefit for a married Participant shall be a pre-retirement survivor annuity. The present value of any benefit hereunder shall be based on the same interest rate assumption and mortality table as is used to compute the Actuarial Equivalence of optional forms of benefits under the plan. The pre-retirement death benefit payable under this plan is (select one of the following options):


               A.     None, other than the qualified pre-retirement
                 -----
                      survivor annuity.


               B.      The qualified pre-retirement survivor annuity plus
                 -----
                       the proceeds of insurance policies purchased on the Participant's life; provided that any death benefit in addition to the qualified pre-retirement survivor annuity shall be reduced to the extent necessary so that the sum of the additional benefit and the actuarial value of the qualified pre-retirement survivor annuity does not exceed 100 times the Participant's anticipated monthly benefit. For purpose of this requirement, the total face amount of
                       policies purchased will be              (fill in the
                                                 --------------
                       amount but not in excess of 100) times the Participant's anticipated monthly benefit.


               C.     The qualified pre-retirement survivor annuity plus the
                 -----
                      excess, if any, of the present value of the Participant's Accrued Benefit minus the actuarial value of the qualified pre-retirement survivor annuity.


               D.     The qualified pre-retirement survivor annuity plus, if
                 -----
                      a positive amount, the incidental reserve. The incidental reserve equals the proceeds of insurance policies purchased on a Participant's life plus the theoretical ILP reserve minus the sum of the actuarial value of the qualified pre-retirement survivor annuity and the cash value of the policies purchased. For purpose of this requirement, the face amount of the insurance policies will be that purchasable
                      by                 (fill in the amount but not greater
                        -----------------
                      than 66 if whole life and not greater than 33 if term and/or universal life) percent of the Theoretical Contribution.


    For purposes of D. above, the theoretical ILP reserve is the reserve that would be available at the time of death if for each year of plan participation a contribution had been made on behalf of the Participant in an amount equal to the Theoretical Contribution.

    For purposes of B., C. and D. above, the calculations for present value and actuarial value of any benefit shall be based on the following assumptions:


            Interest rate:         %
                          ---------


            Mortality table:
                            ------------------------------------------------


VIII. LIFE INSURANCE CONTRACT LIMITATIONS

    Where Contracts have been selected for a portion of the funding, the initial death benefit under the Contract and any increases in case of death prior to Normal Retirement Date shall be up to one hundred (100) times the amount of the anticipated Normal Monthly Retirement Benefit in the case of a Participant insurable at standard rates.


         1. If the funding media is a Contract which includes an insurance risk and the Participant is not insurable at standard rates or does to have life insurance purchased on his or her behalf, the following action shall be taken by the Trustee. A deferred annuity Contract may be purchased for the Participant in lieu of the rated Contract. In absence of directions to the contrary, the premium shall be an amount equal to the premium that would have been expended for the whole life insurance Contract.

            In the case of those individuals who are only insurable at a substandard rate (select one):


               a.     The Employer elects by written notice filed with the
                 -----
                      Trustee to pay the additional premium for Participants insurable at substandard rates. The Employer shall treat all Participants alike with respect to the payment of rated premiums.


               b.     For a Participant insurable only at substandard rates
                 -----
                      the whole life level annual premium Contracts shall provide a death benefit in the event of death prior to Normal Retirement Date graded or reduced from the face amount that would have been issued on standard rates. The amount of the death benefit shall be that which can be purchased by a premium equal to the premium for standard issue, determined by the Insurer in accordance with the amount of the rating. (This option not available where elective income endowment Contracts are used.)


         2. Maximum Issue Ages (please complete):

            No Contract shall be issued to or additional Contract purchased in the case of a Participant who has attained his or
            her          birthday.  The amounts that would have been used to
               ----------
            pay these premiums shall be applied to one of the other forms of investments as the Plan Administrator deems appropriate, which may include a different type of Contract.


         3. Minimum Amounts of Whole Life Level Annual Premium Additions permitted:

            No policy shall be applied for unless the amount of premium to be applied will purchase a Contract providing a face amount of insurance in the amount of $2,500 or more.


    In the above cases, if the Contract is not purchased, the amount of the contribution that would have been used to pay for the premium shall be applied to one of the other forms of investments permitted which the Plan Administrator deems appropriate which may include a different type of Contract.


         4. The Contracts shall contain an option either upon payment of a special premium or upon payment of the guaranteed conversion cost, to convert or exchange the Contract on Normal Retirement Date into one providing a monthly retirement income beginning at the Normal Retirement Date.

            Each Contract or any agreement with the Insurer relating thereto shall specifically provide that the Contract may be converted at the Normal Retirement Date of the Participant. On or before the reaching of Normal Retirement Date by each Participant, the Trustee shall use the funds in the Trust Fund to convert the Contract(s) on the life of the Participant into a Contract(s) providing a monthly retirement income for the Participant in the amount to which the Participant is entitled under the provisions of this Plan or shall convert the Contract to cash, or shall distribute the Contract(s) to the Participant all in accordance with the provisions of this Plan.


IX. LOANS TO PARTICIPANTS (SELECT ONE):


   A. Loans to self-employed individuals and to more than 5% owners are prohibited transactions unless an exemption is obtained from the Department of Labor (select one):


         1.     Loans shall not be allowed.
           -----


         2.     Loans shall be allowed.
           -----


   B. If loans are permitted, they must be made in accordance with the provision of Article X of the Plan and in accordance with the following provisions or in accordance with a separate document containing these provisions as referenced below:


         1. Person or position authorized to administer the Participant loan program
                        ----------------------------------------------------
            ----------------------------------------------------------------


         2. Procedure for applying for loans
                                            --------------------------------
            ----------------------------------------------------------------


         3. Basis on which loans will be approved or denied
                                                           -----------------
            ----------------------------------------------------------------


         4. Limitations (if any) on the types and amounts of loans
            offered
                   ---------------------------------------------------------
            ----------------------------------------------------------------


         5. Procedure for determining a reasonable rate of interest
                                                                   ---------
            ----------------------------------------------------------------


         6. Types of collateral which may secure a Participant loan
                                                                   ---------
            ----------------------------------------------------------------


         7. Events constituting default and the steps that will be taken to preserve plan assets in the event of default
                                                        --------------------
            ----------------------------------------------------------------


X. SPECIAL LIMITATIONS ON ALLOCATIONS

    (The wording of the following provision should be read in connection with Section 5.6 where the Employer maintains certain other qualified defined contribution plans):

    Complete this Section only if you maintain or have ever maintained another qualified plan in which any Participant in this Plan is (or was) a Participant or could possibly become a Participant. You must also complete this Section if you maintain a welfare benefit fund, as defined in section 419(e) of the Code or an individual medical account, as defined in section 415(l)(2) of the Code, under which amounts are treated as Annual Additions with respect to any Participant in this Plan. If you maintain(ed) such a Plan, failure to complete this Section may adversely affect the qualification of the Plans you maintain.

    Do you now or have you ever maintained one of the above described plans?


                           No
                      -----


                           Yes (if yes, please complete the following):
                      -----

                           Provide the method under which the plans will limit total Annual Additions to the maximum permissible amount and the method under which the Plan involved will satisfy the 1.0 limitation of section 415(e) of the Code in a manner that precludes Employer discretion.


                           -------------------------------------------------


                           -------------------------------------------------


                           -------------------------------------------------


XI. WAIVER OF MINIMUM FUNDING STANDARDS

    The Employer, if unable to satisfy the minimum funding standard for a given Plan Year, may apply to the Internal Revenue Service for a waiver of the minimum funding standard. If the waiver is granted, the adopting Employer may amend the Plan by adding overriding Plan provisions in the Adoption Agreement in the event of a waiver of the minimum funding deficiency. If the Employer amends the Plan to allow for a waiver of the minimum funding requirement of section 412(d) of the Code, the Employer will no longer participate in the prototype plan and the plan will be considered an individually designed plan. The Employer must apply for a determination letter from the appropriate Key District Director of Internal Revenue.


XII. RELIANCE ON OPINION LETTER

    The Internal Revenue Service has approved this Plan as a prototype. An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in section 419(e) of the code, which provides post-retirement medical benefits allocated to separate accounts for key Employees, as defined in section 419A(d)(3) of the Code, or an individual medical account, as defined in section 415(l)(2) of the Code) in addition to this Plan may not rely on the opinion letter issued by the National office of the Internal Revenue Service as evidence that this Plan is qualified under section 401 of the Internal Revenue Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that his or her plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

    In addition, the Employer may rely upon the opinion letter issued by the National Office of the Internal Revenue Service only if the plan adopted by the Employer satisfies one of the safe-harbors provided in regulations under section 401(a)(26) of the Code with respect to its prior benefit structure or is deemed to satisfy section 401(a)(26) under those regulations.

    This Adoption Agreement may be used only in conjunction with Lutheran Brotherhood's basic Defined Benefit Plan and Trust, document #02.


XIII. DECLARATIONS

    To establish the Trust, the initial contribution shall be credited as specified by the Employer. Future contributions shall be credited in accordance with the directions of the Employer. The Employer


         1. Acknowledges receipt of the current prospectus of any mutual fund which it has selected for investment of contributions to the Trust;


         2. Agrees to provide any Participant who contributes under the Trust a prospectus of any mutual fund in which his or her contributions may be invested;


         3. Agrees that any direction to the Trustee to invest a contribution in a particular mutual fund shall be a representation to the Trustee that the appropriate prospectus has been received and examined by the party making such contribution;


         4. Acknowledges receipt of the appropriate life insurance commission disclosure statements required for investment of Trust funds in life insurance Contracts;


         5. Agrees to file with the Internal Revenue Service and the Department of Labor all information as to any taxable or Plan Year which is required of the Employer to be filed with said agencies.


    This Adoption Agreement and related documents are important legal instruments with legal and tax implications for which neither the Sponsor nor the representative of the Sponsor can assume responsibility. The Sponsor urges the Employer to consult with its own attorney with regard to the adoption of this Plan and its suitability to the Employer. It is understood and agreed that neither the Trustees nor the Sponsor shall be responsible for the tax and legal aspects of the Trust, full responsibility for which is assumed by the undersigned Employer, which hereby states that it has consulted legal and tax counsel to the extent considered necessary.

    The undersigned Employer and Trustee consent to the exercise by the Sponsor of the right of amendment set forth in Section 15.2 of the Plan. Lutheran Brotherhood will inform the adopting Employer of any amendments made to the Plan or of discontinuance or abandonment of the Plan.


The Trust is signed this        day of                , 19    .
                        --------      ----------------    ----


------------------------------------------------------------
                    (Name of Employer)

By
   ---------------------------------------------------------
             (Signature of authorized officer)


   ---------------------------------------------------------
               (Title of authorized officer)



Appointment as Trustee accepted:

By
   ---------------------------------------------------------
                    (Trustee Signature)

By
   ---------------------------------------------------------
                    (Trustee Signature)

By
   ---------------------------------------------------------
                    (Trustee Signature)



Appointment as Plan Administrator accepted:


------------------------------------------------------------
(To be signed by Plan Administrator if other than Employer.)



Sponsoring organization:

    Lutheran Brotherhood
    625 Fourth Avenue South
    Minneapolis, MN 55415
    (612) 340-7000


----------------------------------------------------------------------------
----------------------------------------------------------------------------


           STANDARDIZED INTEGRATED DEFINED BENEFIT PLAN AND TRUST

                              ADOPTION AGREEMENT



The undersigned Employer and Trustees hereby establish the Pension Trust named below and the Employer hereby adopts this Prototype Defined Benefit Pension Plan and Trust, to be effective as of the date specified below, for the exclusive benefit of its Employees who qualify under the terms and conditions thereof. The Employer hereby selects the following specifications.

Instructions: Please complete every applicable item. Failure to properly fill out this Adoption Agreement may result in disqualification of the Plan.



I. GENERAL INFORMATION


   A. NAME OF PLAN

      This Plan shall be known as the
                                      --------------------------------------
      Employees' Defined Benefit Pension Plan and Trust.


   B. EMPLOYER(S) AND RELATED INFORMATION (If more than one, list separately.)


         1. Name, Address & Phone


            ----------------------------------------------------------------


            ----------------------------------------------------------------


            ----------------------------------------------------------------


            Predecessor Employer if prior service is to be counted
                                                                  ----------


            ----------------------------------------------------------------


            ----------------------------------------------------------------


            ----------------------------------------------------------------


         2. Form of Business (check one):


               a.     Regular Corporation
                 -----


               b.     S Corporation (electing Small Business Corporation)
                 -----


               c.     Professional Corporation or Association
                 -----


               d.     Partnership
                 -----


               e.     Sole Proprietor
                 -----


               f.     Non-Profit Corporation
                 -----


         3. IRS Employer Identification Number:      --
                                               -- --    -- -- -- -- -- -- --


         4. Incorporation date or date business commenced:
                                                          ------------------

            Date predecessor business commenced:
                                                ----------------------------


         5. Employer's Federal income tax year:             to
                                               -------------   -------------
                                                 month/day       month/day


         6. Execution of this Adoption Agreement constitutes (Indicate appropriate paragraph):


               a.     A new plan (the initial adoption by the Employer).
                 -----


               b.     An amendment and restatement
                 -----

                      This amendment, restatement or substitution shall not reduce the nonforfeitable interest of any Participant determined as of the day preceding the effective date of this Adoption Agreement; but Participants who retired or who terminated their employment with the Employer prior to the effective date of this agreement shall look solely to the Plan as it existed prior to the adoption of this amendment for their benefits, if any, provided under the Plan (except as provided in the Joint and Survivor Annuity requirements of
                      Article VIII of this Plan).


                      1.     An amendment and restatement of an existing
                        -----
                             plan under this prototype to conform Plan to changes in the law.


                      2.     A substitution for or conversion of an
                        -----
                             existing plan.


                             Information about an existing plan:

                             Name of Plan
                                         -----------------------------------


                             Effective date of plan
                                                   -------------------------


                             Letter serial no. of IRS
                             determination letter
                                                 ---------------------------


                             Date of IRS determination letter
                                                             ---------------


                      3.     An amendment of this Adoption Agreement which
                        -----
                             was previously adopted by the Employer to make changes in optional provisions.


         7. The Effective Date of this Adoption Agreement or amendment shall be
                    --------------------------------------------------------

            (The General Effective Date for an amendment and restatement after the Tax Reform Act of 1986 will be the first day of the Plan Year beginning in 1989.)


         8. The Plan Year, as defined in Section 2.32 of the Plan shall be:

            The twelve (12) consecutive month period (normally the twelve
            (12) month period corresponding to the Employer's business year
            for income tax purposes) ending on                           and
                                              ---------------------------
            each anniversary thereof.  The first Plan Year shall
            begin on                                  , 19  .
                    ----------------------------------    --


         9. The Limitation Year as defined in Section 2.24 of the Plan shall be


               a.     the same as the Plan Year
                 -----


               b.     the twelve (12) consecutive month period
                 -----
                      commencing on
                                   -----------------------------------------


   C. FIDUCIARIES: (Lutheran Brotherhood may not be named as a Plan Administrator, Trustee, Fiduciary or as an agent for service of legal process.)


         1. Employer appoints the following persons as Trustees (name two or more):


            ----------------------------------------------------------------
                                   (Name and Address)


            ----------------------------------------------------------------
                                   (Name and Address)


            ----------------------------------------------------------------
                                   (Name and Address)


         2. Plan Administrator (select one):


               a.     Employer, or
                 -----


               b.     Administrator designated by Employer
                 -----


                      i.     Individual
                        -----
                             Identification No.
                                               -----------------------------


                             -----------------------------------------------
                                            (Name and Address)


                     ii.     Administrative Committee
                        -----
                             Identification No.
                                               -----------------------------


                             -----------------------------------------------
                                             (Name and Address)


                             -----------------------------------------------
                                             (Name and Address)


                             -----------------------------------------------
                                             (Name and Address)


         3. Agent for Service of Legal Process


               a. Agent (select one):


                     i.     Employer
                       -----


                    ii.     Trustee
                       -----


                   iii.     Plan Administrator
                       -----


                    iv.     Other
                       -----     -------------------------------------------
                                            (Name)


               b. Address


                     i.     use Employer's address
                       -----


                    ii.     use Addresss below:
                       -----


                            ------------------------------------------------
                                        (street address)


                            ------------------------------------------------
                                           (city, state, zip)


II. DEFINITIONS


   A. ACTUARIAL EQUIVALENT:


     Except as provided in Section 2.2 of the Plan, the Actuarial Equivalent to another benefit shall be determined on the basis of the mortality table and the interest rate(s) specified below:


         1. PRE-NORMAL RETIREMENT DATE MORTALITY:          mortality table.
                                                 ----------


         2. POST-NORMAL RETIREMENT DATE MORTALITY:          mortality table.
                                                  ----------


         3. PRE-NORMAL RETIREMENT DATE INTEREST:          % per annum.
                                                ----------


         4. POST-NORMAL RETIREMENT DATE INTEREST:           % per annum.
                                                 -----------


         5. Section 417 Interest Rates applicable as follows:

            Notwithstanding the above, if a benefit is distributed in a form other than a nondecreasing annuity payable for a period not less than the life of a Participant (or in the case of a qualified pre-retirement survivor annuity, the life of the Surviving Spouse), the interest rate used in determining the Actuarial Equivalence of the portion of the excess benefit percentage that exceeds the base benefit percentage shall be the section 417 interest rate(s).


         6. FACTORS AND ASSUMPTIONS: For purposes of determining certain Actuarial Equivalents as indicated below, the following factors and assumptions shall be used (describe the factors and assumptions and the benefits and benefit forms to which they are applicable below or on an exhibit referenced below:


            ----------------------------------------------------------------


            ----------------------------------------------------------------

            (Note: The assumptions or factors must be specified in a manner which precludes Employer discretion.):


   B. COMPENSATION:


         1. Compensation will mean all of each Participant's (select one):


               a.     Section 3121(a) wages (W-2 earnings - wages as defined
                 -----
                      for purposes of calculating social security taxes)


               b.     Section 3401(a) wages (wages as defined for purposes
                 -----
                      of income tax withholding)


               c.     Compensation as that term is defined in section 415 of
                 -----
                      the Code


         2. Which is actually paid to the Participant during (select one):


               a.     the Plan Year
                 -----


               b.     the calendar year ending with or within the Plan Year
                 -----


               c.     the Limitation Year ending with or within the
                 -----
                      Plan Year


               d.     other (please specify)
                 -----                      --------------------------------

                      (must be determined on the basis of any consecutive period ending within the Plan Year which is at least 12 months in duration and applied uniformly to all Employees in the Plan)


         3. Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Code (select one):


               a.     shall be included in Compensation
                 -----


               b.     shall not be included in Compensation
                 -----


   C. COVERED EMPLOYEES:

     The Plan is extended to all Employees of the Employer who meet the age and service requirement of Section III except (select none, one or both):


         1.     Union Employees who are included in a unit of employees
           -----
                covered by a collective bargaining agreement between the Employer and the employee representatives, if retirement benefits were the subject of good faith bargaining and if pursuant to that agreement are professionals as defined in section 1.410(b)-9(g) of the proposed regulations.. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.


         2.     Nonresident aliens who receive no earned income from the
           -----
                Employer which constitutes income from sources within the United States.


   D. ENTRY DATE

     Entry Date shall mean (select one):


         1.     Dual Entry Date (the first day of the Plan Year and six (6)
           -----
                months later).


         2.     the first day of the Plan Year (select one):
           -----


                   a.     Nearest to the date an Employee first meets the
                     -----
                          age and service requirements in the Plan.


                   b.     In which an Employee first meets age and service
                     -----
                          requirements


                   c.     After the Plan Year in which an Employee first
                     -----
                          meets the age and service requirements in the Plan (eligibility must be age 20 1/2 and/or 6 months service or less without regard to the 1,000 Hours of Service requirement)


   E. HOURS OF SERVICE

     A Year of Service is ordinarily defined as 1000 Hours of Service.
     Hours of Service may be credited in a number of different ways. Select one of the methods listed below. The method selected will be applied to all Employees covered under the Plan.


         1.     On the basis of actual hours for which an Employee is paid
           -----
                or entitled to be paid.


         2.     On the basis of days worked:
           -----
                An Employee shall be credited with ten (10) Hours of Service if under Section 2.19 of the Plan the Employee would be credited with at least one (1) Hour of Service during the day.


         3.     On the basis of weeks worked:
           -----
                An Employee shall be credited with forty-five (45) Hours of Service if under Section 2.19 of the Plan the Employee would be credited with at least one (1) Hour of Service during the week.


         4.     On the basis of semi-monthly payroll periods:
           -----
                An Employee shall be credited with ninety-five (95) Hours of Service if under Section 2.19 of the Plan the Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.


         5.     On the basis of months worked:
           -----
                An Employee shall be credited with one hundred ninety (190) Hours of Service if under Section 2.19 of the Plan the Employee would be credited with at least one (1) Hour of Service during the month.


   F. SERVICE WITH A PREDECESSOR EMPLOYER

     Service for a predecessor employer, including service as a sole proprietor or partner (select one):


         1.     shall be taken into account for purposes of meeting the
           -----
                Years of Service requirements. (Check this option if predecessor employer maintained a plan.)


         2.     shall not be taken into account for purposes of meeting
           -----
                the Years of Service requirements.


   G. NORMAL RETIREMENT AGE

     Normal Retirement Age shall mean (select one):


         1.     age (not to exceed age 65).
           -----


         2.     the later of (a) the time the Participant attains
           -----
                age       (not to exceed 65) or (b) the completion
                   -------
                of the         (5th or less) Anniversary of the date
                      ---------
                upon which the Participant commenced participation in the Plan.


         3.     the later of (a) the time the Participant attains
           -----
                age        (not to exceed 65), or (b) the completion
                   --------
                of the        (5th or less) Anniversary of the date upon
                      --------
                which the Participant commenced participation, but in no event later than the Participant's seventieth (70th) birthday.


     If, for Plan Years beginning before January 1, 1988, Normal Retirement Age was determined with reference to the anniversary of the participation commencement date (more than 5 but not to exceed
     10 years), the anniversary date for Participants who first commenced participation under the Plan before the first Plan Year beginning on or after January 1, 1988, shall be the earlier of (A) the tenth anniversary of the date the Participant commenced participation in the Plan (or such anniversary as had been elected by the Employer, if less than 10) or (B) the fifth anniversary of the first day of the first plan year beginning on or after January 1, 1988. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

     If a plan or the Employer sponsoring the Plan imposes a requirement that a Participant retire upon reaching a certain age, the Normal Retirement Age may not exceed the mandatory retirement age.


   H. PERMITTED DISPARITY (Integration with Social Security)

     The benefits under this plan are integrated with Social Security. The retirement benefit is determined in accordance with the formula elected by the Employer in Section VI of this Adoption Agreement.

     For purposes of determining the retirement benefit the following definitions apply:


         1. BASE BENEFIT PERCENTAGE: The rate, expressed as a percentage of Compensation, at which Employer derived benefits are accrued with respect to Compensation of Participants at or below the integration level for the Plan Year.


         2. COVERED COMPENSATION: A Participant's covered Compensation for a plan year is the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) social security retirement age. No increases in covered Compensation shall decrease a Participant's Accrued Benefit under the Plan

            In determining a Participant's covered Compensation for a Plan Year, the Taxable Wage Base in effect for the current Plan Year and any subsequent Plan Year will be assumed to be the same as the Taxable Wage Base in effect as of the beginning of the Plan Year for which the determination is being made.

            A Participant's covered Compensation for a Plan Year before the 35-year period ending with the last day of the calendar year in which the Participant attains social security retirement age is the Taxable Wage Base in effect as of the beginning of the Plan year. A Participant's covered compensation for a Plan Year after that 35-year period is the Participant's covered Compensation for the Plan Year during which the Participant attained social security retirement age.


         3. EXCESS BENEFIT PERCENTAGE: The rate, expressed as a percentage of Compensation, at which Employer derived benefits are accrued with respect to Compensation of Participants above the integration level for the plan year.


         4. SOCIAL SECURITY RETIREMENT AGE: Age 65 if the participant attains age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 if the participant attains age 62 after December 31, 1999, but before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age 67 if the participant attains age 62 after December 31, 2016 (i.e., born after December 31, 1954).


         5. TAXABLE WAGE BASE: The contribution and benefit base in effect under section 230 of the Social Security Act at the beginning of the Plan Year.


         6. YEAR OF CREDITED SERVICE: Each year with the Employer with respect to which benefits are treated as accruing on behalf of the Participant for that year pursuant to Section 2.46 of the Plan.


III. ELIGIBILITY AND PARTICIPATION

    Each Employee shall be eligible to participate upon meeting the following requirements:


   A. ATTAINED AGE ON ENTRY DATE (select one):


         1.     No age requirement (only service).
           -----


         2.     Minimum age         (Not more than 21; or if Entry Date
           -----           ---------
                in Section II.D.2.c is selected, not more than 20.5.)


   B. LENGTH OF SERVICE ON ENTRY DATE (select one):


         1.     No Service requirement (only age).
           -----


         2.                years and           months of Service required.
           -----  ---------         -----------
                (Service cannot exceed one (1) year and zero (0) months if graded vesting is selected or two (2) years and zero (0) months if full and immediate vesting is selected. If Entry Date in Section II.D.2.c is selected, service cannot exceed six (6) months if graded vesting is selected or one (1) year and six (6) months if full and immediate vesting is selected.)


IV. NORMAL RETIREMENT BENEFIT

     Except as otherwise provided in Section IV.M of this Adoption Agreement, the provisions of Sections A. and I. below apply with respect to Plan Years, and benefits attributable to Plan Years, beginning after December 31, 1988.


   A. RETIREMENT BENEFIT

      The amount of the retirement benefit shall be           percent (%) of
                                                   -----------
      the Participant's Average Annual Compensation up to the
      integration level for the Plan Year (base benefit percentage),
      plus          percent (%) (not to exceed the base benefit percentage
          ----------
      by more than the maximum excess allowance) of the Participant's Average Annual Compensation in excess of the integration level for the Plan Year (excess benefit percentage).


      For purposes of the preceding paragraph, the maximum excess allowance is equal to the lesser of: (1) the base benefit percentage or (2) the applicable factor determined from Tables I or II in Appendix A multiplied by 35.

      If a Participant begins receiving benefits before Normal Retirement Age or before the Participant has completed thirty-five (35) years of credited service, the Participant's benefit will be limited in accordance with Section IV H and K of this Adoption Agreement.

      If a Participant's Accrued Benefit is adjusted in accordance with
      Section IV.M. of the Adoption Agreement, then, with respect to benefits accruing during Plan Years beginning after December 31, 1988, each Participant will accrue a benefit of not less than 25% of the Participant's total Average Annual Compensation. If an Employee has less than 50 years of credited service with the Employer, then such minimum percentage will be reduced by multiplying it by the following factor:


                   PARTICIPANT'S YEARS OF CREDITED SERVICE
                                  50


   B. Credited Years of Service shall be (select one):


         1.     All of an Employee's Years of Service with the Employer.
           -----


         2.     Years of Service during which an Employee is a Participant
           -----
                in the Plan.


   C. BENEFIT REDUCTION FOR SHORT SERVICE (SELECT ONE):


         1.     No reduction
           -----


         2.     Reduce benefit by        (e.g., 1/15) for each year of
           -----                 --------
                Service less than         (e.g., 15).  [Reduce benefit in
                                 ---------
                proportion to Years of Service.]


   D. INTEGRATION LEVEL

      The integration level for each Plan Year for each Participant shall be an amount equal to:


         1.     The Participant's covered Compensation for the Plan Year.
           -----


         2.     The Participant's covered Compensation under
           -----
                the         (year) covered Compensation table (can be the
                   ---------
                covered Compensation table for the current Plan Year or a prior Plan Year which is not earlier than the later of
                (a) the Plan Year five (5) years prior to the current Plan Year and (b) the Plan Year beginning in 1989). If the
                Plan Year entered is more than five (5) years prior to the current Plan Year, the Participant's covered Compensation will be that determined under the covered Compensation table for the Plan Year five (5) years prior to the current Plan Year.


         3.     The greater of $10,000 or one-half (1/2) of the covered
           -----
                Compensation of any person who attains social security retirement age during the Plan year.


         4.     $            (a uniform dollar amount not to exceed the
           ----- ------------
                greater of $10,000 or one-half (1/2) of covered Compensation of any person who attains Social Security retirement age during the Plan Year).


         5.     $            (more than $10,000, but not to exceed the
           ----- ------------
                greater of $25,450 or 150% of the covered Compensation of an individual attaining social security retirement age in the current Plan Year). (Use Table II in Appendix A for maximum excess allowance.)


         6.     A uniform percentage equal to         % (greater than
           -----                             ---------
                100 percent, but not greater than 150 percent of each Participant's covered Compensation for the current year, and in no event in excess of the Taxable Wage Base). (Use
                Table II in Appendix A for maximum excess allowance.)


   E. NORMAL FORM OF RETIREMENT BENEFIT (SELECT ONE):


         1.     Monthly life income.
           -----


         2.     Monthly life income with 60 installments certain.
           -----


         3.     Monthly life income with 120 installments certain.
           -----


   F. COMPENSATION SHALL BE AVERAGED OVER (SELECT ONE):


         1.     Career average (average of all years of participation).
           -----


         2.     Average of highest          consecutive years of
           -----                  ----------
                participation prior to the date the benefit is determined (not less than three (3) including the current Plan Year nor more than the nine (9) years beginning before the current Plan Year).


         3.     Average of highest            consecutive years of
           -----                  ------------
                participation (not less than three (3)) out
                of           year period prior to Normal Retirement
                  -----------
                Date (not less than three (3) including the current Plan Year nor more than the nine (9) years beginning before the current Plan Year.


   G. PERIOD OF COMPENSATION (select one):

      For purposes of determining Average Annual Compensation, a Year of Participation shall be based on (select one):


         1.     The Plan Year.
           -----


         2.     The calendar year ending with or within the Plan Year.
           -----


         3.     The Employer's fiscal year.
           -----


         4.     Other
           -----     -------------------------------------------------------

                Options 3 and 4 must be determined on the basis of any consecutive period ending within the Plan Year which is at least twelve (12) months in duration and applied uniformly to all Employees in the Plan.


   H. The minimum monthly retirement benefit shall be $            (not less
                                                       ------------
      than ten dollars ($10)).


   I. In the event a Participant's monthly Compensation changes by an amount
      that would adjust the monthly pension by $            not less than
                                                ------------
      ten dollars ($10)), the projected pension shall then be adjusted as provided in Sections 5.4 and 5.5 of the Plan.


   J. REDUCTION FOR BENEFITS COMMENCING BEFORE NORMAL RETIREMENT AGE

      If benefits commence before the Participant's Normal Retirement Age, in no event will the excess benefit percentage exceed the base benefit percentage by more than the early retirement factor in the applicable table from Appendix B multiplied by the Participant's years of credited service (not to exceed 35).


         A. BENEFITS BEGINNING ON OR AFTER AGE 55: If benefit payments commence in a month other than the month in which the Participant attains the age specified in the applicable table in Appendix B, the early retirement factor shall be determined by straight line interpolation in the applicable table above.


         B. BENEFITS BEGINNING BEFORE AGE 55: If benefit payments begin before the first day of the month in which the Participant attains age 55, the early retirement factor shall be the Actuarial Equivalent of the early retirement factor contained in the applicable table in Appendix B for a benefit commencing in the month in which the Participant attains age 55.


         C. DISABILITY BENEFIT: An unreduced disability benefit, other than a qualified disability benefit, commencing before normal retirement age will be treated as a benefit subject to the limitations of this section. A disability benefit is a qualified disability benefit only if the benefit: (1) is payable under the plan solely on account of a Participant's disability, as determined by the Social Security Administration,
            (2) terminates no later than the Participant's social security retirement age, (3) is not in excess of the amount of the benefit that would be payable if the participant had separated from service at Normal Retirement Age, and (4) upon attainment of early or Normal Retirement Age, the Participant receives a benefit that satisfies the accrual and vesting rules of section 411 (and the regulations thereunder) without taking into account the disability benefits made up to that age.


         D. NONANNUITY FORM OF BENEFIT: If a benefit is distributed in a form other than a nondecreasing annuity payable for a period not less than the life of a Participant (or in the case of a qualified preretirement survivor annuity the life of the Surviving Spouse), the amount of the benefit will be determined in accordance with Section II.A. of the Adoption Agreement.


   K. REDUCTIONS FOR PARTICIPANTS WITH LESS THAN 35 YEARS OF
      CREDITED SERVICE

      For Participants who are projected to have earned less than thirty-five (35) years of credited service as of the end of the Plan Year in which they attain Normal Retirement Age, the base benefit percentage and the excess benefit percentage will be reduced by multiplying them by a fraction, the numerator of which is the number of years of credited service the Participant is projected to have earned as of the end of the Plan Year in which the Participant attains Normal Retirement Age, and the denominator of which is thirty-five (35).

      The Accrued Benefit will be determined under the fractional method in Section 2.1 of the Plan.


   L. MINIMUM ACCRUED BENEFIT FOR TOP HEAVY PLANS

      For purposes of minimum Top-Heavy accruals, each non-key Employee will
      accrue a minimum benefit of         % (not less than two percent (2%))
                                 ---------
      of Compensation for each year the Plan is Top-Heavy.


   M. TRANSITIONAL RULE


         1. The following transitional rule shall apply to all Participants with at least one (1) Hour of Service in a Plan Year beginning after December 31, 1988:

            Each Participant's Accrued Benefit under the Plan shall be equal to the sum of:


               a. the Participant's Accrued Benefit, determined under the
                  Plan as of the close of the last Plan Year beginning before January 1, 1989, as if the Participant terminated employment with the Employer, and


               b. the Participant's Accrued Benefit with respect to years of credited service for Plan Years beginning after December 31, 1988, determined in accordance with the provisions of this Plan, as amended effective for Plan Years beginning on or after January 1, 1988, except that the number of years of credited service taken into account under the plan shall be limited to 35 minus the number of years of credited service completed by the Participant as of the close of the Plan Year beginning before January 1, 1989.


         2. Benefit Adjustments


               a. If, as of November 15, 1988, and without regard to any
                  plan amendments made after that date, the Plan contained a benefit formula under which the portion of a Participant's Accrued Benefit at retirement that is attributable to the Participant's period of service as of the close of the last Plan Year beginning before January 1, 1989, could be determined with reference to Compensation earned by the Participant in years beginning after December 31, 1988, then, with respect to each Participant who has at least one Hour of Service in any Plan Year beginning after December 31, 1988, the Participant's Accrued Benefit above shall be adjusted in accordance with steps 1 and 2 below:


                  Step 1:

                     Each Participant's frozen Accrued Benefit will be adjusted so that the base benefit percentage, determined with reference to all Years of Service as of the close of the freeze year, is not less than 50 percent of the excess benefit percentage, determined with reference to all Years of Service as of the close of the freeze year.


                  Step 2 (select one):


                         i.     The amount determined in step 1 shall be
                           -----
                                multiplied by a fraction (not less than 1), the numerator of which is the Participant's Average Annual Compensation, determined as of the current Plan Year, and using the same definition and Compensation formula used in determining the Participant's frozen Accrued Benefit, and the denominator of which is the Participant's Average Annual Compensation determined as if the Participant terminated employment as of the close of the last Plan Year beginning before January 1, 1989, without regard to any amendment made after that date.


                        ii.     The Participant's frozen Accrued Benefit
                           -----
                                shall be multiplied by a fraction (not less than 1), the numerator of which is the Participant's Compensation, for the current year, and the denominator is the Participants Compensation for the freeze year. For purposes of this paragraph, Compensation shall mean Compensation determined under the Compensation formula in
                                Section IV.F of the Adoption Agreement,
                                using the definition of Compensation in
                                effect under the Plan for the relevant year.


                       iii.     The Participant's frozen Accrued Benefit
                           -----
                                shall be multiplied by a fraction (not less than 1), the numerator of which is the Participant's Compensation for the current year, determined under the Compensation formula in Section IV.F of the Adoption Agreement, and the denominator is the Participant's reconstructed Compensation for the freeze year.


         3. Definitions for purposes of this Section:


               a. FROZEN ACCRUED BENEFIT: A Participant's Accrued Benefit
                  under the Plan as in effect on November 15, 1988, determined as of the close of the last Plan Year beginning before January 1, 1989, as if the Participant terminated employment with the Employer on that determination date, and without regard to any amendment made to the Plan after November 15, 1988.


               b. FREEZE YEAR: The last Plan Year beginning before
                  January 1, 1989.


               c. RECONSTRUCTED COMPENSATION: Shall be equal to the
                  Compensation for the Plan Year elected by the Employer in the Adoption Agreement (post-freeze year), using the definition of Compensation in effect under the Plan for the year selected, determined under the Compensation formula in Section IV.E of the Adoption Agreement, multiplied by a fraction, the numerator of which is the Participant's actual Compensation used in determining the Participant's frozen Accrued Benefit, and the denominator of which is the Participant's Compensation for the post freeze year using the Compensation definition and Compensation formula used in the numerator.

                     For purposes of calculating a participant's
                     "reconstructed Compensation", the post-freeze year shall be the Plan Year beginning in (select one):


                       i.     1989
                         -----


                      ii.     1990
                         -----


                      iii.    1991
                          ----


V. VESTING


   A. Subject to the provisions of Article IX of the Plan, the nonforfeitable percentage of a Participant's Accrued Benefits derived from Employer contributions prior to attainment of Normal Retirement Age shall be (select one):


         1.     100% immediate vesting
           -----


         2.     100% vesting after three (3) Years of Service (if entry date
           -----
                is before one (1) year and zero (0) months.)


         3.     100% vesting after five (5) Years of Service.
           -----


         4.     Six-Year Graded Vesting
           -----


                YEARS OF SERVICE                      VESTED PERCENTAGE

                    1                                       0%
                    2                                      20%
                    3                                      40%
                    4                                      60%
                    5                                      80%
                    6                                     100%


         5.     Three to seven year graded vesting
           -----


                YEARS OF SERVICE                      VESTED PERCENTAGE

                    1                                       0%
                    2                                       0%
                    3                                      20%
                    4                                      40%
                    5                                      60%
                    6                                      80%
                    7                                     100%


VI. RETIREMENT BENEFITS


   A. JOINT AND SURVIVOR ANNUITY

      The percentage of the survivor annuity under Article VIII of the Plan
      shall be        % (not less than 50 nor greater than 100) of the
              --------
      amount of the annuity payable during the joint lives of the Participants and his/her spouse.


   B. EARLY RETIREMENT (select one):


         1.     Early Retirement not permitted.
           -----


         2.     A Participant may retire within the ten (10) year period
           -----
                immediately preceding his Normal Retirement Date, provided
                he has completed at least          Years of Service (not to
                                         ----------
                exceed ten (10) and          years of participation (not
                                   ----------
                to exceed ten (10)) in the Plan.


   C. DISABILITY RETIREMENT BENEFITS

      The disability retirement benefit shall be equal to (select one):


         1.     100% of the Participant's Accrued Benefit
           -----


         2.     The Participant's vested Accrued Benefit.
           -----


   D. DEFERRED RETIREMENT


         1. If a Participant remains in employment after his or her Normal Retirement Date, the Participant's Accrued Benefit shall be payable (select one):


               a.     At the Normal Retirement Date.
                 -----


               b.     On the first day of the month on or after the earlier
                 -----
                      of the actual retirement date or the required beginning date.


         2. A Participant's Deferred Retirement benefit payable at the Deferred Retirement Date shall be as follows (select one):


               a.     The Actuarial Equivalent of the benefit to which the
                 -----
                      Participant would have received at the Normal Retirement Date.


               b.     The Actuarial Equivalent of a separate fund
                 -----
                      established at the Participant's Normal
                      Retirement Date.


VII. PRE-RETIREMENT DEATH BENEFIT

      The pre-retirement death benefit for a married Participant shall be a pre-retirement survivor annuity. The present value of any benefit hereunder shall be based on the same interest rate assumption and mortality table as is used to compute the Actuarial Equivalence of optional forms of benefits under the plan. The pre-retirement death benefit payable under this plan is (select one of the following options):


               A.     None, other than the qualified pre-retirement
                 -----
                      survivor annuity.


               B.     The qualified pre-retirement survivor annuity plus the
                 -----
                      proceeds of insurance policies purchased on the Participant's life; provided that any death benefit in addition to the qualified pre-retirement survivor annuity shall be reduced to the extent necessary so that the sum of the additional benefit and the actuarial value of the qualified pre-retirement survivor annuity does not exceed 100 times the Participant's anticipated monthly benefit. For purpose of this requirement, the total face amount of
                      policies purchased will be          (fill in the
                                                ----------
                      amount but not in excess of 100) times the Participant's anticipated monthly benefit.


               C.     The qualified pre-retirement survivor annuity plus the
                 -----
                      excess, if any, of the present value of the Participant's Accrued Benefit minus the actuarial value of the qualified pre-retirement survivor annuity.


               D.     The qualified pre-retirement survivor annuity plus, if
                 -----
                      a positive amount, the incidental reserve. The incidental reserve equals the proceeds of insurance policies purchased on a Participant's life plus the theoretical ILP reserve minus the sum of the actuarial value of the qualified pre-retirement survivor annuity and the cash value of the policies purchased. For purpose of this requirement, the face amount of the insurance policies will be that purchasable
                      by          (fill in the amount but not greater than
                        ----------
                      66 if whole life and not greater than 33 if term and/or universal life) percent of the Theoretical Contribution.


      For purposes of D. above, the theoretical ILP reserve is the reserve that would be available at the time of death if for each year of plan participation a contribution had been made on behalf of the Participant in an amount equal to the Theoretical Contribution.

      For purposes of B., C. and D. above, the calculations for present value and actuarial value of any benefit shall be based on the following assumptions:


         Interest rate:          %
                       ----------


         Mortality table:
                         ---------------------------------------------------


VIII.  LIFE INSURANCE CONTRACT LIMITATIONS

      Where Contracts have been selected for a portion of the funding, the initial death benefit under the Contract and any increases in case of death prior to Normal Retirement Date shall be up to one hundred (100) times the amount of the anticipated Normal Monthly Retirement Benefit in the case of a Participant insurable at standard rates.


         1. If the funding media is a Contract which includes an insurance risk and the Participant is not insurable at standard rates or declines to have life insurance purchased on his or her behalf, the following action shall be taken by the Trustee. A deferred annuity Contract may be purchased for the Participant in lieu of the rated Contract. In absence of directions to the contrary, the premium shall be an amount equal to the premium that would have been expended for the whole life insurance Contract.

            In the case of those individuals who are only insurable at a substandard rate (select one):


               a.     The Employer elects by written notice filed with the
                 -----
                      Trustee to pay the additional premium for Participants insurable at substandard rates. The Employer shall treat all Participants alike with respect to the payment of rated premiums.


               b.     For a Participant insurable only at substandard rates
                 -----
                      the whole life level annual premium Contracts shall provide a death benefit in the event of death prior to Normal Retirement Date graded or reduced from the face amount that would have been issued on standard rates. The amount of the death benefit shall be that which can be purchased by a premium equal to the premium for standard issue, determined by the Insurer in accordance with the amount of the rating. (This option not available where elective income endowment Contracts are used.)


         2. Maximum Issue Ages (please complete):

            No Contract shall be issued to or additional Contract purchased in the case of a Participant who has attained his or
            her          birthday.  The amounts that would have been used to
               ----------
            pay these premiums shall be applied to one of the other forms of investments as the Plan Administrator deems appropriate, which may include a different type of Contract.


         3. Minimum Amounts of Whole Life Level Annual Premium Additions permitted:

            No policy shall be applied for unless the amount of premium to be applied will purchase a Contract providing a face amount of insurance in the amount of $2,500 or more.


         4. The Contracts shall contain an option either upon payment of a special premium or upon payment of the guaranteed conversion cost, to convert or exchange the Contract on Normal Retirement Date into one providing a monthly retirement income beginning at the Normal Retirement Date.

            Each Contract or any agreement with the Insurer relating thereto shall specifically provide that the Contract may be converted at the Normal Retirement Date of the Participant. On or before the reaching of Normal Retirement Date by each Participant, the Trustee shall use the funds in the Trust Fund to convert the Contract(s) on the life of the Participant into a Contract(s) providing a monthly retirement income for the Participant in the amount to which the Participant is entitled under the provisions of this Plan or shall convert the Contract to cash, or shall distribute the Contract(s) to the Participant all in accordance with the provisions of this Plan.


IX. LOANS TO PARTICIPANTS (SELECT ONE):


   A. Loans to self-employed individuals and to more than 5% owners are prohibited transactions unless an exemption is obtained from the Department of Labor (select one):


         1.     Loans shall not be allowed.
           -----


         2.     Loans shall be allowed
           -----


XII. RELIANCE ON OPINION LETTER

      The Internal Revenue Service has approved this Plan as a prototype.
      An Employer who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in section 419(e) of the code, which provides post-retirement medical benefits allocated to separate accounts for key Employees, as defined in section 419A(d)(3) of the Code, or an individual medical account, as defined in section 415(l)(2) of the Code) in addition to this Plan may not rely on the opinion letter issued by the National office of the Internal Revenue Service as evidence that this Plan is qualified under section 401 of the Internal Revenue Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that his or her plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

      In addition, the Employer may rely upon the opinion letter issued by the National Office of the Internal Revenue Service only if the plan adopted by the Employer satisfies one of the safe-harbors provided in regulations under section 401(a)(26) of the Code with respect to its prior benefit structure or is deemed to satisfy section 401(a)(26) under those regulations.

      This Adoption Agreement may be used only in conjunction with Lutheran Brotherhood's basic Defined Benefit Plan and Trust, document #02.


XIII. DECLARATIONS

      To establish the Trust, the initial contribution shall be credited as specified by the Employer. Future contributions shall be credited in accordance with the directions of the Employer. The Employer


         1. Acknowledges receipt of the current prospectus of any mutual fund which it has selected for investment of contributions to the Trust;


         2. Agrees to provide any Participant who contributes under the Trust a prospectus of any mutual fund in which his or her contributions may be invested;


         3. Agrees that any direction to the Trustee to invest a contribution in a particular mutual fund shall be a representation to the Trustee that the appropriate prospectus has been received and examined by the party making such contribution;


         4. Acknowledges receipt of the appropriate life insurance commission disclosure statements required for investment of Trust funds in life insurance Contracts;


         5. Agrees to file with the Internal Revenue Service and the Department of Labor all information as to any taxable or Plan Year which is required of the Employer to be filed with said agencies.



      This Adoption Agreement and related documents are important legal instruments with legal and tax implications for which neither the Sponsor nor the representative of the Sponsor can assume responsibility. The Sponsor urges the Employer to consult with its own attorney with regard to the adoption of this Plan and its suitability to the Employer. It is understood and agreed that neither the Trustees nor the Sponsor shall be responsible for the tax and legal aspects of the Trust, full responsibility for which is assumed by the undersigned Employer, which hereby states that it has consulted legal and tax counsel to the extent considered necessary.


      The undersigned Employer and Trustee consent to the exercise by the Sponsor of the right of amendment set forth in Section 15.2 of the Plan. Lutheran Brotherhood will inform the adopting Employer of any amendments made to the Plan or of discontinuance or abandonment of the Plan.



The Trust is signed this        day of                , 19    .
                        --------      ----------------    ----


------------------------------------------------------------
                    (Name of Employer)

By
   ---------------------------------------------------------
             (Signature of authorized officer)


   ---------------------------------------------------------
               (Title of authorized officer)



Appointment as Trustee accepted:

By
   ---------------------------------------------------------
                    (Trustee Signature)

By
   ---------------------------------------------------------
                    (Trustee Signature)

By
   ---------------------------------------------------------
                    (Trustee Signature)



Appointment as Plan Administrator accepted:


------------------------------------------------------------
(To be signed by Plan Administrator if other than Employer.)



Sponsoring organization:

    Lutheran Brotherhood
    625 Fourth Avenue South
    Minneapolis, MN 55415
    (612) 340-7000